Exhibit 10.83

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

STRICTLY CONFIDENTIAL

BROADBAND ACCESS NETWORK GENERAL TERMS AND CONDITIONS

between

RELIANCE INFOCOMM LIMITED,

“Reliance”

and

UTSTARCOM INC.,

“Vendor”

Dated as of October 1, 2002

Table of Contents

Section 1.	BACKGROUND
1.1	The Reliance Vision
1.2	General Terms
1.3	Contracts
1.4	Purchase Orders
1.5	Procedures Manual
1.6	Priority

Section 2.	DEFINITIONS AND INTERPRETATION
2.1	Definitions
2.2	Interpretation

Section 3.	SCOPE OF WORK AND RESPONSIBILITIES
3.1	Overview
3.2	Work Not Described Elsewhere
3.3	Task Orders for Services
3.4	Continuous Improvement
3.5	Termination Assistance Services
3.6	Exclusivity
3.7	Use of Third Parties
3.8	Vendor Developments
3.9	Right of Inspection
3.10	References to Certain Sources
3.11	Review of Documents
3.12	Eligibility under Applicable Laws and Applicable Permits
3.13	Liens and Other Encumbrances
3.14	Vendor To Inform Itself Fully; Waiver of Defense
3.15	Reliance's Right to Suspend Work
3.16	Forward Price Assurance
3.17	Third Party Contracts
3.18	Network Integration
3.19	Not used
3.20	Sales to Competitors
3.21	Insurance

Section 4.	SITES, SOFTWARE AND EQUIPMENT
4.1	Sites
4.2	Software and Equipment
4.3	Updates and Upgrades

Section 5.	PERFORMANCE WARRANTY AND LIQUIDATED DAMAGES
5.1	Special Provisions for Substantial Completion:
5.2	Performance Certification
5.3	Problem Analysis
5.4	Continuous Improvement Reviews
5.5	Satisfaction Surveys

i

5.6	Performance Failure
5.7	Liquidated Damages

Section 6.	PROJECT PERSONNEL
6.1	Key Personnel
6.2	Approval of Key Personnel
6.3	Continuity of Key Personnel
6.4	Vendor Program Manager
6.5	Vendor Personnel Are Not Reliance, Reliance Affiliate or User Employees
6.6	Replacement, Qualifications, and Retention of Vendor Personnel
6.7	Reliance Approval of Vendor Personnel
6.8	Union Contracts and Applicable Laws

Section 7.	VENDOR'S RESPONSIBILITIES
7.1	Committees and Meetings
7.2	Documentation and Records
7.3	Reports
7.4	Meetings
7.5	Quality Assurance
7.6	Architecture, Standards and Information Technology and Telecommunications Planning
7.7	Time, Date and Location Processing Compliance
7.8	Access to Specialized Vendor Skills and Resources
7.9	Standby Letter of Credit
7.10	Planning
7.11	Disaster Recovery

Section 8.	RELIANCE RESPONSIBILITIES
8.1	Responsibilities

Section 9.	AFFILIATES
9.1	Affiliates
9.2	Affiliate Rights and Obligations

Section 10.	SUBCONTRACTORS
10.1	Subcontractors
10.2	Vendor's Liability
10.3	Assignability of Subcontracts to Reliance
10.4	Subcontractor Insurance
10.5	Vendor Warranties
10.6	Payment of Subcontractors

Section 11.	TERM

Section 12.	CHARGES
12.1	General
12.2	Volume/Trade Discount
12.3	Third Party Fees
12.4	Expenses
12.5	Proration
12.6	Reliance Benchmarking Reviews
12.7	Annual Price Improvement

12.8	Rate Review
12.9	Anti-Backsliding
12.10	Extraordinary Events
12.11	Audit Rights
12.12	Asset Register
12.13	Price Reduction
12.14	Reliance Policies and Procedures

Section 13.	INVOICING AND PAYMENT
13.1	General
13.2	Invoicing
13.3	Credits
13.4	Payment Due
13.5	Disputed Charges
13.6	Stale Invoices

Section 14.	ORDERING AND DELIVERY
14.1	Forecasts of Products and Services
14.2	Ordering
14.3	Change Orders
14.4	Delivery
14.5	Cancellation
14.6	No Payment in Event of Material Breach

Section 15.	INTELLECTUAL PROPERTY
15.1	License Grants
15.2	Ownership Rights
15.3	Vendor Disclosure and Cooperation
15.4	Marks
15.5	Required Consents
15.6	Intellectual Property Warranties
15.7	Infringement
15.8	Survival

Section 16.	TITLE AND RISK OF LOSS
16.1	Title
16.2	Risk of Loss

Section 17.	FORCE MAJEURE

Section 18.	TAXES, DUTIES, OTHER LEVIES OR INCIDENTAL CHARGES

Section 19.	DISCONTINUATION AND TECHNOLOGY FORECAST
19.1	Discontinuation
19.2	Technology Forecast

Section 20.	INDEMNIFICATION AND LIABILITY LIMITATION
20.1	Vendor Indemnity
20.2	Reliance Indemnity
20.3	Liability
20.4	Limitation on Liability

20.5	Damages for Fraud, Gross Negligence or Willful Misconduct
20.6	Claims Procedure

Section 21.	REPRESENTATIONS AND WARRANTIES
21.1	Representations and Warranties of the Vendor
21.2	Bring Down
21.3	Representations and Warranties of Reliance
21.4	Bring Down

Section 22.	DISPUTE RESOLUTION
22.1	Interpretation
22.2	Negotiation
22.3	Arbitration

Section 23.	TERMINATION AND EVENTS OF DEFAULT
23.1	Reliance's Right of Termination
23.2	Vendor's Right of Termination
23.3	Continuing Obligations; Survival

Section 24.	MISCELLANEOUS
24.1	Amendments
24.2	Offset
24.3	Assignment
24.4	Notices
24.5	Independent Contractor
24.6	Inducements
24.7	Headings
24.8	Severability
24.9	Waiver
24.10	Public Statements
24.11	Records and Communications
24.12	Specifications
24.13	Financing Parties Requirements
24.14	Confidentiality
24.15	Entirety of Contract; No Oral Change
24.16	Publicity
24.17	Change of Control of the Vendor
24.18	Non-Recourse
24.19	Further Assurances
24.20	Counterparts
24.21	Time is of the Essence
24.22	Construction
24.23	Improvements, Inventions and Innovations

EXHIBIT

Exhibit A	Specifications (Including Annexures)

SCHEDULES

v

BROADBAND ACCESS NETWORK GENERAL TERMS AND CONDITIONS

These Broadband Access Network General Terms and Conditions (the “General Terms”) are effective as of October 1, 2002 (the “Effective Date”), by and between Reliance Infocomm Limited, a company incorporated and registered under the Companies Act, 1956 and having its Registered Office at Avdesh House, Pritam Nagar, 1st Slope, Ellis Bridge, Ahmedabad 380006, Republic of India (hereinafter referred to as “Reliance” which expression, unless repugnant to the context or meaning thereof, shall mean and include its successors and permitted assigns), and UTStarcom Inc., a company incorporated under the laws of Delaware and having its principal offices at 1275 Harbor Bay Parkway, Alameda, California 94502, U.S.A (hereinafter referred to as the “Vendor”, which expressions, unless repugnant to the context or meaning thereof, shall mean and include its permitted successors and assigns and, together with Reliance, the “Parties” and each, a “Party”).

RECITALS:

(a)                                  Reliance has obtained the following licenses from the Department of Telecommunications, Ministry of Communications, Government of India:

(i)                                     national long distance operation;

(ii)                                  basic telephone services in seventeen (17) telecom circles in India; and

(iii)                               International long distance operations

that can be used for transporting voice, video and data telecommunications in India.

(b)                                 Vendor has represented that it has the requisite knowledge, expertise, technical know-how, experience, resources, infrastructure and intellectual property for the design, manufacture, development, procurement, installation, configuration, integration, operations, management, maintenance and administration of all Products and Services contemplated by the Documents.

(c)                                  The Parties desire to establish a master set of general terms and conditions that shall govern all hardware, software and services provided by or for Vendor to Reliance and the Users as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.                 BACKGROUND

1.1  The Reliance Vision.

1.1.1           Reliance desires to construct a telecommunications network in the Republic of India and to provide advanced optical, wireless and wireline voice, video and data services across the Republic of India and throughout other areas of the world, either directly to its end customers or through services resold by other telecommunications carriers. Reliance and its Affiliates have been providing GSM mobile wireless services in seven (7) telecommunications circles and basic telecommunications services in one (1) telecommunications circle.  Reliance and its Affiliates have placed fiber-optic cable along rights of way and desire to sell certain strands of “dark” fiber capacity and to “light” the remaining fiber-optic cable by attaching optical-electronic equipment in order to create a telecommunications traffic transport network throughout India.  This fiber-optic network will serve as a “backbone” to which Reliance will interconnect various wireless and wireline networks, switching equipment and monitoring, management and administrative systems to create an integrated telecommunications network.

1.1.2                                  Reliance has received authority to provide basic local and long distance services in India. Using appropriate wireless and wireline technologies Reliance seeks to provide basic local telecommunications services.  Reliance seeks to develop a backbone network that will provide national long distance services, high capacity access for business customers and points of interconnection to local loops. Finally, Reliance seeks to interconnect its integrated network with those of other telecommunications providers.

1.1.3                                  Reliance’s objective is to implement this integrated network such that it can provision, transport, monitor, manage, maintain and administer all types of telecommunications traffic.  As a result, the network envisioned by Reliance also includes network operations centers (“NOCs”) to constantly monitor the status of the network, and a full suite of software support systems (e.g., enterprise, operations and billing) to permit Reliance to provide all its anticipated voice, data and enhanced services efficiently, to monitor the services being provided and to invoice its customers on an accurate and timely basis for such services.  Reliance will also require optimization and maintenance services to ensure the network provides the levels of service demanded by Reliance’s potential customers.

1.1.4                                  In summary, Reliance desires to retain the services of appropriate contractors to provision, build, operate, manage, maintain and administer the Broadband Access Reliance Network and associated operations, billing and Enterprise support systems.  Such services may include the following:

(a)                                  Design of some sections of the Broadband Access Reliance Network and confirmation of the designs already developed by Reliance;

(b)                                 Engineering of the various sections of the Broadband Access Reliance Network;

(c)                                  Supply of equipment for the Broadband Access Reliance Network;

(d)                                 Supply of software for the Broadband Access Reliance Network;

(e)                                  Installation of equipment;

(f)                                    Installation of software;

(g)                                 Commissioning of the sections of the Broadband Access Reliance Network for service;

(h)                                 Optimization of the sections of the Broadband Access Reliance Network;

(i)                                     Construction, provisioning, configuration, operation, management and maintenance of NOCs, including the Wireless NOC and the Backbone NOC and the links to the NOCs and the integration of all Reliance and other customer and services provider products, networks and NOCs where requested by Reliance to assure Interoperability;

(j)                                     Management of integration of all Products supplied by Vendor with all products comprising the Broadband Access Reliance Network;

(k)                                  Interconnection of the Broadband Access Reliance Network with other networks;

(l)                                     Maintenance of the Broadband Access Reliance Network;

(m)                               Monitoring of the Broadband Access Reliance Network;

(n)                                 Implementation of, and integration of Vendor’s Products with, operational support systems (“OSS”), operational management systems (“OMS”), billing support systems (“BSS”) and enterprise support systems (“ESS”) for the Broadband Access Reliance Network; and

(o)                                 Project and program management for the entire process.

1.1.5                                  Reliance has disclosed the implementation plans of the program to Vendor and Vendor acknowledges that it is fully aware of the technical details and Timetables of the program and the requirements of and Specifications for the Equipment, Software and Services required to achieve the goals, objectives and purposes set forth in the Documents.  As a result, Reliance and Vendor have negotiated the Documents to describe the contractual rights and responsibilities between Reliance and Vendor with respect to the implementation of the Broadband Access Reliance Network, as it evolves and continuously improves during the Term.  Vendor is skilled and experienced in, and desires to provide, these services to Reliance in accordance with the provisions and the objectives set forth herein.

1.2  General Terms.

During the Term, Vendor shall offer to Reliance and Reliance may obtain from Vendor, certain Equipment, Software and Services in accordance with the terms and conditions set forth in the Documents.  The Parties desire to enter into these General Terms to define the terms and conditions that shall govern their relationship, allocate certain responsibilities and provide certain price preferences and other incentives that shall apply to all Equipment, Software and Services purchased by or for Reliance from the Vendor.  The General Terms do not obligate Reliance to purchase any specific equipment, software or services except as otherwise set forth in the Documents.  The Vendor shall not and these General Terms do not impose any condition on Reliance to purchase any equipment, software or services as a precondition to sale, purchase or supply of any other equipment, software or services required by the Documents. The Vendor shall provide all Products and Services to Reliance pursuant to and in accordance with the Specifications, these General Terms and other applicable Documents.  Except to the extent a contrary intent is set forth herein, all Products and Services shall be subject to Acceptance Testing in accordance with the applicable Acceptance Tests as set forth in the Specifications.

1.3  Contracts.

Vendor shall provide Equipment to Reliance pursuant to a Broadband Access Equipment Contract (the “Broadband Access Equipment Contract”). Vendor shall provide Software to Reliance pursuant to a Broadband Access Software Contract (the “Broadband Access Software Contract”). Vendor shall provide Services to Reliance pursuant to a Broadband Access Services Contract (the “Broadband Access Services Contract”). Each of the Broadband Access Equipment Contract, the Broadband Access Software Contract and the Broadband Access Services Contract is a “Contract” and collectively are the “Contracts.”

1.4  Purchase Orders

Reliance shall only be obligated to pay for Equipment, Software and Services provided by or for the Vendor pursuant to, and in accordance with, each Purchase Order.  Reliance shall be permitted to modify the form of Purchase Order and Task Order in its discretion if it is necessary to do so.

1.5  Procedures Manual

1.5.1                                  As part of the Work, and at no additional cost to Reliance, Vendor shall deliver to Reliance for its review, comment and approval (a) an outline of a Procedures Manual within [***] following the Effective Date of each Contract, and (b) a final draft of such Procedures Manual at least [***] prior to the Commencement Date of each Contract; provided, that Vendor shall in all events have a minimum of [***] in which to deliver such final draft to Reliance.  At a minimum, the Procedures Manual shall include all information typically addressed by Vendor in its Procedures Manuals and the following:

[***]

1.5.2                                  Vendor shall perform the Work in accordance with the Documents.  The Procedures Manual shall be delivered and maintained by Vendor in both Microsoft Word and web-based HTML/XML format.  Paper copies of the Procedures Manual shall be delivered, and electronic copies of the Procedures Manual shall be emailed, to Reliance designated personnel upon the completion of each draft, when finalized by the Parties and whenever the Procedures Manual is subsequently updated or otherwise modified.  Vendor shall promptly modify and update the Procedures Manual to reflect changes in the operations or procedures described therein, and shall provide the proposed changes in the manual to Reliance for review, comment and written approval.

1.6  Priority.

In the event of a conflict between these General Terms and any other document, the following order of priority shall be applied:

1.                                       General Terms, supersede;

2.                                       Contracts, which supersede;

3.                                       Specifications, which supersede;

4.                                       Purchase Orders, which supersede;

5.                                       the Procedures Manual.

provided, (a) that in the event of a conflict or inconsistency between any schedule or exhibit or an attachment to the General Terms or any Contract, the General Terms or the concerned Contract, as applicable, shall prevail; (b) that in the event identical defined terms are provided for in two or more Documents, the term as defined in any such Document shall control as to such Document (e.g., the “Effective Date” as defined in any Contract shall be the effective date applicable to such Contract) and (c) that in the event the Net Price for any Product or Service, when calculated under the terms of the General Terms or terms of any agreement results in different Net Prices, Reliance shall in all events be charged the lowest Net Price so determined.

SECTION 2.         DEFINITIONS AND INTERPRETATION

2.1  Definitions.

As used in the Documents, capitalized terms shall have the meaning set forth herein, or if there is no express definition set forth herein, the meaning set forth in an applicable Document.

“Acceptance” or “Accepted”

the successful completion of all of the Acceptance Tests and requirements as set forth in the Documents in respect of the Broadband Access Reliance Network or any relevant portion thereof. In the event that the Acceptance Tests as set forth in the Documents in respect of any Products have not been completed within [***] after the delivery of such Products due to reasons attributable to Reliance under the responsibility matrix set forth in the Specifications then such Products shall be deemed to have achieved Acceptance on the expiry of such [***] period.

“Acceptance Certificates”

those written certificates provided by Reliance to the Vendor evidencing Reliance’s Acceptance of the Products, Services and the Initial Broadband Access Reliance Network or the Broadband Access Reliance Network or any relevant portion thereof pursuant to and in accordance with the Specifications and the Performance Criteria. With respect to Expansions, Reliance shall provide Vendor with Acceptance Certificates once every calendar month setting forth the Products that have achieved Acceptance during the preceding calendar month.

“Acceptance Tests” and “Acceptance Testing”

the collective reference to the performance and reliability demonstrations and tests relating to acceptance set forth in the Specifications.

“Ad Hoc Reporting Baseline”

has the meaning ascribed thereto in Section 7.3.

“Ad Hoc Reports”

has the meaning ascribed thereto in Section 7.3.

“Additional Reports”

has the meaning ascribed thereto in Section 7.3.

“Affiliate”

means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under direct, indirect or common Control with, such Person. For the purposes of this definition of “Affiliate,” “Control,” “Controlled” or “Controlling” shall mean, with respect to any Person, any circumstance in which such Person is controlled by any other Person by virtue of the latter Person controlling the composition of the board of directors or managers or owning the largest or controlling percentage of the voting securities or interests of such Person or otherwise.  For the avoidance of doubt it is clarified that a mere holding by a Person of the largest percentage of the voting securities or interest of another Person shall not make the latter an Affiliate of the former under this definition unless it also controls the latter Person.

“Annual Price Improvement”

a discount calculated on the lowest Net Price paid or payable for any given Product in the previous [***] period in which Reliance has purchased such Product, to determine the Net Price applicable to purchases of such Product by Reliance in succeeding [***] periods as set forth in the table below.  Such discounts shall be applied on a compounding basis.

[***]

“Applicable Laws”

as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, all domestic and foreign laws (including, but not limited to, any Environmental Laws), treaties, ordinances, judgments, decrees, injunctions, writs, orders and stipulations of any court, arbitrator or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or (ii) having jurisdiction over all or any part of the Broadband Access Reliance Network or the Work to be performed pursuant to the terms of the Documents.

“Applicable Permits” or “Permits”

any waiver, exemption, building, variance, franchise, permit, authorization, approval, license or similar order of or from any domestic or foreign, federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body having jurisdiction over all or any part of the Broadband Access Reliance Network or the Work to be performed pursuant to the terms of the Documents.

“Backwards Compatibility” or “Backwards Compatible”

means (i) with respect to all Updates, Upgrades and Combined Releases relating to Software, the ability of the greater of (A) each of the prior [***] Major Releases, or (B) the number of Major Releases issued by Vendor within a period of [***] prior to the integration into the Broadband Access Reliance Network of such Update, Upgrade and/or Combined Release relating to Software, to remain fully functional in accordance with and up to the performance levels to which each was performing immediately prior to the integration with such Update, Upgrade and/or Combined Release relating to Software, and the ability of such Update, Upgrade and/or Combined Release to Interoperate and be compatible with all such functionality of such prior Software versions and with all existing in-service Vendor provided Products already installed in the Broadband Access Reliance Network; (ii) with respect to all Updates, Upgrades and Combined Releases (to the extent of that portion of the Combined Release that is the Update or the use of which by Reliance is not optional without losing the benefit of the Update (for these purposes a “New Equipment Release” means collectively such Update and such non-optional portion of such Combined Release) relating to Equipment, the ability of the existing Broadband Access Reliance Network infrastructure to remain fully functional in accordance with and up to the performance levels to which it was performing immediately prior to the integration with the New Equipment Release, and the ability of the New Equipment Release to Interoperate and be fully compatible with all such functionality of such existing infrastructure and (iii) with respect to each of (A) Updates, Upgrades and Combined Releases relating to Software, and (B) New Equipment Releases, the ability of each of the Products set forth in (A) and (B) to comply with the existing interfaces to other third party equipment and software already deployed in the Broadband Access Reliance Network and with respect to which Vendor is already in compliance prior to the introduction of the Products set forth in (A) and (B).

“BAN”

means the physical location where the Broadband Access traffic from various BNs is aggregated, processed and interconnected to the other components of the Broadband Access Reliance Network.

“BAN Terminal”

means the Network Element forming part of the Broadband Access Reliance Network that is located at the BAN location of the Broadband Access Reliance Network

“BA Ring”

means a discrete portion of the Broadband Access Reliance Network, comprising of one or more BN Terminals and the associated BAN Terminal, connected in a ring and satisfying the specifications for the SDH Equipment or any other protection mechanism as set forth in the Specifications.

“BN”

means the physical location where the Broadband Access traffic from various CPEs is aggregated, processed and interconnected to the other components of the Broadband Access Reliance Network.

“BN Terminal”

means the Network Element forming part of the Broadband Access Reliance Network described in the Specifications that is located at the BN location of the Broadband Access Reliance Network, including without limitation any CPE’s that may be located at such BN location.

“Benchmarker”

has the meaning ascribed thereto in Section 12.6.

“Benchmarking”

has the meaning ascribed thereto in Section 12.6.

“Best-in-Class Performance”

for the applicable measurement period for any Deliverable, the average of the [***] highest performance standards identified by the Benchmarker as comparable.

“Best Practices”

with respect to any item of Work, those customs, practices, processes and methods used by the leading contractors providing deliverables similar to such item to design,

manufacture, develop, install, commission, optimize, maintain and monitor such item, including the process and quality recommendations of any industry- or sector-wide standard setting organizations.

“Bill of Quantities” or “BOQ”

the final as-built bill of quantities of Products in the Initial Broadband Access Reliance Network, at the time of Acceptance of the Initial Broadband Access Reliance Network.  Vendor’s initial estimate of the BOQ is set forth in the Specifications and will change from time to time based on network and Broadband Access link engineering as agreed by the Parties.  The basis for determination of the BOQ for the Initial Broadband Access Reliance Network is set forth in the Specifications.

“Broadband Access Reliance Network” or “Network”

all Products and Services and other items of Work furnished by Vendor and all Subcontractors under the Documents, together with all equipment, hardware, software, services and other items furnished by Third Party Providers, including the Initial Broadband Access Reliance Network.

“Broadband Access Equipment”

means access network equipment’s such as Digital Loop Carrier, transport equipment, DSL equipment, metro Ethernet equipment, the Customer Premises Equipment, their components, parts and accessories as required at BAN and BN.

 “Broadband Access Equipment Contract”

has the meaning ascribed thereto in Section 1.3.

“Broadband Access Reliance Network Plan”

has the meaning ascribed thereto in Section 7.10.

 “Broadband Access Services Contract”

has the meaning ascribed thereto in Section 1.3.

“Broadband Access Software Contract”

has the meaning ascribed thereto in Section 1.3.

“Business Day”

any day of the year other than a Sunday or Indian national holiday.

“Change”

has the meaning ascribed thereto in Section 14.3.

“Change Orders”

has the meaning ascribed thereto in Section 14.3.

“Charges”

for any period, the total amount of charges by Vendor for the Deliverables invoiced in accordance with the Documents during such period.

“Civil Work”

with respect to any Network Facility, the labor and materials necessary in the performance of demolition, construction and renovation work, and any structural improvements (including, but not limited to, any buildings and towers) in order to construct a Network Facility.

“Combined Release”

an Update that is combined with any Upgrade.

“Commencement Date”

the date upon which Work shall commence pursuant to any Contract or other Document.

“Commercial Service”

means revenue generating stable commercial operation of the Broadband Access Reliance Network, or any relevant portion thereof, exclusive of operation for purposes of Acceptance Testing in accordance with the Specifications.

“Contracts”

has the meaning ascribed thereto in Section 1.3.

 “COT”

means (Central Office Terminal) which is also known as LET ( Local Exchange Terminal)

“Critical Performance Failure”

has the meaning ascribed thereto in the relevant Documents.

“Custom Work Software”

all Software made, conceived or developed by Vendor or any Vendor Affiliate expressly on behalf of Reliance pursuant to the Documents, and any Inventions or Derivative Works therefrom.  Except as otherwise provided herein, Custom Work Software does not include any pre-existing software owned or licensed by Vendor or any Vendor Affiliate.

“Customer Premises Equipment” or “CPE”

means the end-user/customer equipment, including telephones and other equipment for broadband access, located at the customer’s premises and connected to the BN Terminals.

“Date Processing Compliance”

has the meaning ascribed thereto in Section 7.7.

“Defects and Deficiencies”, “Defects or Deficiencies”, or “Defective” or “Deficiencies”

any one or a combination of the following, or items of a similar nature:

(a)           when used with respect to the performance of labor or service (including any work by any Subcontractor), such items that are not provided in a workmanlike manner, consistent with the standards of quality and performance set forth in the Documents and in accordance with the Specifications and Timetables set forth herein;

(b)           when used with respect to structures, materials, Equipment and Software (including any Work by any Subcontractor), such items that are not (i) of good quality and free from improper workmanship and defects in accordance with the standards set forth herein and the highest standards of procurement and manufacturing, or (ii) free from errors and omissions in design, development or engineering services in light of such standards; or (iii) in compliance with the Specifications; and

(c)           in general, (i) Work (including any Work by any Subcontractor) that does not conform to the Specifications and/or requirements of the Documents, (ii) Work (including any Work by any Subcontractor) that is not free from excessive corrosion or erosion or (iii) any design, engineering, start-up activities, materials, Equipment, Software, tools, supplies, commissioning, optimization or Training that (a) does not conform to the standards and/or Specifications set forth herein, (b) has improper or inferior workmanship or (c) would adversely affect the ability of the Products to meet the Performance Criteria on a consistent and reliable basis.

“Deliverable”

any item identified in any Purchase Order accepted by Vendor pursuant to Section 14.2 below, including, without limitation, any Product or Services.

“Derivative Work”

a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement.  For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

“Development Committee”

the Development Committee established pursuant to Section 3.8.2.

“Disabling Code”

any code, program or sub-program the knowing or intended purpose of which is to disable or otherwise shutdown all or any portion of the Work or that prevent access or the operation of any program, sub-program, feature or functionality that is necessary for the proper functioning of the Products within the Broadband Access Reliance Network in accordance with the Specifications.  This definition shall not include key codes or similar items whose purpose is to enable the functioning of further features, functions or capacity in respect of Equipment or Software.

“DLC”

means Digital Loop Carrier system, providing broadband data and voice services.

“Documentation”

all materials, instructions, specifications related to the design, manufacture, development, installation, configuration, optimization, operation, maintenance, management, administration or Interoperability of the Products, Services for the Broadband Access Reliance Network, training and operating manuals, including Vendor’s standard Product and Software documentation as provided by Vendor and expressly accepted by Reliance.

“Documents”

the collective reference to these General Terms and all Contracts, the Specifications and the schedules and exhibits hereto and thereto, and all Purchase Orders and the Procedures Manual, all as amended from time to time in accordance with the procedures set forth hereunder (and the term “Documents” shall include all such amendments) and all other present or future agreements and instruments between Reliance, on the one hand, and Vendor and/or any Affiliate of Vendor, on the other hand, in connection with the performance of the General Terms, the Contracts, the Specifications, Purchase Orders and/or the Procedures Manual or any of the obligations hereunder or thereunder.  The term “Documents,” when used in the context of any applicable Contract, shall be deemed to include such Contract.

“Effective Date”

has the meaning ascribed thereto in the prefatory paragraph to these General Terms.

“Environmental Laws”

any and all domestic and foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental

Entity, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment, as now or may at any time hereafter be in effect, as applicable.

“Equipment”

(a) all equipment, components, hardware, spare and replacement parts, accessories, test bed and other items of tangible personal property furnished to Reliance by the Vendor or any Subcontractor pursuant to the Documents; (b) all Upgrades, Updates and Combined Releases relating to the equipment, hardware, spare and replacement parts and other items of tangible personal property described in (a) above; and (c) all Documentation relating to (a) and (b) of this definition.

“Expansions”

all Products and Services ordered by Reliance that are not a part of the Initial Broadband Access Reliance Network.

“Expense”

any cost or expense incurred by a Party.  The term “Expenses” includes Pass-Through Expenses, Reliance Internal Expenses and Retained Expenses.

“Extraordinary Event”

a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of Reliance that results or will result in a change in the scope, nature or volume of the Products and/or Services that Reliance will require from Vendor, and which is expected to cause the estimated chargeable resource usage in any category used to provide the Work to increase or decrease by twenty percent (20%) or more.  Examples of the kinds of events that might cause such substantial increases or decreases include:

(a)           changes to locations where Reliance operates;

(b)           changes in products of, or in markets served by, Reliance;

(c)           mergers, acquisitions or divestitures of Reliance;

(d)           changes in the method of service delivery; or

(e)           changes in market priorities.

“Features”

means Product features and performance or with respect to other items, the features and performance of such items.

“Financial Audit”

means the procedure set forth in Section 12.11

“Fit”

means physical size or mounting arrangement.  For the purposes of illustration it would be mechanical, electrical or thermal requirements.

“Forward Price Assurance”

means the procedure set forth in Section 3.16.

“Force Majeure”

means any or all of the following events or occurrences:

(a)           Acts of God, epidemic, earthquake, fire, explosion, or extraordinary weather conditions more severe than those normally and typically experienced in the affected geographic area;

(b)           Acts of a public enemy, war (declared or undeclared, terrorism), blockade, insurrection, riot or civil disturbance, or any exercise of police power by or on behalf of any public entity;

(c)           (i) With respect to Reliance, the suspension, termination, interruption, denial or failure of or delay in renewal or issuance of any Applicable Permit required by the Documents; or (ii) a change in Applicable Law that materially prevents a Party’s performance of its responsibilities under the Documents; provided, that no such order, judgment, act, event or change is the result of the action or inaction of, or breach of the Documents by, the Party relying thereon; or

(d)           Strikes, boycotts or lockouts by a whole national category of workers except for any such strike, boycott or lockout limited to the employees of the Vendor or the employees of a Subcontractor;

provided, that any such event (i) has a material adverse impact on a Party’s ability to perform its responsibilities under the Documents, and (ii) is beyond the reasonable control of the affected Party.

Events of Force Majeure include the failure of a Subcontractor to furnish labor, services, materials, or equipment in accordance with its contractual obligations, only to the extent such failure is itself due to an event of Force Majeure to the extent the Subcontractor or Vendor could not avoid or mitigate such failure.  Delays in performance by the Vendor to the extent due to the failure of the Vendor or any Subcontractor to provide an adequate number of engineers or other workmen or to manufacture or procure an adequate amount of Equipment, Software and/or Services shall not be considered events of Force Majeure.

“Forecast”

has the meaning ascribed thereto in Section 14.1.

“Forecast Period”

the [***] following the date of delivery of any Forecast.

“Form”

means physical shape.

“Function”

means that the Product, Licensed Material or Features perform in the manner described in the Specifications or if not so described, as described in the Vendor’s or Vendor’s Affiliate’s specifications relating thereto that were furnished to Reliance.

“General Terms”

this statement of Broadband Access Network General Terms and Conditions, including all exhibits and schedules attached hereto, as amended from time to time.

“Governmental Entity”

any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnitees”

has the meaning ascribed thereto in Sections 20.1 and 20.2.

“Initial Broadband Access Reliance Network”

 a fiber-optic cable / copper cable network covering [***] node (BN) locations, associated Building Aggregation Node (BAN) locations, associated Media Convergence Node (MCN) locations and associated network elements, the technical and other specifications of which are set forth in the Specifications.

“Inspector”

a qualified Person designated as an authorized representative of Reliance assigned to make all necessary inspections of the Work, or of the labor, materials and equipment furnished or being furnished by the Vendor or any of its Subcontractors in the course thereof at the Network Locations and the other sites where the Vendor or any Subcontractor is prosecuting the Work, subject to appropriate notice, safety, security and confidentiality requirements.

“Interoperability”

means the ability through the use of open interfaces and published standards for (i) the Broadband Access Reliance Network or any material part thereof to interconnect and successfully operate with another portion of the Broadband Access Reliance Network or any material part thereof provided by or for the Vendor, Third Party Providers and/or the Other Contractors and/or other suppliers or service providers whose equipment and software also meet relevant standards in accordance with the Specifications, (ii) Products to operate with one another and to operate with and within the Broadband Access Reliance Network in accordance with the Specifications, and (iii) Products and the Broadband Access Reliance Network to operate and interoperate with the networks of other domestic and national telecommunications services providers in the Republic of India, and interwork with international service providers throughout the world in accordance with the Specifications.

“Intellectual Property Rights”

all patent, trademark, copyright, design right, trade secret, service mark or other intellectual property rights in and to the Work licensed, granted or assigned by Vendor or any Vendor Affiliate to, or otherwise vested in, Reliance pursuant to the Documents.

“Invention”

any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, made solely or jointly by Vendor, any Vendor Affiliate and/or their respective employees, or jointly by Vendor, any Vendor Affiliate and/or their respective employees, agents or Subcontractors with one or more employee of Reliance during the Term under the Documents.

“Invoice”

shall mean invoices or claim bills, in writing, delivered to Reliance by Vendor for amounts which have become due and payable pursuant to the terms of the Documents.

“Joint Operating Committee”

that committee described in Section 7.1.1.

“LET”

means Local Exchange Terminal, which is also known as COT (Central Office Terminal)

“Key Personnel”

those expatriate and Indian Vendor Personnel as reasonably identified by Reliance as key personnel.

“Liabilities”

has the meaning ascribed thereto in Section 20.1.

“Licensed Material”

means Equipment or Software that is licensed to Reliance by the Vendor or any Vendor Affiliate or that Reliance has the right to use in connection with the operation of the Products and Services furnished by Vendor, any Vendor Affiliate or any Third Party Provider.

“Link”

a discrete segment of the Broadband Access Reliance Network comprising of (i) a BAN Terminal and all Products required for such BAN Terminal to be ready for its intended use, ii) BN terminal/s and all products required for such BN terminal to be ready for its intended use (iii) without limitation Products comprising the associated BA Ring to which such BAN and BN Terminals are connected and (iv)  corresponding equipment, both hardware/software at the MCN/NoC for the link to be ready for its intended use as set forth in the Specifications.

“Liquidated Damages”

has the meaning ascribed thereto in Section 5.7.

“Major Release”

a hardware or software package which provides substantial operational and performance improvement over the previous version as well as adds additional revenue generating features and services.

“Malicious Code”

any code, program or sub-program the knowing or intended purpose of which is to damage or interfere with the operation of the computer system that contains the code, program or sub-program, or to halt, disable or interfere with the operation of the Software, code, program or sub-program, itself, or any code, program or sub-program that permits any person to circumvent the normal security of the Software or the system containing the code.

“Market”

a geographic area subject to consistent regulation by a Governmental Entity (e.g., wireless services within a basic telecommunications circle or backbone services in a long distance charging area) or all Products and Services and any Reliance property located within the geographic boundaries of such area, as the context requires.

“Marks”

has the meaning ascribed thereto in Section 15.4.

“MCN”

means Media Convergence Node, where intra and inter city network equipments are located. These equipment’s consist of transport, transmission, switching, data, IP etc. ,without limitation.

“NMS/EMS”

the NMS/EMS for Narrowband and Broadband Access application platform and all of the associated products, terminals, services, applications and modules required to manage the Broadband Access Reliance Network all by itself, as set forth in the Specifications.

“Net Price”

the final transaction price paid or payable after all applicable price preferences, reductions, rebates, volume/trade discounts or adjustments of any kind are applied, whether under the original contract of purchase, as it may be amended, supplemented or otherwise modified from time to time, or any supplemental, separate, or complementary transaction.  Solely for purposes of the application of Annual Price Improvement or any other credit, discount or price adjustment available to Reliance under the Documents (other than Forward Price Assurance), the “Net Price” paid or payable by Reliance for such purposes shall be deemed to be the lowest price available to Reliance under the Documents prior to the application of Forward Price Assurance. For the further avoidance of doubt, any adjustment of prices payable by Reliance under the Forward Price Assurance provisions shall not effect the Net Price for purposes of the application of the Annual Price Improvement or any other credit, discount or price adjustment available to Reliance under the Documents, such that Annual Price Improvement, or other credit, discount or price adjustment as aforesaid will be applied against the Net Price in place immediately prior to the Forward Price Assurance Evaluation.

“Network Element”

Equipment, Software or Services or any combination thereof required to be provided by or for the Vendor to Reliance, any Reliance Affiliate or the Users as set forth in the Documents.

“Network Facility”

the structures, improvements, foundations, towers, and other facilities utilized to house or hold any Network Element and any related Equipment to be located at a particular Network Location.

“Network Location” or “Site”

the physical location for a Network Element.

“New Services”

services provided by Vendor that are materially different in character from, and in addition to, the Work.

“Other Contractors”

contractors, other than the Vendor, with whom Reliance has entered, either directly or indirectly, or may enter in the future, into a contract for the provision of products and services for the engineering and construction of any portion of the Broadband Access Reliance Network.  The term “Other Contractors” does not include any Subcontractors in connection with the Work to be performed under the Documents in their capacity as Subcontractors.

“Other Customer”

excluding Reliance, any customer of the Vendor or any customer of any of the Vendor’s Affiliates or subsidiaries.

“Out-of-Pocket Basis”

actual and documented cost of an expense, reduced by all rebates, incentives and price preferences, but without any overhead, profit, administrative or other markup.

“Overcharge”

with respect to any amount invoiced by the Vendor, the positive difference (if any) between such amount invoiced to Reliance and the actual amount of such Charge as calculated in accordance with the terms and conditions of the Documents (including Rebates and Annual Price Improvement adjustments).

“Parties”

has the meaning ascribed thereto in the prefatory paragraph to these General Terms.

“Pass-Through Expenses”

expenses managed and paid by or for the Vendor and reimbursed by Reliance on an Out-of-Pocket Basis, to the extent expressly set forth herein.

“Performance Criteria”

the levels of service and performance and other standards set forth in the Documents that the Work is required to comply with.

“Performance Failure”

failure of a Network Element or other portion of the Work to perform in accordance with the Specifications or the applicable provisions of the Documents.

“Performance Security”

has the meaning ascribed thereto in Section 7.9.1.

“Performance Warranty”

has the meaning ascribed thereto in Section 5.2.

“Person”

an individual, partnership, limited partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.

“Point Release”

a hardware or software release that provides solutions or fixes to mistakes or “bugs” introduced in previous versions or releases.

“Procedures Manual”

that procedures manual described in Section 1.5.

“Products”

the collective reference to the Equipment and the Software provided by the Vendor or any Subcontractor pursuant to and in accordance with the terms of the Documents.

“Product Warranty Period”

with respect to all Products included in the same Purchase Order, a period of [***] following Acceptance of all such Products and as such period may be extended.  With respect to Expansions, including without limitation Products furnished in connection with an Update or Upgrade, the Product Warranty Period shall be a period of [***] following the date of Acceptance of such Expansion. With respect to Equipment furnished as spare or replacement parts, the Product Warranty period shall be a period of [***] following Acceptance of such spare or replacement parts. With respect to repaired, replaced or corrected Products, the Product Warranty Period shall be the longer of (i) [***] from the date of delivery of such repaired replaced or corrected Products, or (ii) the unexpired term of the  original Product Warranty Period of the Product.

“Proprietary Information”

has the meaning ascribed thereto in Section 24.14.1.

“Punch List”

the list prepared in conjunction with and as a result of Acceptance Testing and included in any Substantial Completion Certificate, which only contains one or more non-service-affecting and non performance affecting item/s, not meeting the performance norms and tests deferred upon mutual agreement of the Parties determined in accordance with the Specifications that have not been fully completed by the Vendor as of the date of the related Substantial Completion Certificate; provided, that such incomplete portion of the Work shall not, during its completion, in any way impair the normal daily operation of the Broadband Access Reliance Network or relevant portion thereof in accordance with the Specifications, except for maintenance periods mutually agreed by the Parties to complete such items.

“Purchase Order”

those written orders delivered by Reliance to the Vendor pursuant to Section 14 specifying the Products, Services or other Work that the Vendor is authorised to supply or commence in compliance with the Documents.  A “Purchase Order” also includes a task order issued by Reliance for the provision of Services or other Work under the Documents (“Task Order”).

“Quantities Purchased”

cumulative amounts of BN Terminals purchased by  Reliance from Vendor.

“Rate Review”

has the meaning ascribed thereto in Section 12.8.1.

“Rebates”

is defined in Section 3.16.7

“Reliance”

has the meaning ascribed thereto in the prefatory paragraph to these General Terms.

“Reliance Internal Expenses”

fully-loaded cost of any personnel, supplies, equipment, materials or services to be provided by Reliance (other than such amounts the cost of which is categorized as a Retained Expense) in connection with the provision of any Deliverable.  The applicable schedule to each Contract shall contain the fully-loaded unit cost for all such personnel, supplies, equipment, materials and services, which may be amended from time to time by Reliance to reflect any changes in the cost of making available such personnel, supplies, equipment, materials and services to Vendor to provide the Deliverables.

“Reliance Program Manager”

has the meaning ascribed thereto in Section 8.1.1.

“Reliance Software”

any software, graphic user interface, text, images, designs, products, computer programs, drawings, documentation, notes, development aids, technical documentation, information and other intellectual property materials owned, licensed or controlled by Reliance relating to the Broadband Access Reliance Network that is provided or used by or for Reliance in its discretion related to the provision or performance of the Work, excluding Software subject to the Intellectual Property Rights.

“Required Consents”

consents, authorizations, licenses, permissions or approvals (other than Applicable Permits) required to be obtained by or on behalf of Vendor to provide Products and Services under the Documents and to grant applicable rights of access to Reliance, Reliance Affiliates, Users, Vendor and/or the Vendor Personnel to certain third party software and third party hardware, networks, systems or other materials of any kind or nature during the Term, to the extent required by Vendor or the Vendor Personnel to fulfill their responsibilities under the Documents, or necessary or desirable for Reliance, the Reliance Affiliates and the Users to fully use, enjoy and operate the Products, the Broadband Access Reliance Network and other Work.  Required Consents shall include the consents (if any) required to be obtained: (i) to grant Vendor the right to use or access the third party software in connection with providing the Work; (ii) to assign to Reliance any required licenses to third party software to the extent provided in the Documents; and (iii) all other consents required from third parties in connection with Vendor’s provision of the Work.

“Retained Expenses”

expenses retained by Reliance to the extent expressly set forth herein.

“Reviewers”

has the meaning ascribed thereto in Section 3.9.

“Revision Level”

each version of Equipment or Software that reflects any modification or change from the immediately preceding version of such items of Equipment or Software.

“Root Cause Analysis”

analysis, verification and correct identification of any applicable issue concerning the Broadband Access Reliance Network.

“RT”

means Remote Terminal equipment of DLC, including all its accessories, located at the BN.

“SDH Equipment”

means Synchronous Digital Hierarchy Equipment including the software such as [***], their components, parts and accessories.

“Services”

the collective reference to all of the services to be conducted by the Vendor as part of the Work performed in accordance with the terms of the Documents.

“Site Availability”

the activities of Reliance and/or its subcontractors with respect to (a) identifying and acquiring sufficient rights to the Network Locations (including all requisite approvals required by any Governmental Entity) and (b) the labor and materials necessary in the performance of Civil Work in order to construct a Network Facility at such Network Location.

“Site Availability Delay”

a delay in Reliance’s Site Availability activity that was not anticipated by Reliance at the commencement of its Site Availability.

“Software”

(a) all software, including without limitation, graphic user interface, text, images, designs, products, computer programs, drawings, documentation, notes, development aids, technical documentation and information furnished by the Vendor or any Subcontractor pursuant to the Documents; (b) all Updates, Upgrades and Combined Releases relating to the software described in (a) above; and (c) all Documentation relating thereto.

“Software License(s)”

has the meaning ascribed thereto in Section 15.1.3.

“Specialized Services”

has the meaning ascribed thereto in Section 7.8.

“Specifications”

the statement of work attached as Exhibit A to these General Terms, provided that (i) the statement of work shall be deemed to require that all of the Products and Services shall comply with applicable industry standards except where otherwise explicitly stated, and (ii) with respect to Products and Services for which specifications and performance standards are not provided in the statement of work, the term “Specifications” shall include Vendor’s or Vendor’s Affiliates published specifications in respect thereof.

“Specified Reports”

has the meaning ascribed thereto in Section 7.3.

“Standards”

a published requirements and/or specifications document developed by a Standards Organisation.

“Standards Organisations”

national and international organisations, which include but are not limited to the IEEE, ITU, ANSI, TIA, ARIB, TEC or the ETSI, whose responsibilities are the development of industry accepted requirements, specifications and procedures for the design, integration, installation and testing of telecommunications equipment and signaling protocols.

“Subcontractor”

a contractor, vendor, supplier, licensor or other Person, having a contract with the Vendor or with any other Subcontractor of the Vendor who has been hired to assist the Vendor in certain specified areas of its performance of its obligations under the Documents including, without limitation, performance of any part of the Work.

“Substantial Completion”

(A) with respect to the Initial Broadband Access Reliance Network, the time at which Reliance signs the Substantial Completion Certificate; and (B) with respect to Expansions, the time at which Reliance provides the Substantial Completion Certificate to Vendor.

“Substantial Completion Certificate”

(A) with respect to the Initial Broadband Access Reliance Network, a document submitted by the Vendor to Reliance and signed by an authorized representative of Reliance and an authorized officer of the Vendor stating that (i) the Vendor has successfully completed the Acceptance Tests applicable to the Work covered by such certificate with the exception of items covered under the related Punch List; (ii) the Vendor has submitted to Reliance the documentation, completed checklists and signed certificates set forth in Chapter ___ of the Specifications; and (iii) the Work is ready for Commercial Service; and (B) with respect to Expansions, a document provided by Reliance to the Vendor on a monthly basis certifying that all the Products set forth in such document have (i) successfully passed the Acceptance Tests applicable to such Products with the exception of items covered under the related Punch List; and (ii) the Products are ready for Commercial Service.

“Technical Support Services” or “TSS”

means the support services that the Vendor shall provide to Reliance as further described in the Broadband Access Services Contract and Annexure 1A to the Specifications.

“Term”

has the meaning ascribed thereto in Section 11.

“Termination Assistance Period”

the period of time specified by Reliance, and the activities to be performed by or for Vendor in accordance with the Documents, during which Vendor shall transition responsibility for, and control of, the Work to the persons or entity designated by Reliance.

“Termination Assistance Plan”

the plan reasonably established by Reliance for Termination Assistance Services pursuant to Section 3.5.

“Termination Assistance Services”

the collective reference to those Services described in Section 3.5.

“Territory”

[***] and such other countries or geographic areas mutually agreed in writing by Reliance and the Vendor.

“Test Bed Laboratory”

means a laboratory that includes the Products and Services necessary to support the Broadband Access Reliance Network and other products and services designated by Reliance, as set forth in the Documents.

“Testing Exhibits”

the collective reference to the applicable acceptance and other testing procedures and criteria in the Specifications.

“Third Party Intellectual Property Rights”

has the meaning ascribed thereto in Section 15.7.1.

“Third Party Provider”

any person or entity that provides any hardware, software, services, networks, systems or other work to Reliance, excluding Products and Services provided by or for Vendor or any Subcontractor hereunder, but including the hardware, software, services and other services that is provided internally by Reliance and the Users.

“Timetables”

schedules mutually agreed by Reliance and the Vendor which are set forth in the Documents.

“Update”

a change or modification in any Equipment or Software that fixes or otherwise corrects faults, design defects or other shortcomings in meeting the Specifications, or failure rates, or in any such case, that is necessary to attain and maintain compliance with the provisions set forth herein and also enables satisfactory performance in conjunction with the most current version of the Equipment or Software. An Update includes a Point Release.

“Upgrade”

modifications or improvements made to the Equipment or Software that improve the performance, functionality or capacity of the Equipment or Software.  An Upgrade includes a Major Release.

“User”

all persons or entities designated by Reliance to receive or use the Products or Services provided by Vendor or to otherwise use the Broadband Access Reliance Network.

“Vendor”

has the meaning ascribed thereto in the prefatory paragraph to these General Terms.

“Vendor-Controlled Locations”

Sites at which Work is being or will be performed and for which access and security are controlled by Vendor.

“Vendor Developments”

product developments, innovations and/or technological advances that are relevant to any Products or Services conceived, made or developed by Vendor or any Vendor Affiliates.

“Vendor Event of Default”

has the meaning ascribed thereto in Section 23.1.

“Vendor Internal Use Tools”

all software, hardware, testing tools, instruments and other materials used by or for the Vendor related to the Work to perform or provide functions that are purely internal to the Vendor.

“Vendor Personnel”

personnel employed by or for Vendor or its Subcontractors whose functions or job assignments relate in whole or in part to the provision of Services or performance of any other Work.

“Vendor Program Manager”

has the meaning ascribed thereto in Section 6.4.

“Vendor’s Succeeding Entity”

has the meaning ascribed thereto in Section 24.17.

“Work”

all Equipment, Software and Services to be provided by or for the Vendor and all equipment, software and services to be provided by or for any Subcontractor to Reliance, the Reliance Affiliates or the Users in accordance with the Documents.

2.2  Interpretation.

The terms defined in these General Terms or any other Document, include the plural as well as the singular.  Unless otherwise expressly stated, the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to the Documents as a whole and not to any particular Section or other subdivision.  Section references in a Document refer to sections of such Documents.  The words “include” and “including” shall not be construed to be terms of limitation.  The words “day”, “month”, and “year” shall mean, respectively, calendar day, calendar month and calendar year, and the words “writing” or “written” mean preserved or presented in retrievable or reproducible written form. Other terms used in these General Terms and other Documents are defined in the context in which they are used and have the meanings there indicated.

SECTION 3.         SCOPE OF WORK AND RESPONSIBILITIES

3.1  Overview.

3.1.1           Vendor desires to provide hardware, software, equipment, communications circuits, networks, services, maintenance, management and other Work to Reliance, the Reliance Affiliates and the Users, and Reliance desires this Work be performed.  Reliance is entitled to acquire products and services that Vendor or any Vendor Affiliate generally makes available to other customers or that are set forth in a Document or as mutually agreed upon in writing by the Parties, pursuant to terms and conditions no less favorable to Reliance than the prices, service levels, terms and conditions set forth in any then-current Document.  Commencing on the applicable Commencement Date, Vendor shall perform the Work described in the Documents.  All Work provided by or for the Vendor shall be appropriately interfaced and Interoperable and shall comply with all relevant Applicable Laws, Applicable Permits, Specifications, Standards and Best Practices. Vendor shall also ensure that all Products and Services will, as a minimum, meet the performance and design requirements, functionality and capability defined in the appropriate Standard.

3.1.2           The scope of Services provided by the Vendor to Reliance, the Reliance Affiliates and the Users, shall, at Reliance’s request by way of one or more Purchase Orders, include the following:

Management Services, including overall management of a seamless end-to-end network solution, including appropriate management of:

(i)            projects and programs

(ii)           costs and Expenses
(iii)          changes
(iv)          quality
(v)           schedules and Timetables
(vi)          technical Equipment and Software requirements to provide sufficient capacity and support Reliance estimates of anticipated demand
(vii)         administration
(viii)        execution including installation, commissioning, and acceptance testing
(ix)           logical security
(x)            integration, optimization, backwards compatibility and Interoperability
(xi)           personnel, Subcontractor and account
(xii)          training
(xiii)         enhancements, continuous improvement and technology refresh
(xiv)        dispute resolution

(xvii)       Product technical requirements

(xviii)      Network performance requirements

(xix)       Standards compliance matrix for all Products and Services

(xv)         logistics

3.1.3           The scope of Services provided by the Vendor to Reliance and Reliance Affiliates, shall, if specifically agreed by the Parties in the relevant Documents, include the following:

(a)           Architecture, Design and Planning Services

(b)           Services to review Third Party Provider specifications and/or develop specifications

(c)           Order/Procurement Services

(d)           Installation and commissioning Services

(e)           Integration Services

(f)            Interconnection and Interoperability Services

(g)           Configuration and customization Services

(h)           Operations support Services for [***] following the completion of the Broadband Access Reliance Network build out

(i)            Overall Network Acceptance Testing Services

(j)            NOC Services and Integration with NOC Services

(k)           Services to implement and/or  integrate with Operation Support Systems (“OSS”), Operations Management Systems (“OMS”), GIS System and Enterprise Management Systems (“EMS”) for fault management, trouble resolution, alarm escalation, diagnostics, repair/upgrade, spare/inventory management, change configuration, provisioning of subscriber services, capacity planning, NOC integration etc.

(l)            Implementation/integration of voice/data usage information collection, billing systems, billing support systems (“BSS”) and other application support Services

(m)          Problem management, repair, sparing and maintenance Services till the expiry of the penultimate warranty period

(n)           TSS services, including without limitation Help Desk services,

(o)           call center and other support services and services for integration with call center

(p)           Specialty Services including as the implementation of fraud detection systems, traffic pattern analysis and capacity estimation.

3.2  Work Not Described Elsewhere.

If any services, functions or responsibilities not specifically described herein or in the Documents are an inherent, necessary or customary part of the Work in accordance with the Documents they shall be deemed to be included within the scope of the Work to be delivered for the base charges (as set forth in each of the pricing schedules and associated Purchase Orders), as if such services, functions or responsibilities were specifically described in the Documents unless, such services, functions or responsibilities were agreed to be specifically excluded by the Parties in writing prior to Reliance issuing the relevant Purchase Order(s).  Except as otherwise expressly provided in the Documents, Vendor shall be responsible for providing the facilities, personnel, equipment, software and other items and resources necessary to complete the Work.

3.3  Task Orders for Services.

From time to time, Reliance may desire to issue Task Orders for specific Services pursuant to an Contract.  Reliance shall have no responsibility or liability for any Services or other Work except to the extent expressly set forth in a Task Order issued in accordance with the Documents.  Reliance may request information about Services or other Work to prepare Task Orders and Vendor shall promptly provide to Reliance, [***] sufficiently detailed information that is responsive to Reliance’s request.  The general requirements and procedures for all Task Orders are set forth below in Section 14.

3.4  Continuous Improvement.

The Parties anticipate that the Products and Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering services.  The Parties acknowledge that these changes will improve the Products and Services and shall not be deemed to result in new Charges or New Services, unless the changed products or services are materially different in character from those then being provided by Vendor and impose materially different obligations on Vendor.  If Reliance authorizes Vendor to proceed with the provision of Products or Services but the Parties disagree as to whether the authorized work should be subject to a new Charge, or should constitute New Services, Vendor shall proceed with such work and the disagreement shall be submitted to negotiation between the Parties for a period of [***]. If any disagreement remains unresolved after such negotiation, the same shall be submitted to dispute resolution, as described in Section 22.

3.5  Termination Assistance Services.

3.5.1           Overview.

As part of the Services and for the Charges set forth in the applicable Contract, Vendor shall provide to Reliance or its designees Termination Assistance Services for up to [***] following the termination of all or any portion of any Contract (such period, the “Termination Assistance Period”).  Reliance shall pay Vendor fees for Termination Assistance Services in accordance with Section 3.5.5 hereinbelow only in the event Termination Assistance Services are rendered pursuant to termination by convenience of all or any portion of any Contract. Vendor shall provide Termination Assistance Services regardless of the reason for the expiration or termination of the Term.  Termination Assistance Services shall be provided subject to, and in accordance with, the terms and conditions of the Documents.

3.5.2           Preparation of Termination Assistance Plan.

During each Termination Assistance Period, Vendor shall perform the Termination Assistance Services and provide the deliverables specified in the applicable Termination Assistance Plan in accordance with the Documents.  During the Termination Assistance Period, Reliance shall perform those tasks that are designated to be a Reliance responsibility in the Termination Assistance Plan.  Reliance shall not be responsible for the performance of any tasks during the Termination Assistance Period that are not expressly designated as being a Reliance responsibility in the Termination Assistance Plan.  At least [***] prior to the beginning of the Termination Assistance Period under any Contract, Vendor shall present to Reliance for review, comment and approval a detailed work plan based on and consistent with the Termination Assistance Plan, which shall identify the specific transition activities to be performed by individual Vendor Personnel on a daily basis during the Termination Assistance Period.  Such detailed work plan shall become a part of the Termination Assistance Plan and be incorporated therein.  The Termination Assistance Period may be extended by mutual written agreement of the Parties.

3.5.3           Implementation of Termination Assistance Plan.

Vendor shall perform the tasks described in the Termination Assistance Plan in accordance with the applicable Timetable and the Termination Assistance Milestones set forth in the Termination Assistance Plan.  Vendor shall provide all cooperation and assistance required or requested by Reliance in connection with Reliance’s evaluation or testing of the Deliverables set forth in the Termination Assistance Plan.  Vendor shall perform the tasks described in the Termination Assistance Plan in a manner that shall not disrupt, or have an adverse effect on, Reliance’s business, except as may be otherwise provided in the Termination Assistance Plan.  Vendor shall identify and resolve, with Reliance’s reasonable assistance, any problems that may impede or delay the timely completion of each task in the Termination Assistance Plan that is Vendor’s responsibility and shall use reasonable efforts to assist Reliance’s resolution of any problems that may impede or delay the timely completion of each task in the Termination Assistance Plan that is Reliance’s responsibility.

3.5.4           Reports.

Vendor shall report to Reliance not less frequently than [***] on its progress in performing its responsibilities and meeting the timetable set forth in the Termination Assistance Plan.  Promptly upon receiving any information indicating that Vendor may not perform its responsibilities or meet the Timetable set forth in the Termination Assistance Plan, Vendor shall disclose such information to Reliance.

3.5.5           Termination Assistance Fees

Subject to Section 3.5.1, Reliance shall pay to Vendor charges at rates stipulated for program management Services in the relevant Documents (“Termination Assistance Fees”); provided that, Services performed by the Vendor under a Task Order shall not be considered as Termination Assistance Services and notwithstanding any termination, the Vendor shall, unless Reliance in its sole discretion determines otherwise by written notice to Vendor, continue to perform the Work (and Reliance shall continue to perform its related responsibilities) as set out in the Purchase Orders issued prior to the termination of the Documents or any part thereof.

3.6  Exclusivity

Vendor shall not have any exclusivity rights except as otherwise set forth in the Documents.

3.7  Use of Third Parties.

Notwithstanding any provision to the contrary, Reliance reserves the right to use Third Party Providers to provide or perform any portion of the work. Reliance shall discuss the use of and contract terms relating to Third Party Providers with Vendor and, if necessary in Reliance’s opinion, involve Vendor in the contract negotiations with one or more Third Party Providers.  Reliance shall incorporate Vendor’s recommendations into Reliance’s contracts with Third Party Providers if, in Reliance’s opinion, such recommendations are necessary.  Subject to Reliance’s compliance with the foregoing procedure, Vendor shall fully cooperate with and work in good faith with any Third Party Providers as reasonably directed by Reliance and at no additional charge except to the extent a specific charge is otherwise provided in an Contract. Such cooperation shall include, without limitation, (i) the provision of written requirements, standards, policies or other documentation to verify Interoperability with the Work procured, operated, supported or used by Vendor in connection therewith; all under reasonable conditions of confidentiality and, if appropriate or necessary, interface licenses and (ii) highest priority access to Vendor test location(s) and assistance to Third Party Providers for interoperability testing, interfacing and inter-working purposes, to enable such Third Party Providers to successfully test their products and services. Vendor shall promptly notify Reliance if an act or omission of a Third Party Provider shall cause, or has caused, a problem or delay in performing the Work, and shall work with Reliance to prevent or circumvent, and in all cases mitigate the extent of, such problem or delay. Vendor shall coordinate with Reliance and the Third Party Providers to resolve differences and conflicts arising between the Work and other activities undertaken by Reliance or any of the Third Party Providers.

3.8  Vendor Developments.

3.8.1           New Technologies.

Vendor and Vendor’s Affiliates acknowledge Reliance’s substantial interest in state-of-the-art technologies that offer improved performance and more efficient and cost-effective ways to meet Reliance’s communications and related requirements. As the Vendor or any Vendor Affiliate develops and acquires new capabilities, such as improvements to existing technologies, the Vendor shall, no less frequently than [***], keep Reliance fully apprised of such new capabilities and of the expected and actual availability, use, and implementation of such new technologies developed or acquired by Vendor or any Vendor Affiliate; provided, that if requested by Reliance, such reports shall include business case analyses of the tangible and service benefits that Reliance may realize from each such technology.  Vendor shall consult with Reliance about opportunities to participate in Beta test programs for new technologies and services and shall cooperate in the testing and deployment of new features, functions, technologies, or applications conceived or developed by Reliance. Vendor and Vendor’s Affiliates shall design and manufacture their existing Products and Features to comply with the Specifications. In designing and developing future products and Features, Vendor and Vendor’s Affiliates shall be competitive with other manufacturers and suppliers with respect to Features, products and services relevant to the Broadband Access Reliance Network.  Vendor and Vendor’s Affiliates acknowledge Reliance’s primary objective is to be the leading national and international Broadband Access operator and to offer, at all times, high revenue, cost effective and competitive communications services via the Broadband Access Reliance Network.  To this end, Vendor and Vendor’s Affiliates shall take into account, in its and their development of future products and Features, inter alia, of all new standards and specifications being developed by Standards Organizations that are relevant to any Features, Products and Services furnished by Vendor and/or Vendor’s Affiliates to Reliance.  Vendor and Vendor’s Affiliates shall discuss and monitor such developments with Reliance through the Development Committee and will use all commercially reasonable endeavours to keep Reliance competitive with leading-edge technology and the timely development of innovative and cost-effective new products and Features.

3.8.2           Development Committee.

(a)           In order to accommodate Reliance’s participation pursuant to the Documents, Reliance and the Vendor shall establish a Development Committee within [***] of the Effective Date.  The purpose of the Development Committee shall be to review the development requirements and high level development milestones, to ensure that the Vendor understands Reliance’s requirements for the Products including, without limitation, any subsequent Products and/or enhancements.  The Development Committee shall provide an executive forum to discuss Product ideas, Reliance requirements and recommended development prioritization for improved infrastructure-based subscriber features and system features, functions and capabilities.  The focus of the Development Committee shall be on

Product features and services, new Products, Product enhancements, critical operation issues, future developments and on such other matters as the Parties mutually agree upon from time to time.  Nothing contained in this Section 3.8.2 shall in any way limit and/or modify Reliance’s ability to enforce its rights under the Documents or to otherwise maintain contacts with the Vendor in any other way it sees fit.

(b)           The Vendor shall provide a market development manager to coordinate the efforts of the Vendor in meeting its obligations relating to the Development Committee who shall specifically focus on new products, services and features.  Such market development manager shall be knowledgeable in telecommunications technology and the Broadband Access Reliance Network and shall work closely, and on a regularly scheduled basis, with Reliance’s senior engineering and marketing personnel on feature development, feature roll-out, future road maps for Products, and any other marketing aspect of providing telecommunications services that Reliance believes is beneficial to the Broadband Access Reliance Network and/or any Market at such time.  The Vendor’s market development manager and the manager’s staff shall serve as the Vendor’s direct liaison with Reliance to ensure that the Vendor’s and Vendor’s Affiliates’ product development teams are focusing on Reliance’s priorities as described to the Vendor by Reliance from time to time either through the Development Committee or by any other means acceptable to the Parties.

(c)           In the event of any Vendor Development being funded in whole or in part by any Other Customer, Vendor shall exert best efforts to procure the consent of such Other Customer for providing reasonable information of such Customer Development to Reliance and further, for inviting Reliance to participate in such Vendor Development. Upon receipt of such consent from the Other Customer, the Vendor shall provide reasonable information and sufficient notice of any Vendor Development funded in whole or in part by any Other Customer prior to initiating such Vendor Development. Reliance shall thereafter and, at its own discretion, have the right (but not the obligation) to participate in such Vendor Development on such terms as may mutually be agreed by and between Reliance, Vendor and such Other Customers.

(d)           The Vendor shall provide Reliance, through the Development Committee or Reliance’s designated representative, with reasonable prior notice of any Vendor Developments relevant to any Products,  [***]; provided, that (i) any such notice pursuant to this Section 3.8.2 need not include any information originated by any Other Customer that is proprietary to such Other Customer; and (ii) Vendor shall not be obligated to issue any such notice with regard to any Vendor Development in which Reliance decides not to participate. For the purposes of this Section 3.8.2, the term “Vendor” includes the Vendor and Vendor’s Affiliates and subsidiaries.  [***].

(e)           Reliance has the right, but not the obligation, to witness and/or participate in Vendor’s demonstration laboratory and any demonstration testing and/or application of any Vendor Development other than developments that are [***]  The Vendor shall provide Reliance at least [***] prior notice of the availability of such demonstration facilities or testing, and upon Reliance’s reasonable written request, the Vendor shall allow Reliance to participate in such demonstration testing at Vendor’s relevant facilities upon terms reasonably acceptable to the Parties at such time.

(f)            Reliance shall be entitled to observe the Vendor’s or Vendor’s Affiliates’ product development and testing activities pursuant to and relatable to the Documents.

3.8.3           Safety.

(a)           The Vendor shall immediately notify Reliance by telephone (followed by written confirmation within no more than [***] of such telephone call) if any goods purchased or materials used fail to comply with applicable safety rules or standards or contain a defect that presents a substantial risk to the public health or injury to the public or the environment, whether by itself or when used by Reliance or any of its Affiliates for its intended purpose.

(b)           To the extent the Vendor is in control of any Network Location or Vendor-Controlled Location, the Vendor shall be solely responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with all such Vendor-Controlled Locations.  In all events, the Vendor shall comply with Applicable Laws, standards and the Specifications bearing on safety of persons or property or protection against injury, damages or loss.  The Vendor shall provide a written report to Reliance describing fully all incidents affecting safety on any Vendor-Controlled Location and shall also furnish to Reliance copies of all reports that are provided to any Governmental Entity.

(c)           If any Work under the Documents involves Products or Services on Reliance’s, its customers’ or the Reliance Affiliates’ premises, the Vendor shall take necessary precautions to prevent injury to persons or property during the Work and adhere to security policies and procedures of Reliance, its customers or its Affiliates, as the case may be.

(d)           In the event of any emergency endangering life or property, the Vendor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall, as soon as possible, report any such incidents, including the Vendor’s response thereto, to Reliance.  Whenever, in the reasonable opinion of Reliance, the Vendor has failed to take sufficient precautions for the safety of the public or the protection of the Work or of structures or property on or adjacent to any Vendor-Controlled Location, creating, in the reasonable opinion of Reliance, an emergency requiring immediate action, then Reliance, after having given reasonable prior notice to the Vendor, may (but shall not be obligated to) cause such sufficient precautions to be taken or itself provide such protection.  Where the cause of the emergency was attributable to the fault or negligence of the Vendor or any Subcontractor, the taking or provision of any such precautions or protection by Reliance or its agents or representatives shall be for the account of the Vendor and the Vendor shall reimburse Reliance for the cost thereof.

3.9  Right of Inspection.

Any Person designated by Reliance including Inspectors (collectively, “Reviewers”), shall at all reasonable times have access to the various sites where the Vendor or any Vendor Affiliate or any Subcontractors are performing any and all Work; provided, that this Section 3.9 shall not be presumed to give such access to direct competitors of the Vendor unless such sites are otherwise Reliance sites.  For these purposes, reasonable access shall be given during normal business hours to the Vendor’s and its Subcontractors’ plants, premises, storage and deposit areas, facilities and offices, sources of materials, Equipment being assembled, already assembled or in operation, Equipment being performance tested or tested to the Vendor’s specifications and to any other places or areas occupied by the Vendor or its Subcontractors in connection with the Work.  The Vendor shall provide reasonable temporary office space and services for the Reviewers to the extent necessary. The number of Reviewers shall be commensurate with the particular circumstances.

3.10        References to Certain Sources.

Reference to standards, specifications, manuals or codes of any technical society, organization or association or to the laws or regulations of any Governmental Entity by the Documents, means (unless specifically stated otherwise) the latest standard, specification, manual, code, laws or regulations in effect at the time of issuance of the applicable Purchase Order of the portion of Work to which they relate.

3.11        Review of Documents.

The Vendor has examined in detail and carefully studied and compared the Documents with all other information furnished by Reliance as of the Effective Date and has promptly reported to Reliance any material errors, inconsistencies or omissions so discovered or discovered by any of the Subcontractors.  The Vendor shall not perform or provide any portion of the Work knowing that it involves a material error, inconsistency or omission in the Documents without prior written notice to and approval by Reliance.  If for any reason the Vendor violates this Section 3.11, then the Vendor shall, in addition to being subject to any other remedies of Reliance, be deemed to have waived any claims for an adjustment in any of the Specifications and/or Standards that result directly from any such error, inconsistency or omission.  This Section 3.11 does not, nor shall it be deemed to, in any manner limit the terms of Section 3.14.

3.12        Eligibility under Applicable Laws and Applicable Permits.

3.12.1         The Vendor shall be responsible for ensuring that the Vendor and its Subcontractors are and remain eligible under all Applicable Laws and acquire all Applicable Permits to perform the Work under the Documents in the various jurisdictions involved.

3.12.2         Obtaining any Applicable Permits required by any Government Entity relating to the manufacture, export, importation, re-exportation, safety, installation (other than those necessary for Site acquisition and preparation) or use of the Products (obtaining of type approvals and permits of a similar nature) throughout the Republic of India, in any state, province or any political sub-division thereof, or elsewhere in the Territory shall be the sole responsibility of the Vendor provided that Reliance shall be solely responsible for obtaining all the Applicable Permits necessary for the initial importation of the Products into the Republic of India. Vendor shall provide all necessary assistance required by Reliance for obtaining the Applicable Permits for such initial importation of the Products into the Republic of India.  For the avoidance of doubt, Vendor shall be solely responsible for:

(a)           obtaining all Applicable Permits necessary for the export of the Products to the Republic of India and shall bear and pay all taxes duties and levies as applicable; and

(b)           obtaining and complying with the terms and conditions of all Applicable Permits necessary for the import into the Republic of India and re-export of all tools and equipment utilised by Vendor for fulfilling its obligations under the Documents.

Prior to the commencement of any Work and/or other activities by the Vendor or any of its Subcontractors in connection with or pursuant to the Documents, the Vendor shall furnish Reliance with evidence that such Applicable Permits have been obtained and are in full force and effect to the extent that Applicable Permits are necessary for the commencement or undertaking of such activities, and from time to time thereafter the Vendor, upon the reasonable request of Reliance, shall provide such further evidence as Reliance deems reasonably necessary.

3.12.3         Reliance agrees to reasonably assist, so long as such assistance does not involve  incurring of any costs or expenses by Reliance, the Vendor in obtaining and maintaining (a) Applicable Permits for importation or re-exportation of the Products and (b) entry or work permits, visas or authorizations required for personnel engaged by the Vendor to perform Work under the Documents.

3.13        Liens and Other Encumbrances.

3.13.1         The Vendor covenants and agrees to:

(a)           protect and keep free any Products and all sites or facilities on or in which the Vendor is prosecuting any portion of the Work and any and all interests and estates therein, and all improvements and materials now or hereafter placed thereon under the terms of the Documents, from any and all claims, liens, charges, security interests, levies, rights of third parties or encumbrances (“Liens”) arising from or related to provision of the Products or the performance of the Work by or for the Vendor or any Subcontractor;

(b)           give notice of this Section 3.13 to each Subcontractor before such Subcontractor furnishes any labor or materials for any Market; and

(c)           make any and all filings requested by Reliance (and at Reliance’s expense) and related to the Products or the Work in order that Reliance may take advantage of the relevant local lien waiver procedures with respect to Liens of any Subcontractor.

3.13.2         If any Lien is filed by any Subcontractor, then the Vendor shall cause such Lien to be satisfied or otherwise discharged within [***].  If any such Lien is filed or otherwise imposed, and the Vendor does not cause such Lien to be released and discharged forthwith, Reliance has the right, but not the obligation, to pay all sums necessary to obtain such release and discharge or otherwise cause the Lien to be removed to Reliance’s satisfaction from funds retained from any payment then due or thereafter to become due to the Vendor. Reliance shall notify the Vendor prior to making such payment.

3.13.3         Reliance reserves the right to post, or place within any Market, notices of non-responsibility or to do any other act required by Applicable Law in order to exempt Reliance and the Broadband Access Reliance Network from any liability to third parties by reason of any work or improvements to be performed or furnished hereunder; provided, that failure by Reliance to do so will not release or discharge the Vendor from any of its obligations hereunder.

Nothing in the above provision shall be construed as a waiver of Vendor’s statutory rights relating to Liens.

3.14        Vendor To Inform Itself Fully; Waiver of Defense.

3.14.1         The Vendor shall be deemed to have notice of and to have fully examined and approved the Documents, and all regulations and other information in relation to the Documents and/or any amendments, modifications or supplements thereto at any time on or after the Effective Date and to have fully examined, understood and satisfied itself as to all relevant information of which the Vendor is aware or should have been aware and that is relevant as to the risks, contingencies and other circumstances that could affect the Documents and in particular the delivery, commissioning and/or optimization of any Product.  [***]

3.14.2         [***]

Provided always that, in respect of the foregoing provisions of this Section 3.14.2, Vendor shall be entitled to rely on, and Reliance shall take responsibility for, any traffic forecasts, subscriber uptake and data of a similar nature.

3.15        Reliance’s Right to Suspend Work.

3.15.1         Reliance may (i) at any time and upon [***] prior written notice to the Vendor, order the Vendor, in writing, to suspend any part of the Work (including any Purchase Orders) for such reasonable period of time as Reliance may reasonably determine to be appropriate for its convenience, and/or (ii) delay shipment of Products with at least [***] written notice prior to the shipment of the Products.  If any suspension or delay of Work under (i) or (ii) above continues for a period exceeding (a) [***] then Reliance shall be liable to pay Vendor reasonable actual costs directly attributable to the expatriate personnel deployed for any such suspended Services portion of the Work; or (b) [***] then Reliance shall be liable to pay Vendor reasonable actual costs directly attributable to the Indian personnel deployed for any such suspended Services portion of the Work, provided that, the Vendor demonstrates to the reasonable satisfaction of Reliance that it was unable to re-deploy its personnel despite best efforts and such costs are not otherwise paid or payable to Vendor under the Documents. If any suspension of the Work continues for a period of more than [***] Reliance shall pay Vendor actual out of pocket cash storage costs for Equipment directly affected by such suspension from the scheduled shipment date. Reliance shall have the right to audit the accuracy of such costs in accordance with the procedure set out in Section 12.11. Further, in the event such suspension of the Work extends beyond a period of [***] Parties shall discuss a mutually acceptable manner for mitigating such suspension of the Work and Vendor shall be entitled to invoice Reliance and be paid for the value of the Work so suspended.  Any request by the Vendor for a change in the Specifications caused by Reliance’s suspension of the Work pursuant to this Section 3.15 shall be subject to the review and reasonable acceptance of Reliance.  No modification to the Specifications shall be made to the extent that performance is, was or would have been suspended, delayed or interrupted for any other cause due to the Vendor’s fault or if the suspension had no effect on agreed upon performance deadlines set forth in the Documents.

The above provision shall not affect Vendor’s right to invoice Equipment delivered under Section 5.3 and Section 5.4 of the Broadband Access Equipment Contract and invoice Software delivered under Section 7.3 and Section 7.4 of the Broadband Access Software Contract.

3.15.2         Notwithstanding anything to the contrary contained in the Documents, Reliance shall be entitled to suspend the operations or performance of any Purchase Order (including delivery) after [***] notice in writing to Vendor if in the reasonable opinion of Reliance, the Vendor materially fails to perform its obligations in accordance with the Documents.  Upon receipt of such notice and within [***] of such receipt, at the request of Vendor the matters described in the notice shall be referred to the higher management of the Vendor and Reliance for resolution and the Vendor shall forthwith remedy the non-performance in accordance with the decision of the higher management of the Parties, all in further period of [***] from the date of such reference.  If in Reliance’s reasonable discretion, the Vendor has failed to remedy such non-performance, Reliance shall be entitled to place purchase orders for similar items from any other vendors [***].  Rights under this Section 3.15.2 shall be in addition to all other rights and remedies available to Reliance under the Documents.

3.16        Forward Price Assurance.

[***]

3.17        Third Party Contracts.

3.17.1         Vendor shall be responsible for managing all Reliance designated “Third Party Contracts” as identified to Vendor from time to time and entered into for the benefit of Reliance, the Reliance Affiliates and certain Users to the extent described in a Contract.  Vendor shall be responsible with respect to products and service provided under the Third Party Contracts, for: (i) overall program management including, without limitation, the administration and maintenance of such Third Party Contracts (including verifying, advising, reporting and conforming to compatibility requirements of the Products and Services); and (ii) managing the successful integration of all Products supplied by the Vendor with all other products forming a part of the Broadband Access Reliance Network and other obligations as set forth in the Specifications and (iii) managing the compliance with and performance of all operational, administrative and contractual obligations specified in such Third Party Contracts, including nondisclosure obligations but excluding the payment obligations of the parties to such Third Party Contracts.

Provided that Vendor has fully complied with and satisfied its obligations as set forth in Section 3.17.1 above, Vendor shall not be responsible for delay or non-performance of products and/or services furnished pursuant to Third Party Contracts, however the Parties shall work together to maximize the benefits obtainable with respect to performance and timeliness under the relevant Third Party Contracts.

Vendor shall be responsible for all interface and Interoperability of products and software furnished under Third Party Contracts to the extent set forth in the Specifications. With respect to Expansions, the Vendor’s only obligations shall be to ensure Backwards Compatibility and provide such other Work as Reliance and the Vendor may agree. With respect to all third party services purchased by Vendor for Reliance or any User on a cost-reimbursement or Pass-Through Expense basis, Vendor shall pass through to Reliance all price preferences, rebates, extras and other benefits offered by the vendors of such products and services.

3.17.2         As requested by Reliance, Vendor and Vendor Affiliates, shall certify (by their auditors) that they have not received any commission or discount or any other consideration or incentive by whatever name called, directly or indirectly, in any manner whatsoever from any Third Party Provider in relation to the program, except those which have been passed on to Reliance by Vendor and no such commissions, discounts, considerations, compensation or incentives by whatever name called are due from any such person to the Vendor.

3.18        Network Integration

Vendor shall assume complete responsibility for the successful integration of all Products supplied by the Vendor with all other products forming part of the Initial Broadband Access Reliance Network as set forth in the Documents, within the Timetables and time schedules set forth in the Specifications.

3.19        Not used

3.20        Sales to Competitors

[***]

3.21        Insurance.

The Vendor shall maintain insurance in accordance with the provisions set forth in Schedule 2 for Products and Services forming part of the Initial Broadband Access Reliance Network, together with any additional insurances required by Applicable Laws or as agreed by the Parties. Unless otherwise expressly stipulated in the Documents, all such insurance shall be arranged and maintained by the Vendor and the cost and terms of insurance to be approved by Reliance in advance. Reliance shall reimburse Vendor the cost of the marine cum erection insurance, including domestic storage and transportation.

SECTION 4.         SITES, SOFTWARE AND EQUIPMENT

4.1  Sites.

Reliance shall provide Vendor with the use of and access to certain Sites (or equivalent space) as specified in Documents.  Vendor shall be responsible for providing information to Reliance with respect to each Site regarding weight, dimensioning, and space, utility and environmental requirements relating to the Products to be located at such Site.  Reliance shall review the Sites and respond to Vendor regarding the readiness of the Sites with respect to the foregoing information provided by the Vendor. Vendor shall be responsible for inspecting and evaluating the foregoing responses from Reliance or the Sites to determine the suitability of the Sites for the performance of the Work for the Initial Broadband Access Reliance Network.  Vendor shall respond to Reliance regarding Vendor’s recommendations as a result of Vendor’s foregoing inspection and evaluation.  Reliance shall make such corrections to the Sites as are reasonably recommended by the Vendor for suitability of the Work up to the agreed relevant Specifications. [***]  Vendor shall not make any changes, modifications or alterations to any Site without the prior written consent of Reliance.

4.2  Software and Equipment.

4.2.1           Vendor shall be responsible for: (a) the evaluation, procurement, testing, installation, rollout, support and maintenance of Software associated with the provision of the Products and Services (including Updates, Upgrades, new versions or new releases of such Software as described in Section 0, below); and (b) the compliance with and performance of all operational, administrative and contractual obligations specified in such applicable licenses and contracts, including nondisclosure obligations.  Vendor shall be responsible for the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of all Equipment required for the performance of the Work in accordance with the Documents (including all Updates, Upgrades or modifications).  Except to the extent expressly set forth in the Documents, Vendor shall be responsible for providing all furniture, fixtures, Equipment, space and other facilities required to perform the Work and all upgrades, improvements, replacements and additions to such furniture, fixtures, Equipment, space and facilities without additional charge to Reliance.

4.2.2           Vendor represents and warrants that (i) each Revision Level shall be Backwards Compatible, and (ii) all Point Releases and other bug-fixes shall be Backwards Compatible with all of the last [***] consecutive Revision Levels prior to the current Revision Level.  In the event that any Product supplied by the Vendor at any time does not provide Backwards Compatibility as required by this Section 4.2.2, then the Vendor shall provide, without charge to Reliance, any and all necessary Updates and Upgrades (and otherwise take such steps as may be necessary) to achieve Backwards Compatibility. [***].

4.3  Updates and Upgrades.

4.3.1           Subject to Section 4.3.2 below, the Vendor will make available to Reliance, at such times as they become generally available to Other Customers, all Updates and Upgrades for any Products that Reliance has purchased pursuant to the terms of the Documents.  The Vendor shall give Reliance no less than [***] prior written notice of the introduction of any Upgrade.  [***] the Vendor shall provide Reliance with a forecast of future Updates and Upgrades then currently being developed by Vendor or any Vendor Affiliate.  The Vendor shall at all times take all reasonable measures to ensure that Updates and Upgrades will not introduce or release any Malicious Code or Disabling Code into any part of the Broadband Access Reliance Network.

4.3.2           Software and firmware (software embedded in equipment) Updates and Software and firmware Upgrades shall be provided and appropriately installed by Vendor as specified in Annexure1A to the Specifications (Technical Support Services) and the Documents for a period of [***] from the date of Acceptance of the Software or firmware to which such Update or Upgrade relates. With respect to any Software or firmware Update or Update forming part of a Combined Release, Reliance [***] of any additional hardware that may be required to support such Update. Additionally, Reliance shall [***] without losing the benefit of the Update.

4.3.3           In the event that any Update or Upgrade supplied by the Vendor has the effect of preventing the Broadband Access Reliance Network or any part thereof from satisfying, or performing in accordance with the Specifications or otherwise adversely affects the functionality or features of the Broadband Access Reliance Network or any part thereof, then the Vendor shall promptly retrofit or take such other corrective action (including the installation of any additional Products, at the Vendor’s [***]) as may be necessary to assure that the Broadband Access Reliance Network or any such affected part thereof, as modified to include each such Update or Upgrade, shall satisfy and perform in accordance with the Specifications, and restore all pre-existing functionality and features, in each case [***] to Reliance. Failing this, the Vendor shall promptly and [***] to Reliance, remove such Update and/or Upgrade from the Broadband Access Reliance Network, restoring the Network to its pre-existing state, and refund to Reliance all Charges paid for the same. Following such removal, Vendor shall perform all necessary corrective actions in and upon such Updates and/or Upgrades and shall re-test and re-deploy the same no later than [***] from the date of initial introduction into the Broadband Access Reliance Network.

SECTION 5.         PERFORMANCE WARRANTY AND LIQUIDATED DAMAGES

5.1          Special Provisions for Substantial Completion:

The Parties agree that, notwithstanding the commencement of any services, in addition to all other requirements with respect to Substantial Completion set forth in the Documents, the following services and Features shall pass all Acceptance Tests related to such services and Features for the Initial Broadband Access Reliance Network and the Broadband Access Reliance Network, or relevant portion thereof, to be eligible for Substantial Completion, as specified in Acceptance Tests:

All of the above services and Features shall comply in all respect with the Specifications.

5.2          Performance Certification.

Provided always that the Broadband Access Reliance Network is operated and maintained (including all necessary repairs, replacements and other services as paid for by Reliance pursuant to the Broadband Access Services Contract and Technical Support Services) to the standard required under the relevant Documents, Vendor warrants that the Work shall, at all times during the Product Warranty Period and during the first [***] that the Technical Support Services is in effect (provided, however, that if Reliance terminates the Technical Support Services for cause prior to the expiration of such [***] period, then the Vendor’s obligations under this Section shall nevertheless continue for the remaining balance of such [***] period ), comply and perform in accordance with the Specifications (the “Performance Warranty”).  In the event of any breach of the Performance Warranty attributable to the Work not being performed in accordance with the Documents during the Product Warranty Period, or because of Vendor’s failure to comply with its obligations under the Broadband Access Services Contract and Technical Support Services(an “Attributable Breach”), Vendor shall provide, at no cost to Reliance, all Products, Features, Services and other items of Work necessary such that the Broadband Access Reliance Network complies and performs in accordance with the Specifications.

5.3          Problem Analysis.

If Vendor fails to perform the Work in accordance with the Documents, including the Specifications set forth herein, Vendor shall: (i) promptly investigate and report on the causes of the problem; (ii) provide an appropriate Root Cause Analysis of such failure as soon as practicable after such failure; (iii) promptly initiate remedial action reasonably acceptable to Reliance to correct the problem and to begin meeting the Specifications as soon as practicable; (iv) advise Reliance, as and to the extent requested by Reliance, of the status of remedial efforts being undertaken with respect to problems that may have a material impact upon Reliance or the User; (v) advise Reliance, on a weekly basis until correction, of the status of remedial efforts being undertaken with respect to problems that would not have a material impact upon Reliance or any User; and (vi) provide Reliance reasonable evidence that the causes of such problem have been or will be corrected on a permanent basis.  Vendor shall use reasonable efforts and diligence to complete the Root Cause Analysis within the time periods set forth in the Specifications.  Provided however that in the event that the warranty services with respect to Products and Technical Support Services provided by the

Vendor pursuant to the Documents stipulate better service levels than what is set forth in this Section 5.3, Vendor shall provide such better levels of services.

5.4          Continuous Improvement Reviews.

Vendor acknowledges that the quality of the Work provided in certain Service areas may be improved during the Term.  Vendor shall use reasonable efforts to improve the quality of the Work provided in such areas to meet or exceed the Specifications and shall do so [***] to Reliance.

5.5          Satisfaction Surveys.

During the first [***] following the Commencement Date and at [***] intervals thereafter, at Reliance’s sole option, Reliance, its designee and/or independent third parties shall conduct the satisfaction surveys in accordance with the survey protocols and procedures specified in the Procedures Manual.  If the results of any satisfaction survey indicate that the level of satisfaction with Vendor’s performance is less than the target level specified in the Documents, Vendor shall promptly during the period of support and maintenance provided by the Vendor: (a) perform a Root Cause Analysis of the management or user dissatisfaction and report to Reliance the results of such Root Cause Analysis; (b) develop an action plan to address and improve the level of satisfaction; (c) present such plan to Reliance for its review, comment and approval; and (d) take action in accordance with the approved plan and as necessary to improve the level of satisfaction.  Reliance and Vendor shall establish a schedule for completion of the Root Cause Analysis and the preparation and approval of the action plan that shall be reasonable and commensurate with the severity and materiality of the problem; provided, that the time for completion of such tasks shall not exceed [***] from the date such user survey results are finalized and reported.  Following implementation of such action plan, if and to the extent deemed appropriate by Reliance, its designee and/or independent third parties will conduct follow-up surveys with the affected Users and management to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved.

5.6          Performance Failure.

If Vendor fails to remedy an Attributable Breach, Reliance may, in addition to its other remedies at law and in equity, including those provided in the Documents, terminate all or any portion of the Contract in accordance with the provisions of Section 23.

5.7          Liquidated Damages.

5.7.1           The Parties agree that damages for delay are difficult to calculate accurately and not reasonably determinable at the time of execution of the Documents and therefore agree that liquidated damages (“Liquidated Damages”) shall be paid as set forth in this Section.  The Parties agree that Liquidated Damages are intended to compensate Reliance for the delayed or late performance by the Vendor and are not a penalty.

(a)           In the event that delivery of Products or separately identified parts thereof are delayed past the date for delivery thereof set forth in the respective Purchase Orders covering such Products or parts thereof, which delay shall not include delays caused by (i) an event of Force Majeure with respect to delivery affecting the Vendor, (ii) Reliance’s failure to satisfy its obligations relating to delivery as set forth in the Documents or to provide the Vendor access to the Network to allow the Vendor to complete Acceptance Testing (including appropriate Network downtime to accommodate Acceptance Testing), (iii) delays solely attributable to air carriers that have been appointed by Reliance, or (iv) failure by a Third Party Provider (other than a Subcontractor) to perform its obligations with respect to delivery (provided that Vendor has not contributed to such failure by such Third Party Provider or failed to comply with Vendor’s program management responsibilities which contributed to such failure), then Liquidated Damages shall accrue at the rate of [***]  The value of the Products or parts thereof so delayed shall be equal to the Net Prices of such Products or parts thereof so delayed multiplied by the respective quantities of such Products or parts thereof so delayed.  [***]  The foregoing notwithstanding, in the event that such delivery delay of Products or separately identified parts thereof results in a delay in the commissioning or Acceptance of the Broadband Access Reliance Network or any part thereof, then the Liquidated Damages determined under this paragraph (a) shall be the greater of (i) the Liquidated Damages determined as described above, or (ii) Liquidated Damages accrued as described above but [***]

(b)           In the event that Substantial Completion of any portion of the Initial Broadband Access Reliance Network is delayed beyond the date set for Substantial Completion of such portion of the Initial Broadband Access Reliance Network specified in the Documents, which delay shall not include delays caused by (i) an event of Force Majeure with respect to such portion of the Initial Broadband Access Reliance Network affecting Vendor, (ii) Reliance’s failure to satisfy its obligations relating to Substantial Completion of such portion of the Initial Broadband Access Reliance Network set forth in the Documents, (iii) delays solely attributable to air carriers that have been appointed by Reliance or (iv) failure by a Third Party Provider (other than a Subcontractor) to perform its obligations with respect to such portion of the Initial Broadband Access Reliance Network (provided that Vendor has not contributed to such failure by such Third Party Provider or failed to comply with Vendor’s program management responsibilities which contributed to such failure), then Liquidated Damages shall accrue at the rate of [***].  The value of all Purchase Orders relating to such portion of the Initial Broadband Access Reliance Network shall be equal to the Net Prices of all Products and Services covered by all Purchase Orders that relate to such portion of the Initial Broadband Access Reliance Network, multiplied by the respective quantities of such Products and Services relating to such portion of the Initial Broadband Access Reliance Network.  [***]

(c)           In the event that Substantial Completion of Products forming part of Expansions is delayed beyond the date set for such Substantial Completion due to Defects and Deficiencies attributable to the Vendor (other than delay in delivery) and Vendor fails to rectify such Defects or Deficiencies in accordance with the time periods set forth in Annexure 1A to the Specifications (Technical Support Services), then Liquidated Damages shall accrue at the rate of [***]. The Liquidated Damages shall be calculated for the period commencing on the date on which such Products failed to achieve Substantial Completion and ending on the date on which the Products achieve Substantial Completion. [***]

(d)           Liquidated Damages payable to Reliance hereunder shall, at Reliance’s option, be payable by way of offset against outstanding payment obligations of Reliance to Vendor or any assignee or Affiliate of Vendor or by credits against future purchases of Products and Services by Reliance from Vendor or any assignee or Affiliate of Vendor.

(e)           The Parties may agree that Liquidated Damages may be waived in the event that Reliance requests Vendor to deliver Products or achieve Acceptance of the Broadband Access Reliance Network or any part thereof on an expedited basis.  Any such agreement to waive Liquidated Damages must be in writing signed by both Parties at the time the Purchase Order relating to such Products or Link is given to Vendor.

5.7.2           In the event Vendor fails to make available for the Broadband Access Reliance Network each service, Feature and Function set forth on Schedule 6 to these General Terms on or before the respective date set forth on Schedule 6 for such availability, then the Vendor shall pay Liquidated Damages to Reliance in the respective amount set forth on Schedule 6 relating to such service, Feature or Function.  Liquidated Damages payable to Reliance hereunder shall, at Reliance’s option, be payable by way of offset against outstanding payment obligations of Reliance to Vendor or any assignee or Affiliate of Vendor or credits against future purchases of Products and Services from Vendor or any assignee or Affiliate of Vendor.

SECTION 6.         PROJECT PERSONNEL

6.1          Key Personnel.

Certain Key Personnel critical to the success of the Work are designated in a schedule to these General Terms provided that for Expansions Key Personnel shall be identified only in the event that Reliance issued a Task Order for Services to Vendor. Vendor will implement and maintain a program designed to retain Key Personnel on the Reliance account for the prescribed period.

6.2          Approval of Key Personnel.

Before assigning an individual to act as one of the Key Personnel, Vendor shall notify Reliance of the proposed assignment and provide a reasonable opportunity for Reliance or its designee representatives to interview the individual, including a resume and such other information about the individual as may be reasonably requested by Reliance.  If Reliance in good faith objects to the proposed assignment, the Parties shall attempt to resolve Reliance’s concerns on a mutually agreeable basis.  If the Parties have not been able to resolve Reliance’s concerns within [***] Vendor shall not assign the individual to that position and shall propose to Reliance the assignment of another individual of suitable ability and qualifications.  Reliance may from time to time change the positions designated as Key Personnel under these General Terms with Vendor’s approval, which shall not be unreasonably withheld.

6.3          Continuity of Key Personnel.

Vendor shall cause each of the Key Personnel to devote full time and effort, for the period specified in the applicable Documents, to the performance of the Work under the applicable Documents.  Vendor shall not transfer, reassign or remove any of the Key Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death) during the specified period without Reliance’s prior approval.  In addition, even after the period specified (except as a result of voluntary resignation, involuntary termination, illness, disability, or death), Vendor shall transfer, reassign or remove one of its Key Personnel only after: (i) giving Reliance at least [***] prior written notice; (ii) obtaining Reliance’s written approval of a suitable replacement or position elimination; and (iii) assuring Reliance that such action will not have an adverse impact on Vendor’s performance of its obligations under the Documents.

6.4          Vendor Program Manager.

At Reliance’s request, Vendor shall designate a “Vendor Program Manager” for Reliance with respect to the Work performed pursuant to each Contract.  The Vendor Program Manager shall: (i) be one of the Key Personnel; (ii) be a full time at-will employee of Vendor; (iii) devote his or her full time and effort to managing the Work for a minimum period of [***] after the date of Acceptance of the Initial Broadband Access Reliance Network (except as a result of voluntary resignation, involuntary termination, illness, disability, or death); (iv) serve as the single point of accountability for the Work; and (v) have day-to-day authority for ensuring customer satisfaction and attainment of all Specifications.

6.5          Vendor Personnel Are Not Reliance, Reliance Affiliate or User Employees.

Vendor, not Reliance nor any Reliance Affiliate or User, has the right, power, authority and duty to supervise and direct the activities of the Vendor Personnel and to compensate such Vendor Personnel for any work performed by them on Reliance’s behalf pursuant to the Documents.

6.6          Replacement, Qualifications, and Retention of Vendor Personnel.

6.6.1           Vendor shall assign sufficient Vendor Personnel to perform the Work in accordance with the Documents and such Vendor Personnel shall possess suitable competence, ability and qualifications and shall be properly skilled for the Work they are to perform.

6.6.2           In the event that Reliance determines that the continued assignment of any Vendor Personnel in accordance with the Documents (including Key Personnel) is not in the best interests of Reliance or User, Reliance shall give Vendor prior written notice to that effect requesting that such Vendor Personnel be replaced; provided, that Vendor shall not effect any such replacement in violation of Applicable Laws.  Vendor shall promptly replace such Vendor Personnel with an individual of suitable skills.  Nothing in this provision shall operate to limit Vendor’s responsibility for the acts or omissions of the Vendor Personnel.

6.6.3           In addition to, and not in limitation of any rights Reliance possesses under Section 6, if Reliance determines that a Vendor-provided employee, agent or Subcontractor is not providing satisfactory service, Reliance shall advise the Vendor and may require the Vendor to remove that employee/agent or Subcontractor.  Reliance shall only pay for work actually satisfactorily performed by the removed employee/agent or Subcontractor prior to Reliance’s notice for removal and not for transportation or per diem costs associated with replacing the employee/agent or Subcontractor.

6.6.4           The Vendor shall require its employees, agents and Subcontractors (to the extent applicable) to comply with the terms and conditions of the Documents.

6.7          Reliance Approval of Vendor Personnel

If Charges for any Services are payable on a per diem or a time and materials basis, Reliance shall have a reasonable opportunity to review and approve all Vendor Personnel involved in the applicable Purchase Order.

6.8          Union Contracts and Applicable Laws.

Vendor shall provide Reliance not less than [***] notice of the expiration of any collective bargaining agreement with unionized Vendor Personnel if the expiration of such agreement or any resulting labor dispute could potentially interfere with or disrupt the business or operations of Reliance or a User, or impact Reliance’s ability to timely perform its duties and obligations under the Documents.

SECTION 7.         VENDOR’S RESPONSIBILITIES

7.1          Committees and Meetings.

7.1.1           Joint Operating Committee.

Reliance and Vendor shall establish a Joint Operating Committee, consisting of three appropriate representatives of each Party with authority to make commitments and take appropriate actions.  The purpose of the Joint Operating Committee is to discuss Reliance’s business requirements, the Work and ways to better align the Work to serve these business requirements and to discuss payments due and outstanding to the Vendor.  Additionally, the Joint Operating Committee will review the status of the Documents, the performance of the Parties thereunder and the status and resolution of disputes between the Parties.  The Joint Operating Committee will also provide a forum for discussions regarding Reliance’s current and anticipated needs, the direction of technology changes and Vendor’s performance and anticipated requirements.

7.1.2           Meetings.

During the Term, representatives of the Parties shall meet periodically to discuss matters arising under the Documents.  Such meetings shall include the following:

(a)           a periodic meeting at least monthly of the Joint Operating Committee to review performance and monthly reports, planned or anticipated activities and changes that might adversely affect performance, outstanding invoices and such other matters as appropriate;

(b)           a quarterly management meeting to review the monthly reports for the quarter, review Vendor’s overall performance under the Contract, review progress on the resolution of issues, provide a strategic outlook for Reliance’s information systems requirements, and discuss such other matters as appropriate;

(c)           an annual meeting of senior management of both Parties to review relevant contract and performance issues; and

(d)           such other meetings of Reliance and Vendor Personnel, including senior management of Vendor, as Reliance or Vendor may reasonably request.

7.1.3           Preparation for Meetings.

For each such meeting, upon Reliance’s request, Vendor shall prepare and distribute an agenda, which will incorporate the topics suggested by Reliance.  Vendor shall distribute such agenda in advance of each meeting so that the meeting participants may prepare for the meeting.  In addition, upon Reliance’s request, Vendor shall record and promptly distribute to applicable Reliance personnel and Vendor Personnel minutes for every meeting.

7.1.4           Notice of Meetings.

Vendor shall notify the Reliance Program Manager in advance of scheduled meetings with Users (other than meetings pertaining to the provision of specific Services on a day-to-day basis) and shall invite the Reliance Program Manager to attend such meetings or to designate a representative to do so.

7.2          Documentation and Records.

The Vendor shall furnish all drawings, specifications, specific design data, preliminary arrangements and drawings arising from or related to the Work or as otherwise required for the Vendor to perform its responsibilities under the Documents. Such materials shall be in sufficient detail to indicate that the Work to be supplied and performed under the Documents complies with the Specifications and the other requirements set forth herein. Vendor will maintain and provide all of the documentation and records produced in connection with the implementation of the Work and the Documents and any other documents that may be required by Reliance to (a) meet and comply with any Applicable Laws, (b) minimize the cost of the program, and (c) arrange financing, insurance or improved operational flexibility for Reliance.  The Vendor shall be responsible for any loss arising out of or relating to the negligent act or omission of the Vendor, its employees, agents or Subcontractors in failing to maintain proper records and documentation for Reliance’s property.  The Vendor shall reimburse Reliance for any such loss of Reliance’s property at the replacement cost applicable thereto.

7.3          Reports.

Vendor shall provide to Reliance the reports required in the applicable Contract in the format and at the frequencies provided therein (the “Specified Reports”).  From time to time, Reliance may request and Vendor shall prepare and deliver any additional reports that Reliance may identify to be generated by Vendor on an ad hoc basis (the “Ad Hoc Reports”).  The Specified Reports and the Ad Hoc Reports shall be collectively referred to as the “Reports”.  All Specified Reports shall be provided to Reliance as part of the Work [***]. The Procedures Manual shall indicate the number and nature of the Ad Hoc Reports that shall be provided to Reliance as part of the Work at no additional charge (the “Ad Hoc Reporting Baseline”). If Reliance requests a number or nature of Ad Hoc Reports that exceeds the Ad Hoc Reporting Baseline (“Additional Reports”), Vendor shall prepare and deliver such Additional Reports promptly, but shall be permitted to charge Reliance [***].  If no Ad Hoc Reporting Baseline is specified in a Contract, the Parties shall assume that the Ad Hoc Reporting Baseline is equal to the number and nature of reporting that one reasonably trained and experienced person could produce using reasonable efforts and diligence.  As part of the Work, Vendor shall provide Reliance with such information available to Vendor as may be reasonably requested by Reliance in order to verify the accuracy of the Reports provided by Vendor.  Vendor shall promptly correct any errors or inaccuracies in or with respect to the Reports or other deliverables caused by Vendor or Vendor Personnel.

7.4          Meetings.

During the term of each Contract, representatives of the Parties shall meet periodically or as reasonably requested by either Party to discuss matters arising under such Contract.  Such meetings may include a periodic meeting to review performance and any reports, planned or anticipated activities and changes that might adversely affect or improve performance, and such other matters as appropriate, review progress on the resolution of issues, provide a strategic outlook for User’s information systems requirements, and discuss such other matters as appropriate.

7.5          Quality Assurance.

Vendor shall develop and implement quality assurance processes and procedures to ensure that the Work is performed in an accurate and timely manner, in accordance with the Documents and best practices of the information technology and telecommunications industry and in compliance with the laws applicable to Reliance and Users.  Such procedures shall include verification, checkpoint reviews, testing, acceptance, and other procedures for Reliance to assure the quality and timeliness of Vendor’s performance.  Vendor shall submit such processes and procedures to Reliance for its review and comment within [***] following the Effective Date of each Contract, and a final draft at least [***] prior to the Commencement Date of each Contract.  If the Parties do not agree upon a specific quality assurance modification requested by Reliance, the Parties shall promptly meet and work diligently to resolve the disagreement.  Such processes and procedures shall be included in the Procedures Manual.  Nothing herein shall require Vendor to disclose confidential Proprietary Information regarding its processes and procedures that do not directly affect Reliance or any User.  No failure or inability of the quality assurance procedures to disclose any errors or problems with the Work, however, shall excuse Vendor’s failure to comply with the Specifications and other terms of the Documents.

7.6          Architecture, Standards and Information Technology and Telecommunications Planning.

As requested by Reliance, Vendor shall provide Reliance with reasonable assistance in defining information technology and telecommunication architectures and standards relating to the Work on an ongoing basis and in preparing long-term strategic information technology and telecommunication plans and short-term implementation plans on an annual basis.

7.7          Time, Date and Location Processing Compliance.

7.7.1           Vendor covenants, and shall take all steps necessary to ensure, that the advent of any time, time zone, multiple locations, date or year shall not adversely affect Vendor’s performance of the Work.  Vendor further covenants, and shall take all steps necessary to ensure, that the Broadband Access Reliance Network and the Work shall: (a) have the ability to process time, time zone, multiple locations and date information before, during and after any time, time zone, multiple locations, date or year change, including accepting time and date input, providing time and date output and performing calculations on times and dates or portions of times and dates; (b) respond to two (2) digit year date input in a way that resolves the ambiguity as to date or year in a disclosed, defined and predetermined manner; (c) store and provide output of time, time zone, multiple locations and date information in ways that are unambiguous as to times, time zones, dates or years; and (d) properly exchange date and time data with software, equipment and systems with which it shall interact and Interoperate (collectively, “Date Processing Compliance”).

7.7.2           Vendor shall obtain warranties of Date Processing Compliance from each third party vendor from whom Vendor procures new third party Equipment or Software to be operated, maintained, supported or used by Vendor, Reliance or User under the Documents.  Vendor shall not procure any such Equipment or Software not having such warranties of Date Processing Compliance without Reliance’s prior approval.

7.8          Access to Specialized Vendor Skills and Resources.

Upon Reliance’s reasonable request, Vendor shall promptly provide Reliance with access to Vendor’s specialized technical services, personnel and resources (the “Specialized Services”) at least equal to that provided by Vendor to any of its other customers.  The Parties acknowledge that the provision of such Specialized Services may, in some cases, constitute New Services for which Vendor is entitled to additional compensation, but in no event shall Vendor be entitled to any additional compensation for New Services under this Section 7.8 unless agreed to in writing by Reliance.

7.9          Standby Letter of Credit.

7.9.1           Vendor shall at least [***] prior to the time that Vendor invoices Reliance with respect to the Acceptance of the Products or Services under a Purchase  Order, provide a  standby  letter of  credit (“Performance Security”) for performance of the  Work and  the  warranty obligations applicable to the Products or Services covered  under such Purchase Order.  Such Performance Security shall be in an amount equal to [***] of the total Purchase Order value and shall be valid for a period of [***] from and after the date of the Acceptance of all Products or Services covered under such Purchase Order (the “Initial Term”). Vendor shall renew such Performance Security for a further period of [***] (the “Extension Term”) on the same terms and conditions.

7.9.2           During the Initial Term, Reliance shall be entitled to draw upon the Performance Security, at any time after the occurrence of any one or more of the following events:

(a)           Any Products and Services fail to materially comply and perform in accordance with the Specifications;

(b)           Vendor fails to materially perform its obligations with respect to Section 5.2;

(c)           Any material breach by the Vendor of any of its covenants or obligations set forth in Section 3.16, Section 4.2.2, Section 14.2, Section 19.1 or Section 20.1;

(d)           Any breach by the Vendor of any of its covenants or obligations set forth in Section 3.20 or Section 12.7; and/or

(e)           Vendor fails to materially perform its obligations set forth in the Documents with respect to the Test Bed Laboratory;

provided, that in each case Reliance shall give Vendor [***] written notice of Reliance’s intent to draw upon the Performance Security, during which time the Vendor shall be allowed to cure the breach, failure or default specified in such notice and any dispute between Vendor and Reliance with respect to such performance failure has not been resolved through the procedures set forth in Section 22.2(ii) except that the period to resolve such dispute as set forth in such Section 22.2(ii) was extended to thirty (30) days.

7.9.3           During the Extension Term, Reliance shall be entitled to draw upon the Performance Security at any time after the occurrence of the following event:

(a)           Any Products and Technical Support Services fail to materially comply and perform in accordance with the Specifications (excluding Vendor’s obligations in respect of providing Vendor Personnel for Program Management under Annexure 1A of the Specifications);

provided, that Reliance shall give Vendor [***] written notice of Reliance’s intent to draw upon the Performance Security, during which time the Vendor shall be allowed to cure the breach, failure or default specified in such notice (but only if such breach, failure or default is capable of being cured within such time) and any dispute between Vendor and Reliance with respect to such performance failure has not been resolved through the procedures set forth in Section 22.2(ii) except that the period to resolve such dispute as set forth in such Section 22.2(ii) was extended to [***].

7.9.4           The Performance Security shall be issued in the forms attached as Schedule 5A and 5B hereto and by a bank acceptable to Reliance.  Vendor shall vary the value of the Performance Security as necessary and called for by the issuing bank to include all Purchase Order changes made pursuant to the Documents including, but not limited to, increase or decrease in scope, value, and schedule acceleration or deceleration.

7.9.5           Vendor shall obtain such Performance Security and shall replace, renew or extend such Performance Security for one additional [***] period (with effect from the expiration of the immediately prior [***] period) in order that such Performance Security remains effective and valid at all times until the expiration of [***] after the date of Acceptance of the Work covered under such Performance Security. Vendor shall deliver evidence of such replacement, renewal or extension to Reliance at least [***] prior to the expiration of the then-current term.  In the event that Reliance does not receive such renewed or extended Performance Security at least [***] prior to the expiration of the then-current term, then Reliance may encash, present for collection or otherwise realize upon the entire amount of such existing Performance Security at any time prior to the expiration of the then-current term of such Performance Security, and Vendor hereby consents to such encashment, presentation for collection or other realization. In the event that Reliance actually receives any amounts as a result of any such encashment, presentation for collection or other realization, Reliance shall hold such amounts as a substitute for the Performance Security so encashed, presented for collection or otherwise realized, and such amounts shall be subject to the same terms and conditions regarding release of Performance Security set forth in this Section.  In the event that the Vendor subsequently provides Reliance with additional Performance Security of at least equal value with the Performance Security so encashed, presented for collection or otherwise realized, then Reliance shall pay over to the Vendor the foregoing amounts received by Reliance, less all bank charges related to the holding or paying over of such amounts to the Vendor.

7.9.6           Upon Vendor’s performance of all obligations, the Performance Security will be released to Vendor after it has been ascertained that Reliance has no claims against Vendor.

7.9.7           In the event that the terms of payment under the Purchase Order and applicable Documents allow for the payment of any amount to Reliance, Reliance shall be permitted to draw such amount from the Performance Security if such amount is not paid within [***] of it becoming due by the Vendor to Reliance.

7.10        Planning.

Vendor shall assist Reliance in preparing, on an annual basis, a network design, architecture and engineering plan to address Reliance business and technology requirements relating to the Products and Services provided by Vendor (the “Broadband Access Reliance Network Plan”).  The Broadband Access Reliance Network Plan shall incorporate both a five-year plan and an annual implementation plan, as set forth below. The Vendor shall, [***] provide the equivalent of up to one person to support such planning.

7.10.1         Five-Year Plan.

The Broadband Access Reliance Network Plan shall include a comprehensive assessment and strategic analysis of the Broadband Access Reliance Network, systems, products and services for the next five years, including an assessment of the appropriate direction for such Broadband Access Reliance Network, systems and services in light of Reliance’s business priorities, strategies and competitive market forces (to the extent such business information is provided by Reliance to Vendor).  The five-year plan shall include the specific identification of proposed software and hardware strategies and directions, cost projections, cost/benefit analyses of proposed changes, descriptions of the types of personnel skills and abilities needed to respond to recommended changes or upgrades in technology, general plans and projected time schedules for developing and achieving recommended elements, and recommendations of network and other technology platforms supporting service level requirements, exploiting industry trends or offering potential price/performance improvement opportunities.

7.10.2         Annual Implementation Plan.

As necessary to support the overall objectives and directions of the five-year plan, the annual implementation plan shall provide specific guidance as to the network and other technology services requirements, projects, and plans for the upcoming year, including details on operations, maintenance backlog and development activities.  The annual implementation plan shall include a summary review of Vendor’s performance of the Work in the year then concluding, and shall make updates and revisions of the long-term plan as appropriate if the Term is extended.  An annual implementation plan shall be prepared for each year of the Term.

7.10.3         Project Planning.

Reliance shall develop a project plan for the drafting of the Broadband Access Reliance Network Plan that (i) identifies the key Reliance personnel whose input is required for completion of the Broadband Access Reliance Network Plan and (ii) sets forth a proposed interview schedule for such personnel.  Vendor shall adhere to the project plan, and shall notify Reliance of any delay or inability to complete any phase or portion thereof. Vendor shall recommend modifications to the Broadband Access Reliance Network Plan as it deems appropriate.

7.10.4         Implementation.

As requested by Reliance, Vendor shall modify the Work to conform to the Broadband Access Reliance Network Plan.

7.11        Disaster Recovery.

Vendor shall, on or before [***] propose to Reliance a disaster recovery plan for Broadband Access Reliance Network. Reliance may, pursuant to rejection and/or modification (in its sole discretion) of any portion of such Vendor proposed disaster recovery plan, accept such disaster recovery plan. Vendor shall ensure that its network management facility’s disaster recovery procedures are compatible with such Reliance accepted disaster recovery plan.

SECTION 8.         RELIANCE RESPONSIBILITIES

8.1          Responsibilities.

In addition to Reliance’s responsibilities as expressly set forth elsewhere in the Documents, Reliance shall be responsible for the following:

8.1.1           Reliance shall, at its sole discretion, designate, prior to commencement of the Services by Vendor, a “Reliance Program Manager,” who shall have the authority to act on behalf of Reliance in all day-to-day matters pertaining to the Documents and any Contract hereunder.  Reliance may change the designated Reliance Program Manager from time to time by providing notice to Vendor.  Additionally, Reliance will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the Reliance Program Manager is not available.

8.1.2           Reliance shall cooperate with Vendor by, among other things, making management decisions and providing information, approvals and acceptances, as reasonably requested by Vendor, so that Vendor may accomplish its obligations and responsibilities hereunder.

SECTION 9.         AFFILIATES

9.1          Affiliates.

9.1.1           During the Term, Reliance will have the right, but not the obligation, to require the Vendor to fulfill (and the Vendor will so fulfill) signed Purchase Orders for Products and/or Services received from any Affiliate designated by Reliance pursuant to and in accordance with the same prices and the same terms and conditions as set forth in the Documents, provided that such Products and Services shall be solely for Network deployment in the Republic of India.

9.1.2           The Reliance Affiliate placing a Purchase Order shall be primarily liable to Vendor for payment of all amounts due thereunder in accordance with the Documents. Reliance shall provide reasonable financial information relating to such Reliance Affiliate. In the event the Parties cannot reach agreement regarding such details, Reliance shall issue a comfort letter to the Vendor pursuant to which Reliance will agree to take all steps necessary to ensure that such Reliance Affiliate makes all payments due to the Vendor in accordance with the terms of the Documents.

9.2          Affiliate Rights and Obligations.

9.2.1           Notwithstanding anything contained herein to the contrary, Reliance Affiliates will not be deemed third party beneficiaries to these General Terms.  Only Reliance may designate a Person as a Reliance Affiliate in accordance with the terms of this Section 9 and (except with respect to specific Reliance Affiliate Purchase Orders made by a Reliance Affiliate pursuant to and in accordance with the terms of this Section 9) only Reliance has the right and/or the ability to enforce any rights hereunder against the Vendor.  Only the Reliance Affiliate issuing a specific Purchase Order for the supply of Products and/or Services under the Documents will incur an obligation or liability to the Vendor for any claim that may arise from or relate to that Purchase Order.  [***].

9.2.2           For purposes of any such Reliance Affiliate Purchase Order, the term “Reliance” as used herein shall be deemed to mean any such Reliance Affiliate ordering hereunder, subject solely to the terms of this Section 9.

SECTION 10.       SUBCONTRACTORS

10.1        Subcontractors.

10.1.1         Performance of the Documents may not be delegated, subcontracted or assigned, in whole or in part, by the Vendor without the prior written consent of Reliance.  To attain Reliance’s consent, the Vendor shall provide Reliance with the following a) with respect to all Subcontractors engaged exclusively to perform Work for Reliance, Vendor shall submit to Reliance the general terms upon which it proposes to contract with such Subcontractors, together with their names and relevant details; Reliance will review the same expeditiously (taking into account the alternative sources available and program schedule) and will not unreasonably withhold, condition or delay its consent to the same; Reliance’s approval/consent shall not however affect the Vendor’s responsibility under the Documents.  Reliance shall be provided with unpriced copies of such executed agreements; and/or b) with respect to the Subcontractors who are directly working on the Broadband Access Reliance Network, the Vendor shall submit the general terms upon which it proposes to contract with such Subcontractors and/or c) with respect to the other Subcontractors, the Vendor shall submit Vendor’s subcontracting plan at no extra cost (specifying the details of major Subcontractors; the work, and the level of criticality of such work to be performed by the Subcontractors, the alternative sources/parties available for such providing such work) and the details of the agreement between the Vendor and such Subcontractor (describing guarantees of continued supply, protection against delays in project implementation and cost increases).  In the event that Reliance is of the opinion, based on the subcontracting plan provided and other program related information available, that any Subcontractor is critical to the implementation of the program (for example, where there is only one party providing such subcontracting services), the Parties shall mutually agree on certain preventive measures to ensure that such Subcontractor does not cause any delay in implementation of, or cost increases in, the program.  Pursuant to the terms set forth above, the Vendor will select Subcontractors in connection with the performance of the Work such that all Products and Services provided by any such Subcontractors meet the Specifications and all other requirements set forth in the Documents.

10.1.2         Regardless of whether or not the Vendor obtains approval from Reliance of a Subcontractor or whether the Vendor uses a Subcontractor recommended by Reliance, use by the Vendor of a Subcontractor will not, under any circumstances: (a) give rise to any claim by the Vendor against Reliance if such Subcontractor breaches its subcontract or contract with the Vendor; (b) give rise to any claim by such Subcontractor against Reliance; (c) create any contractual obligation by Reliance to the Subcontractor; (d) give rise to a waiver by Reliance of its rights to reject any Defects or Deficiencies or Defective Work; or (e) in any way release the Vendor from being solely responsible to Reliance for the Work to be performed under the Documents.

10.1.3         The Vendor agrees that Reliance may revoke consent of any Subcontractor that violates any terms or conditions of the Documents.  Reliance has the right at any time to require removal of a Subcontractor and/or any of a Subcontractor’s personnel from Work upon reasonable grounds and reasonable prior written notice to the Vendor.  The exercise of such right by Reliance will have no effect on the provisions of Sections 10.1 and 10.2.

10.2        Vendor’s Liability.

10.2.1         The Vendor is the general contractor for the Work and remains responsible for all of its obligations under the Documents, including the Work, regardless of whether a subcontract or supply agreement is made or whether the Vendor relies upon any Subcontractor to any extent.  [***].

10.2.2         The terms of the Documents shall in all events be binding upon the Vendor regardless of and without regard to the existence of any inconsistent terms in any agreement between the Vendor and any Subcontractor whether or not and without regard to the fact that Reliance may have directly and/or indirectly had notice of any such inconsistent term.

10.3        Assignability of Subcontracts to Reliance.

To the extent reasonably requested in writing by Reliance, the Vendor will immediately assign to Reliance any subcontract between the Vendor and any Subcontractor engaged specially to perform Work for Reliance, or who are directly working on the Broadband Access Reliance Network.  The Vendor will ensure that each agreement between the Vendor and a Subcontractor contains a provision stating that such agreement permits assignment thereof without penalty to Reliance at the option of Reliance and for the same price and under the same terms and conditions as originally specified in such Subcontractor’s agreement with the Vendor and such Subcontractor will continue its portion of the Work as may be requested by Reliance.  Provided however, in the event a Subcontractor, in spite of best efforts of the Vendor, refuses to agree to the insertion of the said provision in the said agreement between the Vendor and the Subcontractor, the Parties shall discuss, if necessary with the Subcontractor, the means of resolution of such deviation. Furthermore, the Vendor shall ensure that each material agreement between the Vendor and a Subcontractor contains a provision stating that such agreement may be made available in whole or in part to Reliance at its reasonable request without causing the violation and/or breach of any such agreement.

10.4        Subcontractor Insurance.

The Vendor shall require all Subcontractors to obtain, maintain and keep in force during the time they are engaged in providing Products and Services hereunder adequate insurance coverage consistent with Section 3.19 and Schedule 2 (provided, that the maintenance of any such Subcontractor insurance will not relieve the Vendor of its other obligations pursuant to Section 3.19 and Schedule 2).  The Vendor will, upon Reliance’s request, furnish Reliance with evidence of such insurance in form and substance reasonably satisfactory to Reliance.  To the extent requested by Reliance all such insurance will be subject to Reliance’s reasonable approval.  All Subcontractors shall be of bondable financial condition.

10.5        Vendor Warranties.

The warranties of the Vendor set forth in the Documents will be deemed to apply to all Work performed by any Subcontractor as though the Vendor had itself performed such Work, and the Parties agree that Subcontractor warranties will not be enforceable merely on a “pass-through” basis.  Reliance may, but shall not be obligated to, enforce such warranties of any Subcontractor to the extent that Reliance determines that the Vendor is not paying and/or performing its warranties; provided, that any such election by Reliance will not relieve the Vendor from any obligations or liability with respect to any such warranty.

10.6        Payment of Subcontractors.

The Vendor shall make all payments to all Subcontractors, unless otherwise specified in the Documents, (except in the case of legitimate disputes between the Vendor and any such Subcontractor arising out of the agreement between the Vendor and such Subcontractor) in accordance with the respective agreements between the Vendor and its Subcontractors such that Subcontractors will not be in a position to enforce liens and/or other rights against Reliance or any of its Affiliates, any Market or any part thereof or Product therein. Vendor shall provide, and shall obtain from all Subcontractors and deliver to Reliance, waivers of all unpaid vendors, mechanics’ and materialmen’s liens under all Applicable Laws.  Reliance reserves the right, upon written intimation to Vendor, to make payments due hereunder directly to suppliers of Vendor whenever Reliance has reason to believe Vendor has not paid or is likely not to pay such suppliers amounts due them on a timely basis, provided that Reliance shall give the Vendor notice prior to making such payments.  In the event Reliance makes such payments to Subcontractors, Vendor shall immediately credit, secure or repay to Reliance, the amount of such payments.

SECTION 11.       TERM

The term of these General Terms shall begin on the Effective Date and continue either (a) for a period of [***] or (b) until final termination of any Contract entered into in accordance with these General Terms, whichever is later (as such term may be renewed, extended or earlier terminated pursuant to the terms hereof, the “Term”).  The term of these General Terms and of each Contract shall begin and expire as set forth hereunder and thereunder; provided, that upon the mutual agreement of the Parties at least [***] prior to the expiration of the current term, each Contract is subject to renewal for [***] periods on the same terms and conditions contained therein.

SECTION 12.       CHARGES

12.1        General.

In full and complete consideration of Vendor’s performance of the Services and provision of the Products, Reliance agrees to pay Vendor the Charges set forth in the applicable Contract in accordance with the process set forth in such Contract.  [Reliance shall only be obligated to pay for Products and Services that comply with the Documents, including applicable Specifications and the provisions set forth in the relevant Contract.] Vendor shall correct,

[***] any nonconforming Products or Services and any incorrect outputs, such as reports, that are the responsibility of Vendor hereunder, and [***].

12.2        [***]

12.3        Third Party Fees.

Beginning on the Commencement Date and to the extent expressly set forth in an Contract, Vendor shall be responsible for: (i) all Subcontractor  fees and expenses necessary for the performance of the Services and provision of the Products and other Work; and (ii) the payment of any fees, penalties, charges, interest or other expenses due and owing with respect to such Subcontractor.

12.4        Expenses.

Except to the extent identified as an Expense in an applicable Purchase Order, and approved by Reliance in accordance with the Documents, all expenses incurred by the Vendor to provide any Deliverable shall be deemed included in the Net Price for such Deliverable.

12.4.1         Expense Forecasts.

(a)           Prior to the issuance of any Purchase Order, Vendor shall provide Reliance with a good-faith estimate, as required by Reliance from time to time, of all Expenses to be incurred in connection with the Deliverables requested in such Purchase Order, including volume and technical specifications for Reliance to calculate freight, handling, warehouse charges and clearing and forwarding charges, together with a brief description of the role of such Expenses in Vendor’s provision of such Deliverables (with respect to such Purchase Order, the “Expense Forecast”).

(b)           To the extent (i) the actual cost of any Pass-Through Expenses or Retained Expenses exceeds the estimate for such Expense set forth in the Expense Forecast by greater than [***] and (ii) such increase in cost is not directly attributable to (A) a Force Majeure event or (B) the negligent or willful acts of Reliance, then Vendor shall be liable for all Expenses in excess of 120% (one hundred twenty percent) of the Expense Forecast and shall credit or pay such amount to Reliance within [***].

12.4.2         Pass-Through Expenses.

(a)           Except to the extent expressly set forth herein, Vendor shall be obligated to obtain the prior written approval of Reliance prior to incurring any Pass-Through Expense described in this Section 12.4.2, and Vendor shall be responsible for any unapproved Pass-Through Expenses it incurs.

(b)           Vendor shall pay all Pass-Through Expenses directly to the applicable third party contractors.  Before paying an invoice for any Pass-Through Expense, Vendor shall review the invoiced charges and shall give Reliance a reasonable opportunity to review the invoice and any supporting information or documentation requested by Reliance.  Vendor will provide the original third-party invoice to Reliance, together with a statement that Vendor has reviewed and validated the invoiced charges, at least [***] prior to the date on which payment is due if reasonably possible.  Vendor will highlight any charges that appear to be inappropriate and reconcile all bills with applicable Subcontractors.  To the extent Vendor fails to comply with its obligations hereunder, it shall be financially responsible for any late fees, interest charges or other Losses, costs or expenses incurred by Reliance.  Reliance shall reimburse Vendor for all Pass-Through Expenses, provided that Reliance shall only be responsible for actual costs incurred by Vendor, with no mark-up, profit, overhead or administrative expense.

12.4.3         Retained Expenses.

With respect to any Deliverable, all items constituting Retained Expenses are as set forth in the relevant Documents.  With respect to any Deliverable, Reliance shall have no responsibility for Retained Expenses arising from or related to the provision of such Deliverable except to the extent such Retained Expenses are expressly set forth in such Document.  Reliance shall arrange, manage and pay all Retained Expenses directly to the applicable third party contractor.  Notwithstanding anything to the contrary, in the event Reliance fails to arrange for any equipment, materials, supplies, or other services constituting a Retained Expense within the timeframe set forth in the Documents, absent the fault or negligence of the Vendor, Vendor shall not suffer any penalty for delay in the provision of the Deliverables to the extent such delay results solely and directly from such failure.

12.4.4         Reliance Internal Expenses.

Notwithstanding anything herein to the contrary, in no event shall the provision by Reliance of any personnel, supplies, equipment, materials or services constituting Reliance Internal Expenses be considered a contractual obligation of Reliance, unless such provision is set forth in a mutually agreed Purchase Order. In addition, to the extent the actual usage of any personnel, supplies, equipment, materials or services to be provided by Reliance as Reliance Internal Expenses with respect to any Deliverable exceeds the amount set forth in the Expense Forecast unless Reliance exceeds the amount set forth in the Expense Forecast due to reasons exclusively attributable to Reliance, Reliance in its sole discretion may require Vendor to arrange alternate personnel, supplies, equipment, materials or services in lieu of such excess to be provided by Reliance, provided, that (i) any cost for such alternate arrangements shall be borne by Vendor and (ii) Vendor shall not be entitled to any delay in the provision of such Deliverable. Vendor’s sole remedy with respect to the failure of Reliance to provide any such personnel, supplies, equipment, materials or services shall be a permitted delay in the provision of the Deliverable to which such personnel, supplies, equipment, materials or services applied to permit Vendor to develop a revised Expense Forecast reflecting such personnel, supplies, equipment, materials or services as a Pass-Through Expense.  Vendor’s preparation of such revised Expense Forecast and Reliance’s acceptance or rejection shall be governed by Section 12.4.1 above, and the deadlines set forth in that Section shall be measured from the date of such failure by Reliance.

12.4.5         Cost Management.

Vendor will continually seek to identify methods for reducing and minimizing Expenses and will notify Reliance of such methods and the estimated potential savings of each such method.  If Vendor proposes an innovative, value-added, cost-saving solution related to the Deliverables that improves Reliance’s cost savings beyond the level required by Vendor’s responsibility to manage costs, and if Reliance, in its sole discretion, elects to implement the proposed solution, then Reliance may elect to share with Vendor a portion of the net cost savings realized therefrom.

12.4.6         Incidental Expenses.

Vendor acknowledges that, except as otherwise expressly provided in the Documents, expenses that Vendor incurs in performing the Work are included in the Charges.  Accordingly, such Vendor expenses are not separately reimbursable by Reliance unless Reliance has agreed in advance and in writing to reimburse Vendor for the expense.

12.4.7         Travel Expense Policy.

All travel expenses incurred by or for Vendor and payable by Reliance shall be subject to the Business Travel Process set forth in Schedule 3.

12.4.8         Refunds and Credits.

If Vendor should receive a refund, credit, price preference or other rebate for goods or services paid or payable by Reliance on a Pass-Through Expense, Retained Expense, cost-plus or cost-reimbursement basis, then Vendor shall (i) notify Reliance of such refund, credit, price preference or rebate and (ii) pay the full amount of such refund, credit, price preference or rebate to Reliance within [***].

12.5        Proration.

Periodic Charges under the Documents are to be computed on a calendar month basis, and shall be prorated for any partial month on a calendar day basis.  Any day based rate shall be prorated to hours, based on a ten (10) hour per day basis.  Notwithstanding anything to the contrary, no additional payment shall be made on overtime or additional hours of work done, unless otherwise agreed by the Parties.

12.6        Reliance Benchmarking Reviews.

12.6.1         From time to time Reliance may engage the services of an internationally recognised independent third party (a “Benchmarker”) to compare the quality of the Deliverables against the quality of well-managed contractors providing similar deliverables to determine whether Reliance is obtaining levels of service that are best-in-class in terms of service levels, given the nature, volume and type of Deliverables provided by Vendor hereunder (“Benchmarking”).  The Benchmarker shall be selected by Reliance, and the cost of all services provided by the Benchmarker will be borne by Reliance.

12.6.2         Any Benchmarker engaged by Reliance shall agree in writing to be bound by the confidentiality and security provisions specified in these General Terms.  Vendor shall cooperate fully with Reliance and the Benchmarker and shall provide reasonable access to the Benchmarker during such effort at Vendor’s cost and expense to permit Benchmarker to perform the Benchmarking.

12.6.3         The Benchmarking process shall consider the service levels from comparable transactions in global markets.  To the extent that service levels are affected by discrepancies in infrastructure, the parties will use good faith efforts to develop a reasonable adjustment to the Benchmarking results to accommodate such discrepancies.  If the Benchmarker determines that the Specifications set forth in the Documents or otherwise are less favorable to Reliance than Best-in-Class Performance standards, the Specifications under the Documents or otherwise shall be prospectively revised to Best-in-Class Performance standards in accordance with the Procedures Manual. In the event that the changes required to be made in the Specifications result in the development of a substantially improved Product either in terms of functions or features or both, then the price for such Product shall be agreed under the terms of the Documents.

12.7        [***]

12.8        Rate Review.

12.8.1         At Reliance’s request, the Parties will regularly review the competitiveness of the Charges for any and all Products and Services in light of technological and marketplace developments (in each case, a “Rate Review”).  Reliance may initiate a Rate Review for a Contract Year any time after [***] prior to the beginning of such Contract Year by providing Vendor with written notice.  For the purposes of this Section, “Contract Year” shall mean  each successive period of twelve (12) consecutive months, with the first Contract Year commencing on the Effective Date and ending on the first anniversary of the Effective Date. At these meetings the Parties, acting in good faith, will seek to determine by mutual agreement whether (and, if so, what) changes to the Charges are appropriate by virtue of such developments, in order to preserve for each Party the expected benefit of, and the intent of the Parties with respect to, the Charges for such Work.  In connection with each Rate Review, the Parties will cooperate in good faith to assess the competitiveness of the Charges.  Such cooperation will include providing each other with pricing and other relevant information to which they have access (subject to each Party’s non-disclosure and other obligations to third parties), undertaking reasonable analyses of such information and negotiating agreeable adjustments to the Charges.

12.8.2         If the Parties agree that adjustments to the Charges are appropriate, Vendor will take, or will cause its Affiliates or Subcontractors providing affected Service(s) to take, all appropriate actions to implement such adjustments to provide Reliance with the economic benefit of any reduction in Charges effective no later than [***] following the initiation of a Rate Review.

12.9        [***]

12.10      Extraordinary Events

If an Extraordinary Event occurs, Reliance may, at its option, request a reduction in the unit charges specified in the pricing schedule to the Documents in accordance with the following:

(a)           Vendor and Reliance shall mutually determine on a reasonable basis the resulting efficiencies and economies and/or the resources no longer required by Vendor to perform the Work (the “Targeted Resource Reductions”).  Vendor shall identify in writing to Reliance the cost reduction to Reliance in connection with the Targeted Resource Reductions (the “Targeted Cost Reductions”).

(b)           Immediately upon determination of the Targeted Resource Reductions, Vendor shall proceed to eliminate the Targeted Resource Reductions as quickly as feasible and in accordance with the agreed upon schedule.

(c)           As the Targeted Resource Reductions are eliminated, the Charges provided on the pricing schedule to the Documents shall be reduced by the full amount of the corresponding Targeted Cost Reductions applicable to the Targeted Resource Reductions as such Targeted Cost Reductions are so eliminated, and any affected resource baselines shall be equitably adjusted, as appropriate.

(d)           In no event may an Extraordinary Event result in the Charges to Reliance being higher than such Charges would have been if the additional resource charges and resource reduction credits specified in the pricing schedule to the Documents (and as such terms are defined therein) had been applied. Reliance may, at its sole option, elect at any time to forego its rights under this Section 12.10 and instead, apply such additional resource credits and resource reduction credits to adjust the Charges.

12.11      Audit Rights.

12.11.1       Financial Audits.

Vendor shall provide to Vendor’s independent auditors (the “Auditors”) access at reasonable hours to Vendor personnel and to Vendor’s records and other pertinent information, all to the extent relevant to the performance of Vendor’s financial obligations under the Documents.  Such access shall be provided for the purpose of performing audits and inspections to: verify the accuracy and completeness of calculations related Pass-Through Expenses, pecuniary claims from either Party and other actual costs, including but not limited to, costs and expenses reimbursable under Section 3.15 and invoiceable under the Documents.  The audit fees incurred shall be on Reliance’s account.

12.11.2       Overcharges.

If any such audit reveals an Overcharge by the Vendor, Vendor shall promptly refund the amount of Overcharge (together with all additional amounts paid or incurred by Reliance for excess taxes, levies, duties and fees relating to such Overcharge) by Product credits against future purchases of Products and Services from the Vendor or any assignee or Affiliate of Vendor, or if Reliance does not issue any Purchase Orders within [***] from the date of determination of such Overcharge, then Vendor shall refund such Overcharge within [***] of the date of determination of such Overcharge.

12.11.3       Review of Audits.

Reliance and Vendor shall meet to review each audit report promptly after the issuance thereof.  Vendor will respond to each audit report in writing within twenty (20) days from receipt of such report, unless a shorter time is specified in a report by any external auditor.  Reliance and Vendor shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations in such audit report and Vendor, at its own expense, shall undertake remedial action in accordance with such action plan.

12.11.4       Frequency of Audits.

Audits shall be limited to [***] per Contract Year.

12.11.5       Vendor Response to Government Audits.

If an audit by a governmental body or regulatory authority having jurisdiction over Vendor or Reliance results in a finding that Vendor is not in compliance with any generally accepted accounting principle or other audit requirement or any rule, regulation or law relating to the performance of its obligations under these General Terms, Vendor shall, at its own expense and within the time period specified by such auditor, address and resolve any deficiency identified by such governmental body or regulatory authority.

12.11.6       Audit Costs.

Except as otherwise provided herein, Vendor Personnel shall provide all supporting services to the Auditors [***] to Reliance.

12.12      Asset Register

Vendor shall, [***] maintain and provide Reliance with such sales values and other charges invoiced to Reliance, in a form and a level of detail described in the applicable Contracts, as will allow Reliance to allocate the cost of Products and Services to Reliance customers and cost centers to produce an asset register required  by Reliance.

12.13      Price Reduction.

The pricing set forth in each Contract shall be reduced by all amounts saved as a result of engineering, technical, scope, performance and other changes suggested by Reliance that are incorporated into the Specifications by the Vendor; provided, that the Vendor reasonably believes that such changes shall not make it impossible or impracticable or commercially unviable for it to comply with any of its obligations under such Contract.  Any such reduction in price pursuant to the preceding sentence shall be agreed upon promptly by Reliance and the Vendor.  Failure of the Parties to mutually agree to such price reductions within [***] from the date Reliance delivered written notice to the Vendor of the need for such price reduction due to incorporated engineering changes shall result in the automatic reference of such matter to dispute resolution in accordance with Section 22.

12.14      Reliance Policies and Procedures

The operation of the Documents shall be governed by the following procedures that are appended hereto as Schedule 3:

(a)           Business Travel Process

(b)           Time Reporting/Invoicing Process

(c)           PAF & Roster Process

SECTION 13.       INVOICING AND PAYMENT

13.1        General

13.1.1         In the event that the total value of the Products or Services under a Purchase Order [***].

13.1.2         All payments shall be payable by local cheque in favour of the Vendor or directly to a non-Indian Affiliate of the Vendor, [***] if applicable.

13.1.3         Vendor shall comply with all applicable import/export requirements.  Vendor represents, warrants, and covenants that, with respect to all Equipment and

Software sold or offered for sale in the relevant Documents for importation into the [***], the Net Prices for the same shall be the total cost [***].

13.1.4         The Net Prices for all Software (excluding Vendor Internal Use Tools) shall include [***] all pre-importation activities (FCA basis). The Net Prices [***].

13.2        Invoicing.

13.2.1         Reliance will have the right to require separate invoicing by legal entity, by country and by contract / Purchase Order, in such form and manner and containing such details as to comply with the legal and other requirements in India. The Parties shall work together to optimise  the overall commercial cost arising from or related to the Work

13.2.2         Vendor shall submit its Invoice(s) and supporting documents as follows:

1 original and 1 copy to

[***]

All Invoices pursuant to the Documents shall be supported by :

(a)           With respect to Products, supporting documents and a certificate in a form specified by Reliance certifying the timely achievement of the milestones for such Products (including without limitation,  the airway bill Reliance shall be required to pay amounts due under the invoice forty five days from the date of delivery of the Products to Reliance’s designated  warehouse provided that if the Products are not delivered to Reliance’s warehouse within [***] from the date in the cargo arrival notice evidencing the arrival of the Products in India, then Reliance shall be required to pay Vendor [***] from the expiry of such [***] period, or Substantial Completion and Acceptance) signed by Vendor and Reliance’s authorized representatives.

(b)           With respect to installation, testing and commissioning Services, supporting documents and a certificate in a form specified by Reliance certifying the timely achievement of the milestones in accordance with the Documents, signed by Vendor and Reliance’s authorized representatives.

(c)           With respect to program management Services and other Services that are payable on a per diem basis, original weekly time sheets, and/or other supporting documents in a form specified by Reliance, certifying the timely achievement of the milestones in accordance with the Documents, duly signed by Vendor and Reliance’s authorized representatives.  Vendor shall submit the timesheets on a [***] to Reliance for review and approval. Reliance shall either request additional supporting information or approve all of the correct timesheets for a calendar month within [***] from the end of the month to which such timesheets relate.

(d)           With respect to training Services, original daily time sheets, and/or other supporting documents in a form specified by Reliance, giving proof of free training days given in accordance with Documents, duly signed by Vendor and Reliance’s authorized representatives.

(e)           With respect to expenses that are reimbursable, all original receipts in a form acceptable to Reliance therefor shall be submitted along with the relevant Invoices, on a monthly basis.

13.3        Credits.

To the extent a credit may be due to Reliance pursuant to the Documents, Vendor shall provide, or at Reliance’s option cause any assignee of Vendor to provide, an appropriate credit to Reliance against amounts then due and owing in any manner reasonably specified by Reliance; if no further payments are due to Vendor or any assignee of Vendor, Vendor shall pay such amounts to Reliance within [***].

13.4        Payment Due.

Except as otherwise provided in the Documents and subject to the other provisions in the Documents, each Invoice shall be payable no later than [***] after receipt by Reliance of a true, accurate and complete Invoice in the form and manner specified by the Documents, unless and to the extent the amount in question is disputed.  If any portion of an amount due to Vendor under the Documents is subject to a bona fide dispute between the Parties, Reliance will pay to Vendor on the date such amount is due all amounts not disputed in good faith by Reliance. Any undisputed amount due under the Documents for which a time for payment is not otherwise specified shall also be payable no later than [***] after receipt by Reliance of a true, accurate and complete Invoice in the form and manner specified by the Documents. Undisputed amounts that are not paid on or before [***] after the date such undisputed amounts are payable are subject to a late payment charge at the rate of [***] per annum, or part thereof , pro-rated on a daily basis (but not to exceed the maximum lawful rate), from and after the day after the date such unpaid undisputed amounts were payable until such amounts are paid.

13.5        Disputed Charges.

13.5.1         Reliance shall pay undisputed Charges when such payments are due; however, Reliance may withhold payment of Charges that Reliance disputes in good faith. If Reliance in good faith disputes any Charges under the Documents, Reliance shall notify Vendor of such disputed amount and the basis for Reliance’s dispute prior to the date when such payment is due.  Reliance will provide Vendor with reasonably appropriate information supporting Reliance’s position.  Vendor will respond to Reliance’s notification of disputed amounts within [***] of receipt of Reliance’s notification.  If such Charges remain in dispute, within [***] of Vendor’s response, representatives of Reliance and Vendor shall meet to discuss the disputed Charges.

13.5.2         Neither the failure to dispute any Charges or amounts remitted prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right Reliance may otherwise have to dispute any Charge or amount or recover any amount previously paid.

13.6        Stale Invoices.

If Vendor fails to invoice Reliance for any amount within [***] after the month in which the applicable Work is rendered or the expense incurred, Vendor shall waive any right it may otherwise have to invoice for and collect such amount. Provided however, that, in the event that during the foregoing [***] period, Vendor notifies Reliance in writing that Vendor is unable to invoice Reliance for Work during such [***] period for specific reasons to be explained, then Vendor shall have an additional [***] in which to invoice Reliance for such Work.  If Vendor fails to so invoice Reliance during such second [***] period, then Vendor shall waive any right it may otherwise have to invoice for and collect such amount.

SECTION 14.       ORDERING AND DELIVERY

14.1        Forecasts of Products and Services.

Subject to the terms of the applicable Contract, on the Effective Date, and on the first of each month thereafter and throughout the Term, Reliance may deliver to the Vendor a forecast (“Forecast”) specifying its non-binding estimate of Reliance’s expected customer base and traffic expectations on the Broadband Access Reliance Network or any part thereof.  The Vendor shall be responsible for providing sufficient capacity and demand planning services so as to efficiently and effectively forecast Reliance’s Product and Service requirements and by each type of Equipment, Software and Services that Reliance and Reliance Affiliates should anticipate purchasing during the Forecast Period.  The Forecasts will be in a format mutually acceptable to the Parties.  The Vendor’s forecasting and demand planning Services shall be subject to specific Specifications set forth in the Documents.Further, from [***] onwards, Vendor shall obtain from Reliance [***] rolling non-binding forecasts for the supply of Products for the following [***] and the [***] following the said [***] period. Reliance shall issue Purchase Orders at least [***] prior to the complete delivery of the shipment of the Products.

14.2        Ordering.

14.2.1         Each Purchase Order submitted to the Vendor shall be solely for either Software or Equipment or Services, and no combination thereof is permitted; provided, that the existence of firmware within any Equipment shall not implicate the foregoing restriction. Reliance shall have no obligation to submit any Purchase Order and/or to purchase any Equipment, Software or Services from the Vendor except as otherwise set forth in the Documents. All

Purchase Orders shall materially conform to the applicable Timetables.  Each Purchase Order, in combination with the relevant Documents, shall contain sufficient information to enable the Vendor to proceed with the execution of such Purchase Order.

14.2.2         Vendor shall be required to accept any Purchase Order, other than any Purchase Order that contradicts or is not in conformance with the terms of the Documents including Schedule 4 (Pro-forma Purchase Order format) hereto.  In no event shall Vendor reject a Purchase Order due to non-availability of Products or Services.  In the event Vendor rejects any Purchase Order in contravention of this Section, Reliance shall have the right to acquire products and services similar to the Products and Services subject to such rejected Purchase Order from Other Contractors at Vendor’s risk and cost. Notwithstanding any provision to the contrary, the remedies set forth in this subsection shall be in addition to any other remedies available to Reliance under the Documents at law or in equity.

14.2.3         Subject to the terms of the applicable Contract, Purchase Orders for Equipment and Software shall specify the quantity of each type, model, release or version to be purchased, the date(s) upon which such Deliverables are required to be shipped, the shipping method and the location to which such Products should be shipped.

14.2.4         Each Purchase Order shall be submitted to the Vendor at 1275 Harbor Bay Parkway, Alameda, California 94502, United States of America (or any other location as designated to Reliance in writing by the Vendor from time to time) and shall be acknowledged by the Vendor in writing to the Reliance designated authorized representative within [***] of receipt; provided, that the Vendor hereby agrees to accept any and all Purchase Orders that materially conform to the scope, terms and conditions of the Documents.  Failure of the Vendor to acknowledge to Reliance in writing receipt of any Purchase Order shall be deemed to render any such Purchase Order acknowledged and accepted.  In no way limiting the terms of Section 14.2.1, to the extent that the Vendor is actually aware that any Purchase Order in any way contradicts or is not otherwise in conformance with the terms of the Documents, the Vendor agrees to promptly notify Reliance of any such contradiction or non-conformance as soon as possible upon becoming actually aware of such contradiction or non-conformance so that Reliance shall have a reasonable opportunity to correct or acknowledge any such contradiction or non-conformance.

14.2.5         The Vendor shall cooperate with Reliance, and/or any Person designated by Reliance for such purpose, to develop processes and systems that shall maximize and optimize delivery logistics.  Metrics and targets shall be defined by the Parties for stocking percentages, delivery times and total logistics costs that satisfy Reliance business requirements and the provisions set forth in the Documents.

14.2.6         Unless the Parties otherwise expressly agree in writing, each Purchase Order shall be deemed to incorporate by reference all of the terms and conditions of these General Terms and the applicable Documents.  The General Terms and the applicable Documents shall continue to apply to all Purchase Orders until all obligations herein and thereunder are fully performed.

14.3        Change Orders.

14.3.1         If Reliance requests that Vendor perform any New Services, or if Reliance requests a material modification to an existing Purchase Order (each a “Change”) Reliance shall prepare and deliver to Vendor a request that Vendor provide Reliance with a proposal to provide such a Change. Vendor shall promptly prepare such proposal for such Change for Reliance’s consideration. Vendor shall prepare such proposal at no additional charge to Reliance and shall deliver to Reliance such proposal as soon as reasonably practicable, but in no event later than [***] after its receipt of Reliance’s request; provided, that Vendor shall use all commercially reasonable efforts to respond more quickly in the case of a pressing business need or an emergency situation. Such proposal shall include, among other things:

(a)           a detailed performance schedule and project plan for providing the Change,

(b)           the price for the Change,

(c)           a detailed description of any additional service levels to be associated with such services,

(d)           a description of the new hardware or software to be provided in connection with the service, and

(e)           a compliance matrix which defines whether the Vendor’s proposed solution is fully Interoperable and Backwards Compatible with the Broadband Access Reliance Network, and if not fully Interoperable and Backwards Compatible, a complete description of any failures in Interoperability or Backwards Compatibility.

Reliance may accept, reject or modify any such proposal in its sole discretion.  Vendor shall not provide any Change prior to Reliance’s written acceptance of Vendor’s proposal. Upon acceptance of Vendor’s proposal Reliance shall issue an order to Vendor to provide such Change in accordance with the accepted Vendor proposal (a “Change Order”). Such Change shall be subject to the Forward Price Assurance provisions set forth in Section 3.16.

14.4        Delivery.

14.4.1         Reliance may request that the Vendor provide more extensive logistical and distribution capabilities to Reliance, which capabilities the Vendor shall use its best efforts to provide.  If the Vendor agrees to provide such services, there may be, depending on the level and scope of such services, additional charges to Reliance on a per unit basis. Any such additional logistical Charges and distribution Services Charges shall be mutually agreed upon by the Parties; provided, that Vendor shall procure best available rates for such additional logistical charges and Reliance shall be deemed the Vendor’s most important and preferred customer in India and shall further receive such services at actual costs, on payment terms and subject to all other contract terms on terms no less favorable to Reliance than those offered or available to any Other Customer.

14.4.2         Upon request, Vendor agrees to provide appropriate shipping invoices in such forms and manners reasonably requested by Reliance to facilitate the importation of the Equipment and Software, based on the Net Price for such items.  Notwithstanding any provision to the contrary, Reliance shall have no obligation to pay amounts based solely on the shipping invoice.  All payment obligations of Reliance shall be solely on the invoicing and payment provisions set forth in the Documents.

14.4.3         Vendor agrees, on receipt of written notice from Reliance, to delay delivery of any Product for up to [***], and at the discretion of, Reliance.

14.4.4         If there is any overage, shortage or defect in any Products, Vendor shall promptly correct such overage, shortage or defect at its sole cost and expense, including the payment of any additional fees, duties or taxes.

14.4.5         Notwithstanding anything aforesaid, Vendor [***].

14.4.6         In determining delivery dates for Products ordered under a Purchase Order (including without limitation for purposes of the determination of Liquidated Damages for delay in delivery), the time to manufacture such Equipment that is factored into such delivery dates shall not exceed the standard manufacturing intervals for such Equipment set forth in the Specifications.

14.5        Cancellation.

During the Term, Reliance shall have the right, but not the obligation, at any time to cancel, in whole or in part, any Purchase Order or Change Order made pursuant to the terms of the Documents upon advance written notice to the Vendor. Reliance may cancel delivery of Products at any time upon written notice to Vendor at least [***] prior to the scheduled shipment date of the Products so canceled [***]. In the event Reliance cancels delivery of Products at least [***] but less than [***] prior to the scheduled shipment date of the Products so canceled, Vendor may invoice Reliance for cancellation charges equal to [***] of the Net Price of the Products so canceled. In the event Reliance cancels delivery of Products at least [***] but less than [***] prior to the scheduled shipment date of the Products so cancelled, Vendor may invoice Reliance for cancellation charges equal to [***] of the Net Price of the Products so canceled.  In the event Reliance cancels delivery of Products at least [***] prior to the scheduled shipment date of the Products so cancelled, Vendor may invoice Reliance for cancellation charges equal to [***] of the Net Price of the Products so cancelled. In the event Reliance cancels delivery of Products less than [***] prior to the scheduled shipment date of the Products so cancelled, Vendor may invoice Reliance for cancellation charges equal to [***] of the Net Price of the Products so cancelled.  The foregoing notwithstanding, in the aggregate, Reliance shall have the right to cancel delivery of Products with a value not to exceed [***] of the value of such Purchase Orders at any time prior to shipment of such Products without incurring any cancellation charges or expenses from Vendor. The aggregate value of such canceled Products shall not exceed [***] of the cumulative value of all issued Purchase Orders. The payment of the charges described in this Section shall be Vendor’s sole remedy and Reliance’s sole obligation for such canceled Purchase Order(s) or Change Order(s) provided however that such cancellations shall not relieve Reliance of the purchase commitments set forth in the Documents.

14.6        No Payment in Event of Material Breach.

If at any time the Vendor is in material breach of any Document and until and unless such material breach is cured or waived by Reliance in accordance with the terms set forth in the Documents, then notwithstanding any other provision to the contrary contained herein, Reliance shall have no obligation to make any payment with respect to all portions of the Work affected by such material breach.

SECTION 15.       INTELLECTUAL PROPERTY

15.1        License Grants.

15.1.1         Subject to the terms of this Section 15, upon delivery of Software, Vendor hereby grants to Reliance or its Affiliates (and to third parties whom Reliance or its Affiliates have contracted to operate the Broadband Access Reliance Network on their behalf (and to the extent of the same)) upon payment of, or agreement to pay, the relevant license fees by Reliance and/ or its Affiliates, a [***] license, to use such Software for the benefit of Reliance in direct connection with the ownership, operation maintenance and use of the Broadband Access Reliance Network in the Territory and the provision of relevant services in the Territory to Reliance’s customers.  The Software shall be used in accordance with the relevant Documents.

15.1.2         For the avoidance of doubt, the licenses referred to in Section 15.1.1 above are not intended to restrict the provision by Reliance of telecommunications services between the Broadband Access Reliance Network and customers outside the Territory via appropriate gateways either through appropriate interconnect agreements that Reliance may enter into with other operators or otherwise, provided always that, unless otherwise agreed in writing, Reliance and its Affiliates shall not be permitted to deploy or use the Software acting as a carrier outside the Territory.

15.1.3         The aforementioned licenses set forth in Section 15.1.1 shall hereinafter be referred to as the “Software Licenses”.  Such Software Licenses shall not be transferred, assigned, sublicensed by, or used by outsourcees of, Reliance without Vendor’s consent except with respect to: (i) the sale of the Broadband Access Reliance Network (or any relevant component thereof); (ii) the financing of the Broadband Access Reliance Network (or any component thereof); or (iii) the outsourcing by Reliance of any operating or maintenance functions related to the Broadband Access Reliance Network; or (iv) the transfer, assignment or sublicense by Reliance of the Software Licenses to a Reliance Affiliate (or vice versa) or between Reliance Affiliates, in conjunction with a transfer of a portion of the Broadband Access Reliance Network provided that in each such case, such transferee, assignee, sublicensee or outsourcee agrees in writing to abide by all the terms and conditions set forth in this Section 15 and the Vendor is informed of the same in writing by Reliance and provided further that the rights transferred, assigned sublicensed or granted to outsourcees, as the case may be, shall be those reasonably necessary to fulfill the commercial purposes of such transaction.

15.1.4         Except as otherwise expressly set forth in the Documents and except for the purpose described in the relevant Purchase Order, Reliance shall use such Software only for the operation of the Broadband Access Reliance Network, or, in the case where the Software is purchased by or on behalf of Reliance Affiliates, for the operations of such Reliance Affiliates in the Broadband Access Reliance Network.  The Software Licenses grant Reliance or Reliance Affiliates no right to, and Reliance or Reliance Affiliates will not, sublicense such Software or modify, decompile, reverse engineer, or disassemble, or in any other manner decode Software furnished as object code for any reason.  Reliance and Reliance Affiliates shall not copy the Software, including firmware, except for the purposes of making a limited number of archival copies (for backup use in operating and maintaining the Broadband Access Reliance Network) in accordance with the Documentation and/ or the relevant Contract, or as otherwise authorized in writing by the Vendor or as otherwise set out in the relevant Documentation.  Except as provided below, no license is granted to Reliance to use the Software outside of the Territory.  For the avoidance of doubt, the changing by Reliance or Reliance Affiliates of tables and values in the Software, modification by Reliance and/or its Affiliates of the Software by using the tools provided in or with the Software or any modification, in accordance with and pursuant to the relevant Documentation, shall not constitute ‘modification’ of the Software, provided always that Reliance may only change, amend or modify Software which is designed for “customer access” and to be so modified.

15.1.5         In the event that Reliance or any licensed Reliance Affiliates wishes to use the Software outside of the Territory (or to transfer, assign or sublicense Software to its Affiliate(s) or third party transferee, assignee or sublicensee, as applicable, located outside the Territory), Vendor shall neither unreasonably withhold or delay its consent to such use or transfer, assignment or sublicense nor (subject to the terms of the relevant Purchase Order) have any right to claim any fees or payment of monies from Reliance or its Affiliate, provided that the transferee, assignee or sublicensee, as the case may be, enters into an appropriate license agreement with the Vendor or an Affiliate of Vendor carrying on business in the territory in which the Software is to be located, on terms substantially similar to the license terms set forth in this Section 15 and such transfer, assignment or sublicense occurs in conjunction with the transfer of the relevant portion of the Broadband Access Reliance Network to such person, provided, however, that Reliance acknowledges and agrees that support and maintenance obligations set forth herein are only applicable for Software resident on products located within the Territory.  Support and maintenance Services offered by Vendor or Vendor’s Affiliates differs in various territories, and may be subject to the local practices maintained in such territories and shall be subject to relevant mutually agreed fees. Notwithstanding the generality of the foregoing, Reliance should be aware that Software may not be designed to operate satisfactorily in countries outside the Territory and may not comply with the regulations of another territory’s Regulatory Authorities.  Reliance shall, therefore, consult with Vendor to address such non-compliance to the mutual satisfaction of the Parties, prior to initiating any such transfer, assignment or sublicensing.

15.1.6         Reliance agrees that the Software, whether or not modified, and all copies thereof made by Reliance, are owned by, and are copyrights of, Vendor, its Subcontractors or its suppliers, as appropriate, and Reliance shall:

(a)           ensure that all copies of the Software shall, upon any reproduction by Reliance authorized by Vendor (where such authorization is required under the Documents) and whether or not in the same form or format as such Software, contain the same proprietary, confidentiality and copyright notices or legends (if any) which appear on the Software provided pursuant hereto; and

(b)           hold secret and not disclose the Software to any person, except to: (i) such of its employees, contractors, agents representatives or Reliance Affiliates that are involved in the operation, maintenance or management of the Broadband Access Reliance Network and need to have access thereto to fulfill their duties in such capacity, or (ii) other Persons who need to use such Software to permit integration of Equipment with other products and software of other suppliers and customers; provided that such persons agree, or are otherwise obligated, to hold secret and not disclose the Software to the same extent as if they were subject to the Documents, and provided further that if any such Person is a competitor of Vendor, involved in the manufacture of communications equipment Vendor must approve such use (such approval not to be unreasonably withheld or delayed).

(c)           when and if Reliance determines that it no longer needs the Software or if Reliance’s Software Licenses are cancelled or finally terminated in accordance with and pursuant to the terms of this Section 15 of these General Terms, return all copies (except for any required back-up or archival copies) of such Software to Vendor or follow commercially reasonable written disposition instructions provided by Vendor.  If

Vendor authorizes disposition by erasure or destruction, Reliance shall remove from the medium on which Software resides all electronic evidence of the Software, both in its original form and in all copies and derivations thereof, in such manner that prevents subsequent recovery of such original or derived Software.

15.1.7         If, as contemplated in Section 15.1.3, Reliance or its Affiliate(s):

(i)            elects to transfer, assign or sublicense any Software in conjunction with any portion of the Broadband Access Reliance Network to a third party, and where such Software shall remain in place or be moved within the Territory and used for substantially the same purpose as used by Reliance and where such third party resides in the Territory and is approved by the Vendor (which approval shall not be unreasonably withheld or delayed); or

(ii)           elects to transfer, assign or sublicense Software to a Reliance Affiliate, in conjunction with any portion of the Broadband Access Reliance Network,

then Reliance may so transfer, assign or sublicense its Software Licenses for the Software furnished under the Documents for use with such portion of the Broadband Access Reliance Network, without the payment of any additional fees or monies to the Vendor. If, however, the Software Licenses for the Software contains usage or per subscriber limits and/or the processor to be used by transferee, assignee or sublicensee, as applicable, requires additional memory or hard disk space to meet the transferee’s, assignee’s or sublicensee’s new or different requirements, then, unless otherwise agreed in writing, Reliance shall only transfer its existing rights to the transferee and the transferee may be required to enter into an appropriate agreement with the Vendor to cover requirements over and above the rights which Reliance has already purchased and has transferred.  The following conditions shall apply to transfers, assignments or sublicenses and relocations pursuant to this Section 15.1.7:

(a)           the right to use of such Software may be transferred, assigned or sublicensed, only together with the right to use in the environment under which it is generally utilised.

(b)           before any such Software is transferred, assigned or sublicensed, Reliance shall notify Vendor of such transfer, assignment or sublicense and the transferee, assignee or sublicensee, as applicable, shall have agreed in writing (a copy of which shall be provided to Vendor) to keep the Software in confidence and to corresponding conditions respecting possession and use of Software as those imposed on Reliance under this Section 15; and

(c)           the transferee, assignee or sublicensee, as applicable, shall have the same right and obligations to Software warranty and Software maintenance for such Software as the transferor, provided the transferee continues to pay the fees, including recurring fees, if any, associated with such Software warranty or maintenance pursuant to the relevant Documents.

15.1.8         Except as otherwise provided in this Section 15 or in any of the Documents, Reliance, or any successor to Reliance’s title in the relevant portion of the Broadband Access Reliance Network, shall have no right to transfer, assign or sublicense Software furnished by Vendor under the Documents without the consent of Vendor, which consent shall not be unreasonably withheld or delayed.  If Reliance or such successor elects to transfer or assign any portion of the Broadband Access Reliance Network purchased under the Documents for which it does not, under the Documents, have the right to transfer, assign or sublicense related Software, Vendor agrees that, upon written request of the transferee or assignee as applicable, of such portion of the Broadband Access Reliance Network, or of Reliance or such successor, Vendor shall not unreasonably refuse or fail to grant to the transferee, assignee or sublicensee, as applicable, a license to use such Software, whether to be located within the Territory or elsewhere, upon payment by the transferee of a re-licensing fee to Vendor on commercially reasonable terms.

15.1.9         The rights and obligations of Reliance under the Software Licenses shall survive the termination of all or any portion of the Documents, regardless of the cause of termination, provided Reliance has met its material obligations as set forth in this Section 15.  In the event that Reliance breaches its obligations under Section 15.1.5, and if Vendor has provided Reliance with prior written notice describing the alleged breaches and given Reliance a reasonable time (in no event less than [***]) to cure any such breaches, Vendor may terminate Reliance’s Software License(s) relating to the breach.  Such rights of termination shall be without prejudice to Vendor’s right to seek injunctive or other equitable relief from a court of competent jurisdiction.  In the event that Reliance fails to pay applicable and undisputed Charges, Vendor may terminate Reliance’s right to use the Software to which such Charges apply; provided that Vendor has given written notice and details of such breach to Reliance and has advised Reliance of its intention to terminate, and Reliance has failed to make such payment within [***] from Vendor’s notice thereof.  Such terminated rights shall be immediately reinstated upon payment of all applicable license fees.  In no event other than as set forth in this Section 15.1.9 may Vendor terminate the Software Licenses or Reliance’s right to use the Software.  Notwithstanding any other provision of the Documents, if there is a dispute hereunder, pending final resolution of such dispute, all of Reliance’s rights under the Documents shall continue in full force and effect, and Vendor will not terminate the Software Licenses, and so long as Reliance continues to pay Vendor applicable fees, Vendor will not terminate, suspend, interrupt or delay maintenance and support of the Software.

15.2        Ownership Rights.

15.2.1         Except as otherwise expressly agreed by the Parties in writing, all Custom Work Software shall be the sole and exclusive property of the Vendor, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto, and the Vendor hereby grants to Reliance and its Affiliates a [***] license, [***] to use, copy, sublicense, transfer (subject to similar restrictions as set forth in Section 15.1.3), make derivative works in relation thereto, modify such Custom Work Software within the Territory. Prior to the development of any Custom Work Software, Reliance and the  Vendor shall agree in writing with respect to exploitation rights.

15.2.2         All intellectual property rights with respect to the Software (other than the Intellectual Property Rights) are and shall remain the sole and exclusive property of Vendor or its suppliers, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto.  All intellectual property rights with respect to the Reliance Software are and shall remain the sole and exclusive property of Reliance, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto.

15.3        Vendor Disclosure and Cooperation.

Vendor shall promptly make a complete written disclosure to Reliance of all Custom Work Software, Inventions and Derivative Works in relation thereto, specifically pointing out features or concepts that Vendor believes to be new or different.

15.4        Marks.

Except as otherwise expressly provided herein, each Party agrees to submit to the other for prior written approval all press releases and other materials using or incorporating the other Party’s insignia, logos, trademarks, trade names or service marks (collectively, “Marks”).  All use by either Party of the other Party’s Marks shall inure to the benefit of the Party owning the Marks.  Except as may otherwise be stated herein, upon termination or expiration of these General Terms, neither Party shall have any continuing right to use the other Party’s Marks and each Party shall immediately cease all such use of the other Party’s Marks.

15.5        Required Consents.

Vendor shall obtain all Required Consents, at no additional cost or expense to Reliance and shall pay any fees (such as transfer, re-licensing or upgrade fees) associated with obtaining any Required Consents and any other costs that result from the termination or under utilization of any agreement with a third party.  If Vendor requests, Reliance shall cooperate with and assist Vendor in connection with obtaining the Required Consents, at no additional cost to Reliance.  With respect to any Purchase Order or other Work, if a Required Consent is not obtained during the first [***] following the Commencement Date of such Purchase

Order or other Work, then unless and until such Required Consent is obtained, Vendor shall use best efforts to determine and adopt, subject to Reliance’s prior approval, such alternative approaches as are necessary and sufficient to provide the Work without such Required Consents.  Failure to obtain any Required Consent shall not relieve Vendor of its obligations under the Documents and Vendor shall pay any additional costs incurred by Reliance as a result of such failure in addition to any other remedies available to Reliance hereunder. Notwithstanding the foregoing, in cases in which infringement of any Third Party Intellectual Property Right is alleged against either Reliance or Vendor, this Section 15.5 shall not be construed as a remedy for such allegations.  The sole remedies with respect to any such allegations shall be as provided in Section 15.7 and Section 20.

15.6        Intellectual Property Warranties.

15.6.1         Vendor represents, warrants and covenants that:

(a)           Vendor is the owner, valid licensee, or authorized user of the Software and the Vendor Internal Use Tools;

(b)           The Software and Reliance’s proposed use thereof does not and shall not infringe the patent, copyright, trade secret or other intellectual property right of any third party;

(c)           The Software complies with all applicable legislation, rules and regulations;

(d)           The Software shall be free from viruses, worms, Trojan horses, Disabling Code and Malicious Code;

(e)           Vendor has and shall have full and sufficient right to assign or grant the Intellectual Property Rights, including without limitation to sublicense the Software, hereunder;

(f)            the Intellectual Property Rights are, or prior to Acceptance of any Item will be, sufficient for such items to perform in accordance with the relevant Specifications and Reliance’s business objectives expressed herein;

(g)           all Work does not and shall not infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets) or similar rights of any third party, nor has any claim of such infringement been threatened or asserted, nor is such a claim pending against Vendor;

(h)           Vendor has no obligations to any third party that in any way limits or restricts its ability to perform the Work; and

(i)            Vendor shall not disclose to Reliance, nor make use in the performance of the Work, any trade secrets or other proprietary information of any third party, unless Vendor may do so without Vendor or Reliance incurring any obligation (past or future) to such third party for such disclosure or work or any future application thereof.

15.7        Infringement.

15.7.1         The Vendor agrees that it shall defend, [***] all proceedings, suits and claims against and/or affecting Reliance, any Reliance Affiliate, any User or any of their officers, directors or employees and/or the Products with respect to infringement, breach or violation of any patent, trademark, copyright, trade secret, mark or other intellectual property rights of any third party (collectively, “Third Party Intellectual Property Rights”), covering, or alleged to cover, the Work or any component thereof or the use thereof, in the form furnished or as subsequently modified by the Vendor or any Vendor Affiliate.  The Vendor agrees that it shall pay [***]; provided, that:

(a)           the Vendor shall be given written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against Reliance, the Reliance Affiliates, the Users or the Vendor of which Reliance has actual knowledge;

(b)           the Vendor shall be given full authority to assume control of the defense thereof through its own counsel at its sole expense but shall not compromise or settle any suits or claims or admit any criminal liability or wrongdoing by Reliance, the Reliance Affiliates or the Users without the express prior written consent of Reliance; unless such compromise or settlement includes an unconditional release of any claims against Reliance, the Reliance Affiliates and the Users and does not involve any stipulation, judgment or injunction against Reliance, the Reliance Affiliates or the Users, in which event such written consent of Reliance shall not be required; and

(c)           Reliance shall reasonably cooperate (at the Vendor’s expense) with the Vendor in the defense of such proceeding, suit or claim.

15.7.2         If in any such suit so defended, all or any part of the Equipment or Software or any component thereof or the Work or the use thereof is held to constitute an infringement or violation of Third Party Intellectual Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation the Vendor deems it advisable to do so, the Vendor shall [***] take one or more of the following actions: (a) procure the right to continue the use of the same without interruption for Reliance; (b) replace the same with non-infringing Equipment, Software or Work that meets the Specifications; or (c) modify said Equipment, Software, or Work or any component thereof so as to be non-infringing; provided, that (i) the Equipment, Software or any component thereof or Work as modified complies with all of the Specifications and (ii) Vendor shall [***].  If Vendor is unable to fulfill its obligations set forth in preceding sentence despite its best efforts, Reliance shall have the right, at the sole cost and expense of Vendor, to procure the right to continue the use of such infringing Product.

15.7.3         The Vendor’s obligations under this Section 15.7 shall not apply to any infringement or violation of Third Party Intellectual Property Rights caused solely by (i) Reliance’s use and maintenance of the Products other than in accordance with the Specifications or the purposes contemplated by the Documents to the extent not otherwise authorized or permitted by the Vendor or any Vendor Affiliate, or (ii) Reliance’s use of the Products in conjunction with products provided to Reliance by a Third Party Provider, which use is not authorized or approved by the Vendor.  Reliance shall [***].

15.8        Survival.

Notwithstanding anything to the contrary herein, the provisions of this 0 shall survive the expiration or termination of the Documents.

SECTION 16.       TITLE AND RISK OF LOSS

16.1        Title.

16.1.1         Free and clear title to each Product shall pass to Reliance (without any liens, encumbrance or security interest, including purchase money security interests) upon delivery to the carrier at the port of shipment.  Nothing contained herein shall, in any manner, affect the Vendor’s obligations under the Documents.

16.1.2         With respect to the Initial Broadband Access Reliance Network, the Vendor shall assume end to end responsibility as set forth in the Specifications till the Acceptance of the Products, except for transportation of the Products from the warehouse to the designated Sites. Vendor shall, if required by Reliance, depute a reasonably skilled Vendor Personnel (to be approved by Reliance) to assist Reliance in ensuring that the Products are delivered and installed as set forth in the Documents.

16.1.3         Within [***] of receipt of the first Purchase Order the Vendor shall deliver to Reliance a detailed estimated schedule specifying all logistical details, including the date of shipment, the number of shipments, list of equipment, weight, volume and quantity of Products under each shipment, point of shipment, date of arrival at Indian port, expected date of delivery at Reliance designated site, details of the carrier, details of the freight forwarder, copy of insurance cover and all other relevant shipment documents as applicable and the Parties shall agree on the same before the placement of the first Purchase Order.  After the first Purchase Order, the Parties will agree on a procedure to provide the above information to Reliance with respect to subsequent Purchase Orders.

16.1.4         Except as otherwise mutually agreed between the Parties, Vendor shall be responsible for delivery of Products to Sites designated by Reliance and Reliance shall bear the costs of air and sea freight, clearing and forwarding, warehousing, handling, and inland transportation in the Republic of India with respect to Products.  These costs shall be budgeted and controlled by the Parties.  However, to the extent that any excess costs are incurred as a result of fault, errors or omissions of the Vendor, Vendor shall be responsible for such excess costs.

16.2        Risk of Loss.

Risk of loss of any Products furnished to Reliance as part of the Initial Broadband Access Reliance Network shall pass from the Vendor to Reliance upon Acceptance. Risk of loss of any Products furnished to Reliance as Expansions shall pass from the Vendor to Reliance upon delivery of the Products to the carrier at the port of shipment.

SECTION 17.       FORCE MAJEURE

17.1.1         Either Party may make a claim for excusable failure or delay with respect to any obligation of such Party under the Documents, excluding any obligation to make payments when due.  Excusable failure or delay shall be allowed only in the event of an event of Force Majeure.  Notwithstanding the foregoing, the Vendor shall not be entitled to relief under this Section 17 to the extent that any event otherwise constituting an event of Force Majeure results from the negligence or fault of the Vendor or any Subcontractor, and Reliance shall not be entitled to relief under this Section 17 to the extent any event otherwise constituting an event of Force Majeure results from the negligence or fault of Reliance.

17.1.2         The Party claiming the benefit of excusable delay hereunder shall (a) promptly notify the other Party of the circumstances creating the failure or delay and provide sufficient documentation to establish to the reasonable satisfaction of the other Party the impact of such Party failure or delay and (b) use reasonable efforts to avoid or remove such causes of nonperformance, excusable failure or delay.  If an event of Force Majeure prevents the Vendor from performing its obligations under the Documents for a period exceeding sixty (60) days, Reliance may, upon prior written notice to the Vendor, suspend or terminate (without payment or penalty of any kind) the Documents and/or any Purchase Order to which such excusable delay applies.

17.1.3         The Party not claiming the benefit of excusable delay hereunder shall likewise be excused from performance of its obligations hereunder on a day-for-day basis to the extent such Party’s obligations are affected due to the other Party’s delayed performance.

SECTION 18.       TAXES, DUTIES, OTHER LEVIES OR INCIDENTAL CHARGES

18.1.1                            The Parties’ respective responsibilities for taxes arising under or in connection with this Contract shall be as follows:

(a)                                  Each Party and/or Subcontractors shall be liable for any personal property or use taxes on equipment or property it owns, uses, or leases from a third party, for franchise and privilege taxes on its business; and for taxes based on its net income or gross receipts.  Vendor shall be liable for payment of taxes on equipment leases for which Vendor and/or any Subcontractor has financial responsibility.

(b)                                 Vendor shall be liable for [***].

(c)                                  Customs Duty: The amounts to be paid by Reliance under the Documents do not include any customs duties payable on importation in India, however designated, which may be levied or assessed on any Products or any component thereof.  Reliance shall be responsible for customs duties and clearing and forwarding charges on the importation of the Products into the Republic of India at the rate applicable to such imports.  To the extent permitted Reliance may import under the Export Promotion Capital Goods (“EPCG”) Arrangement at the concessional rate of duty specified in the relevant customs notification.  The Parties will work together and mutually determine the quantum of customs duty which should be payable before any shipments are made for a given Purchase Order or group of Purchase Orders.  Reliance shall bear and pay customs duty based on the applicable rates in the relevant customs tariff read with any relevant notification that may be in force.  Reliance shall also be liable for any increase in customs duties attributable to changes in published rates and for compliance with any obligation under the EPCG Arrangement.  Subject as below, Vendor shall be liable [***]

(d)                                 Except as otherwise agreed by Vendor and Reliance in writing, Reliance shall be responsible for taxes imposed by a Governmental Entity in India on (i) sales of Products by Vendor to Reliance, if any (ii) entry of the Products into states within the Republic of India, if any; and (iii) octroi, if any.  The Parties shall mutually decide and agree for each Purchase Order or group of Purchase Orders within [***] of issuance of the Purchase Order(s) and before commencement of any delivery, an arrangement for handling taxes as aforementioned, which will include procedures and formats and the quantum of taxes applicable.  Reliance will not be liable for any excess over this quantum or any liability arising due to non-compliance with the arrangement agreed, except as covered below. Reliance shall be responsible for (i) additional amounts due as a result of an increase in the applicable rates for such foregoing taxes, as is generally applicable to all tax payers, (ii) any new tax introduced by a Governmental Entity in the Republic of India in lieu of the foregoing taxes, and (iii) any new taxes by a Governmental Entity in the Republic of India relating to sales of Products by

Vendor to Reliance. Vendor shall be liable for the amounts required to be paid to any Governmental Entity with respect to the foregoing taxes that are not attributable to errors or omissions of Reliance.

(e)                                  Reliance has no obligation to pay any other taxes, including, but not limited to, those relating to franchise, net or gross income, revenue, receipts, license, occupation, and/or taxes on real or personal property of Vendor or any Subcontractor or any taxes on income of Vendor or Subcontractor personnel.

(f)                                    The Parties shall collaborate together to administer all commercial matters arising from or related to the Work efficiently to their mutual advantage.  Vendor’s Invoices shall separately state the amount of any taxes included therein.  Each Party shall provide and make available to the other any certificates, information regarding sales/purchases or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party.

(g)                                 Vendor shall comply with all regulations and other requirements to the extent reasonable to enable Reliance to avail of the EPCG Arrangement, or other similar arrangements, for the import of Products into India.

(h)                                 Vendor, using Reliance’s appointed customs clearing agent, shall be liable [***] on behalf of Reliance through customs in the Republic of India if required under the Documents and shall be liable to deliver the Products to the location where the Products are intended to be installed, paying all taxes, imposts, duties and levies necessary subject only to Reliance paying the taxes and duties as set forth in paragraphs (c) and (d) above.  The liability for clearing and forwarding charges will be governed on the same basis as for as customs duty as set forth in Subsection (c) above.

(i)                                     Reliance shall withhold taxes applicable on payments to Vendor as per the Income Tax Act, 1961.  All price compensation agreed herein to the Vendor are gross of taxes in India except as specified above and Reliance shall pay only the amounts after deduction of necessary withholding tax, as applicable.

(j)                                     Notwithstanding anything aforesaid, Vendor shall be responsible [***].

(k)                                  Each Party shall promptly notify the other of, and reasonably coordinate with the other, the response to, any claim for taxes asserted by applicable taxing authorities for which the other Party is responsible hereunder.  With respect to any claim arising out of a form or return signed by a Party to this Contract, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses that are appropriate to its potential responsibilities or liabilities.

(l)                                     Notwithstanding anything aforesaid, Vendor shall be responsible for payment of any extra cost or expense incurred by Reliance due to any non compliance, omission, negligence, inefficiency or default by or on behalf of the Vendor or its Subcontractors with respect to the Vendors/Subcontractors responsibilities hereunder.

18.1.2                            Each Party represents, warrants and covenants that it shall file appropriate tax returns, and pay applicable taxes owed arising from or related to the Work in applicable jurisdictions. The Vendor shall, prior to filing any such returns, discuss with Reliance the basis of such filings and the assumptions used in or related to such filings, relating to the Work.

SECTION 19.       DISCONTINUATION AND TECHNOLOGY FORECAST

19.1        Discontinuation.

The Vendor shall continue to manufacture and otherwise provide and support Products, including but without limitation, spare and replacement parts and Technical Support Services and related Services to and for Reliance for at least [***] after the time of each such Product’s first being provided to Reliance pursuant to the Documents.

Upon any discontinuation of manufacturing of the Products (after the period specified above) the Vendor shall notify Reliance  at least [***] prior to the final production of any Products so that Reliance is able to order enough extension, spares and or functionally equivalent replacements parts for the maintenance and operation of the Network. The spare and functionally equivalent replacement parts shall be functionally identical or at least equivalent or capable of direct substitution such that no direct or indirect side effects shall be caused whatsoever to the Products, Reliance Network and or the operation and maintenance of the same.

In addition the Vendor shall provide Reliance with complete manufacturer’s standard technical specifications for all the Products (including the spares, functionally equivalent replacements ) as well as  the contacts of all other sources other than the Vendor from where such spares and or functionally equivalent replacements can be procured. No separate licence fees, royalties or other payments shall be payable by Reliance  for the use of such technical specifications and documents supplied in accordance with this Section. The Net Price of  such spares and or functionally equivalent replacements shall not exceed [***] of the Net Price at which the such spares are supplied by the Vendor before the discontinuation.

19.2        Technology Forecast.

19.2.1                            Vendor shall provide Reliance with a technology forecast every [***]. Such forecast shall contain at a minimum the following:

(a)                                  The evolution of all of Vendor’s and Vendor’s Affiliates Broadband Access network products, either hardware or software, relevant to the Broadband Access Reliance Network;

(b)                                 The introduction of all new wireless telecommunication and Broadband Access network products, either hardware or software, relevant to the Broadband Access Reliance Network;

(c)                                  The date of first office application and/or general commercial introduction (“General Availability”) of the products mentioned in (a) and (b) above;

(d)                                 The known or forecasted technical specifications for the products mentioned in (a) and (b) above.

(e)                                  The Vendor or Vendor’s Affiliates plans relating to discontinuation of any Product purchased by Reliance.

Such technology forecast shall be given on the basis of a rolling eighteen (18) month period.

19.2.2                            [***]

19.2.3                            The Vendor hereby acknowledges Reliance’s commercial need to know and understand the anticipated useful life of any Product prior to purchasing such Product under the Documents.

19.2.4                            In consideration of Reliance’s contemplation of purchasing any Product hereunder, the Vendor hereby covenants to provide to Reliance a detailed description of the planned evolutionary path of such Product, including, without limitation, the Product’s anticipated life cycle and the time period for which the Vendor intends to support such Product, provided, however, that any such description of an anticipated life cycle or planned support shall not affect Vendor’s obligations to manufacture, provide and support Products as set forth in Section 19.1.

SECTION 20.       INDEMNIFICATION AND LIABILITY LIMITATION

20.1        Vendor Indemnity.

Subject to the provisions of this Section 20, the Vendor shall [***].

20.2        Reliance Indemnity.

Subject to the provisions of this Section 20, Reliance shall [***]

20.3        Liability

Except as expressly provided in this Section 20.3 and except also in relation to where the Vendor is obliged to pay Liquidated Damages under the Documents (and in such instance, the payment of Liquidated Damages shall be the sole remedy for such damages), it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by the Documents.

20.4        LIMITATION ON LIABILITY.

Notwithstanding anything to the contrary herein contained:

20.4.1                            The aggregate liability of any Party to another Party in respect of all claims for Liabilities arising under any Contract shall not exceed [***].

20.4.2                            EXCEPT IN RESPECT OF VENDOR’S LIABILITY PURSUANT TO SECTION 20.5 AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE DOCUMENTS, IN NO EVENT, AS A RESULT OF BREACH OF CONTRACT OR BREACH OF WARRANTY OR OTHERWISE, [***].

20.4.3                            For the avoidance of doubt, the performance of the Vendor’s obligations with respect to Liquidated Damages and Section 5.2 (Performance Warranty) shall not in any way be reduced, made void or affected by virtue of the provisions of Section 20.4.2 above.

20.5        Damages for Fraud, Gross Negligence or Willful Misconduct.

[***]

20.6        Claims Procedure.

If a claim for Liabilities (a “Claim”) is to be made by a Person entitled to indemnification hereunder (the “Indemnified Person”) against a Party responsible for indemnification hereunder (the “Indemnifying Party”), the Indemnified Person shall give written notice of such Claim (a “Claim Notice”) to the Indemnifying Party as soon as practicable after the Indemnified Person becomes aware of any fact, condition or event which may give rise to Liabilities for which indemnification may be sought under the General Terms, provided, however, that no delay on the part of an Indemnified Person in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby actually prejudiced.  If any lawsuit or enforcement action is filed against Indemnified Person, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within [***] after the service of the citation or summons).  The Indemnifying Party shall be entitled, if it so elects, (i) to defend such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party’s sole cost, risk and expense, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Person (which may not be unreasonably withheld), unless such compromise or settlement includes an unconditional release of any claims against the Indemnified Person and does not involve any stipulation, judgment or injunction against the Indemnified Person, in which event such written consent of the Indemnified Person shall not be required.  If the Indemnifying Party fails to assume the defense of such Claim within [***] after receipt of the Claim Notice, the Indemnified Person against which such Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party.  In the event the Indemnified Person assumes the defense of the Claim, the Indemnified Person will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.  The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with the General Terms and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Person from and against any Liabilities by reason of such settlement or judgment.

SECTION 21.       REPRESENTATIONS AND WARRANTIES

21.1        Representations and Warranties of the Vendor.

The Vendor hereby represents and warrants to Reliance as follows:

21.1.1                            Due Organization of the Vendor.

The Vendor is a corporation duly incorporated, validly existing and in good standing under the laws of the United States of America and in countries in which the Vendor conducts its business and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations in connection with the Documents makes such qualification necessary.

21.1.2                            Due Authorization of the Vendor; Binding Obligation.

The Vendor has full corporate power and authority to execute and deliver the Documents and to perform its obligations hereunder, and the execution, delivery and performance of the Documents by the Vendor have been duly authorized by all necessary corporate action on the part of the Vendor; the Documents have been duly executed and delivered by the Vendor and are the valid and binding obligations of the Vendor enforceable in accordance with their terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

21.1.3                            Non-Contravention.

The execution, delivery and performance of the Documents by the Vendor and the consummation of the transactions contemplated hereby and thereby do not and will not contravene the certificate of incorporation or by-laws of the Vendor and do not and will not conflict with or result in (i) a breach of or default under any indenture, agreement, judgment, decree, order or ruling to which the Vendor is a party that would materially adversely affect the Vendor’s ability to perform its obligations under the Documents; or (ii) a breach of any Applicable Law.

21.1.4                            Regulatory Approvals.

All authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of the Documents by the Vendor have been obtained or shall be obtained in due course.

21.1.5                            Non-Infringement.

The Vendor represents and warrants that there are no threatened or actual claims or suits in connection with patents and other intellectual property matters that would materially adversely affect the Vendor’s ability to perform its obligations under the Documents.

21.1.6                            Scope.

The representations and warranties of the Vendor pursuant to this Section 21.1 shall be deemed to apply to all of the Work performed by any Subcontractor employed by the Vendor as though the Vendor had itself performed such Work.

21.1.7                            Requisite Knowledge.

The Vendor represents and warrants that it has all requisite knowledge, know-how, skill, expertise and experience to perform the Work in accordance with the terms of the Documents.

21.1.8                            Work Standards

The Work shall be rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the reasonable best industry prevailing practices of the information technology and telecommunication outsourcing industry and the Documents.  Vendor shall use adequate numbers of qualified individuals with suitable training, education, experience, competence and skill to perform the Work.  Vendor shall provide such individuals with training as to new products and services prior to the implementation of such products and services in the User environment.

21.1.9                            Efficiency and Cost Effectiveness

Vendor shall use commercially reasonable efforts to provide the Work in the most cost-effective manner.  Without limiting the generality of the foregoing, such actions shall include:

(a)                                  making adjustments in the timing of actions (consistent with Reliance’s and User’s priorities and schedules for the Work and Vendor’s obligation to meet the Specifications);

(b)                                 tuning or optimizing the systems, including memory, used to perform the Work;

(c)                                  using alternative technologies to provide the Products and perform the Work in accordance herewith; and

(d)                                 efficiently using resources for which Reliance and/or User is charged hereunder, consistent with industry norms, and compiling data concerning such efficient use in segregated and auditable form whenever possible.

21.2        Bring Down.

The Vendor hereby acknowledges and agrees that, upon execution of each Contract and Purchase Order, the Vendor shall be deemed to make the representations and warranties of Section 21.1 as of the effective date of, and with respect to, any such Contract or Purchase Order.

21.3        Representations and Warranties of Reliance.

Reliance hereby represents and warrants to the Vendor as follows:

21.3.1                            Due Organization of Reliance.

Reliance is a corporation, validly existing and in good standing under the laws of the Republic of India and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in the Republic of India and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

21.3.2                            Due Authorization of Reliance; Binding Obligation.

Reliance has full corporate power and authority to execute and deliver the Documents and to perform its obligations hereunder, and the execution, delivery and performance of the Documents by Reliance have been duly authorized by all necessary corporate action on the part of Reliance; the Documents have been duly executed and delivered by Reliance and are the valid and binding obligation of Reliance enforceable in accordance with their terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

21.3.3                            Non-Contravention.

The execution, delivery and performance of the Documents by Reliance and the consummation of the transactions contemplated hereby and thereby do not and will not contravene the Memorandum and Articles of Association and do not and will not conflict with or result in (i) a breach of or default under any indenture, agreement, judgment, decree, order or ruling to which Reliance is a party that would materially adversely affect Reliance’s ability to perform its obligations under the Documents, or (ii) a breach of any Applicable Law.

21.4        Bring Down

Reliance hereby acknowledges and agrees that, upon execution of each Contract and Purchase Order, Reliance shall be deemed to make the representations and warranties of Section 21.3 as of the effective date of, and with respect to, any such Contract or Purchase Order.

SECTION 22.       DISPUTE RESOLUTION

22.1        Interpretation.

The validity, construction and performance of the Documents shall be governed by the laws of India, excluding its conflicts-of-laws provisions. Subject to the provisions of Section 22.3 below, the courts in [***] shall have exclusive jurisdiction.  All communication between the parties shall be in English.  In fulfilling the obligations hereunder, Vendor and its subcontractors and suppliers shall abide by all Applicable Laws, rules, regulations, codes including tax laws and regulations prevailing in India and all other applicable jurisdictions.

22.2        Negotiation.

The Parties shall first use their best efforts to settle amicably any dispute arising out of or in connection with the Documents, including without limitation, their existence, interpretation, performance, or termination, by negotiation in accordance with this Section 22.2, as follows:

(i)                                     The Party raising the dispute shall address to the other Party a notice requesting an negotiation of the dispute within [***] of notification.

(ii)                                  The dispute shall then be referred for resolution between the President and CEO or the Chief Financial Officer or the Vice President (International Sales) of Vendor and Mr. Prakash Bajpai of Reliance.  Vendor and Reliance shall attempt to resolve such dispute by negotiation, and document any settlement that may be agreed, within a further period of [***].

22.3        Arbitration.

22.3.1                            Any dispute arising out of or relating to the Documents which cannot be settled by negotiation shall be first attempted to be resolved through conciliation between the Parties by appointing a conciliator mutually acceptable to the Parties.

22.3.2                            If the parties are unable to resolve the dispute through conciliation within [***] of the appointment of the conciliator then the Parties shall refer such dispute to arbitration in accordance with this Section 22.3.

22.3.3                            In case of any dispute or difference arising at any time between the parties hereto as to the interpretation or effect of the Documents or any clause or matter herein contained or the rights or liabilities of the Parties hereto or otherwise howsoever in relation to the Documents, the same shall be referred to the arbitration by an arbitral tribunal consisting of three arbitrators: one each nominated by the Parties and the third chosen by the two arbitrators nominated by the Parties. The arbitration shall be governed by the provisions of the Arbitration and Conciliation Act, 1996 or any statutory modification or enactment thereof for the time being in force.

22.3.4                            [***]

22.3.5                            The Parties agree that any award of the arbitral tribunal shall be final and binding on them and shall be enforceable in any court of competent jurisdiction.

22.3.6                            Notwithstanding any dispute under the Documents, the Parties shall continue to perform their undisputed obligations under the Documents (subject to any right of termination or suspension in the Documents).

SECTION 23.       TERMINATION AND EVENTS OF DEFAULT

23.1        Reliance’s Right of Termination.

23.1.1                            Termination by Reliance for Convenience.  Reliance may, at its sole option, terminate all or any portion of the Documents, for convenience upon [***] prior written notice at any time provided that no termination under this Section 23.1.1 shall relieve Reliance from the obligations set forth in Section 3.2 of the Broadband Access Equipment Contract.  Any Purchase Orders made prior to any such termination shall, subject to the terms hereof and the applicable Contract, remain in effect and shall be fulfilled to the extent that such orders are outstanding as of the date of such termination.

23.1.2                            Termination by Reliance for Cause. Reliance has the right to terminate all or any portion of the Documents without any penalty to, or payment obligation of, Reliance (other than undisputed outstanding payment obligations relating to the Work performed by Vendor as of the date of any such termination, with disputed payment obligations being subject to the dispute resolution provisions of Section 22) upon the occurrence of any Vendor event of default (each, a “Vendor Event of Default”) set forth below.  References to “Vendor” in this Section 23.1.3 shall include Vendor and any assignee of Vendor.  The occurrence of any one of the following shall constitute a Vendor Event of Default:

(a)                                  the Vendor (i) is insolvent, (ii) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within thirty (30) days of such involuntary filing, (iii) admits the material allegations of any petition in bankruptcy filed against it, (iv) is adjudged bankrupt, or (v) makes a general assignment for the benefit of its creditors, or a receiver is appointed for all or a substantial portion of its assets and is not discharged within thirty (30) days after his appointment;

(b)                                 the Vendor commences any proceeding for relief from its creditors in any court under any state insolvency statutes;

(c)                                  the Vendor disregards or violates material Applicable Laws or material Applicable Permits;

(d)                                 the Vendor persistently fails to timely correct Defects and Deficiencies in accordance with the terms of the Documents;

(e)                                  the Vendor persistently fails to fulfill its obligations with respect to the satisfaction, discharge or bonding of Liens as set forth in Section 3.13 hereof;

(f)                                    the Vendor abandons or ceases its performance of the Work (except as a result of an event of Force Majeure or a casualty for which Reliance is fully covered by insurance or as to which other provisions reasonably acceptable to Reliance are being diligently pursued, or pursuant to Section 23.2);

(g)                                 the Vendor assigns or subcontracts Work other than in accordance with the terms and conditions of Section 10;

(h)                                 the Vendor fails to materially comply with any accepted Change Order pursuant to Section 14.3;

(i)                                     the Vendor fails to pay to Reliance any material amount due not otherwise disputed in good faith to Reliance by the date required for such payment;

(j)                                     the Vendor fails to accept or materially comply with any Purchase Order issued by Reliance in accordance with the Documents;

(k)                                  Reliance elects to exercise its termination rights set forth in Section 24.17;

(l)                                     the Vendor otherwise materially breaches any provision of the Documents; or

(m)                               A Critical Performance Failure with respect to (i) a failure of any individual Network Element to meet the applicable Specifications or (ii) the failure of multiple Network Elements, regardless of whether any one of which individually constitutes a Critical Performance Failure, or Vendor fails to remedy a material breach of the Performance Warranty.

23.1.3                            If any of the Vendor Events of Default exists, Reliance may, without prejudice to any other rights or remedies of Reliance in the Documents or at law or in equity, terminate the Documents upon written notice to the Vendor; provided, however, that Reliance shall have first provided to the Vendor the following periods of notice and opportunity to cure:

(a)                                  in the case of a Vendor Event of Default specified in the foregoing Sections 23.1.2(d) and 23.1.2(l), Reliance shall have provided [***] prior written notice to the Vendor, and the Vendor shall have failed to remedy such breach entirely by the end of such [***] period;

(b)                                 in the case of a Vendor Event of Default specified in the foregoing Sections 23.1.2(a), 23.1.2(b), or 23.1.2(k) [***]; and

(c)                                  in the case of any other Vendor Event of Default, Reliance shall have provided [***] prior written notice, and the Vendor shall have failed (A) to commence to cure the default within [***] after receipt of such notice, and (B) to diligently pursue such cure and remedy the breach entirely by the end of said [***] notice period.

23.1.4                            If Reliance elects to terminate the Documents, Reliance may, without prejudice to any other rights or remedies of Reliance in the Documents or at law or in equity, do one or more of the following:

(a)                                  Take possession of all engineering and design data, manufacturing data, construction and erection data, start-up and testing data, materials, and Products that shall become part of the specified Markets, or the Work and which Reliance shall have the right of ownership to and/or possession of under the terms of the Documents, whether any of the same is in a partial state of completion or completed condition, and title to any of said items vests in Reliance (if not already vested by the provisions of the Documents);

(b)                                 Take possession of all engineering and design data, manufacturing data, construction and erection data, start-up and testing data, materials, and Products that shall become part of the specified Markets, or the Work whether any of the same is in a partial state of completion or completed condition (if not already vested in Reliance by the provisions of the Documents);

(c)                                  Take temporary possession and control of all of the Vendor’s installation equipment, machinery, and the Vendor’s materials, supplies, Software and any and all tools at any project site including, but not limited to, any Network Location, within the specified Markets that in Reliance’s opinion, are necessary to finish the Work, subject to any enforceable licenses related thereto or any confidentiality restrictions otherwise contained in these General Terms;

(d)                                 Direct that the Vendor assign its Subcontractor agreements to Reliance without any change of price or conditions therein or penalty or payment therefore to the full extent permitted by such agreement or agreements; or

(e)                                  Take over and finish the Work by whatever reasonable methods Reliance may deem expedient;

provided, that nothing contained in clauses (a) through (e) above shall require the Vendor to relinquish to Reliance any of its manufacturing facilities, specific Product designs (other than such designs previously provided to Reliance pursuant to the terms of the Documents), trade secrets or proprietary information not previously provided or made available to Reliance, the Market or any part thereof or any materials, supplies, inventories, tools, software, engineering and/or designs that are not integral or relevant to the completion of the Work.

23.1.5                            Upon such notification of termination, the Vendor shall immediately discontinue all of the Work (unless such notice of termination directs otherwise), and, as more fully set forth in Section 23.1.4, deliver to Reliance copies of all data, drawings, specifications, reports, estimates, summaries, and such other information, and materials as may have been accumulated by the Vendor in performing the Work, whether completed or in process.  Furthermore, the Vendor shall assign, assemble and deliver to Reliance all purchase orders and Subcontractor agreements (and in connection with such agreements, to the full extent permitted by such agreements) requested by Reliance.

23.1.6                            In the event Reliance terminates the Documents pursuant to Section 23.1.2, the Vendor shall not be entitled to receive further payment, other than payments due and payable under the Documents and not subject to dispute prior to such termination (with disputed payment obligations being subject to the dispute resolution provisions of Section 22).  Notwithstanding anything herein to the contrary, Reliance may withhold payments, if any, to the Vendor for the purposes of offset of amounts owed to Reliance pursuant to the terms of the Documents until such time as the exact amount of damages due to Reliance from the Vendor is fully determined; provided, however, that the amount of any such offset pursuant to this Section 23.1.6 shall not be greater than the amounts otherwise owed to the Vendor and claimed hereunder.

23.1.7                            In the event of a termination due to a Vendor Event of Default, Reliance shall be entitled to the costs in connection with finishing the Work (exclusive of any late fees or penalties already paid and/or owing to Reliance upon termination of the Documents), and if such costs exceed the unpaid balance of the prices hereunder for such Work, the Vendor shall be liable to pay such excess to Reliance.  The amount to be paid by the Vendor pursuant to this Section 23.1.7 shall survive termination of the Documents.

23.2        Vendor’s Right of Termination.

The Vendor shall have the option to suspend or terminate the Documents without any penalty or payment obligations, other than undisputed outstanding payment obligations relating to the Work performed by Vendor as of the date of any such termination (with disputed payment obligations being subject to the dispute resolution provisions of Section 22) pursuant to the terms of the Documents if:

23.2.1                            Reliance (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, and any such filing, proceeding, adjudication or assignment as described herein above shall otherwise materially impair Reliance’s ability to perform its obligations under the Documents;

23.2.2                            Reliance commences any proceeding for relief in any court under any state insolvency statutes; or

23.2.3                            The Vendor shall have the option to suspend the Vendor’s performance of Work (other than Services for which Reliance has paid in advance) if Reliance fails to make payments of undisputed amounts in excess of U.S. Dollars [***] due to the Vendor pursuant to the terms of the Documents that are more than [***] overdue; provided, that such failure has continued for at least [***] after the Vendor has provided written notice to Reliance of its right and intent to so suspend on account of such overdue amount (which written notice with respect to any overdue undisputed amounts may be given no earlier than [***] after date of receipt of relevant conforming invoice along with all supporting documents)

23.3        Continuing Obligations; Survival.

Notwithstanding anything to the contrary in the Documents, termination or expiration of the Documents for any reason (i) shall not relieve either Party of its obligations with respect to the confidentiality of the Proprietary Information as set forth in Section 24.14, (ii) shall not relieve either Party of any obligation that expressly or by implication survives termination, and (iii) except as otherwise provided in any provision of these General Terms expressly limiting the liability of either Party, shall not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of its obligations as to portions of the Work already performed or of obligations assumed by the Vendor prior to the date of such termination.  In addition to, and in no way limiting the foregoing, Section 15, Section 19.1, Section 20, and Sections 22, 24.2, 24.5, 24.10, 24.12, 24.14 and 24.18 shall survive termination or expiration of these General Terms, in addition to any other provisions that by their content are intended to survive the performance, termination, expiration or cancellation of these General Terms.

SECTION 24.       MISCELLANEOUS

24.1        Amendments.

The terms and conditions of the Documents, including the provisions of these General Terms, may only be amended by mutually agreed amendments.  Each amendment shall be in writing and shall identify the provisions to be changed and the changes to be made.  Amendments of the Documents shall be signed by duly authorized representatives of each of the Vendor and Reliance as set forth in these General Terms.

24.2        Offset.

Either Party may offset, deduct or retain out of any monies, which may be due or become due to the other Party hereunder or otherwise, any amounts such other Party owes to such first Party hereunder.

24.3        Assignment.

24.3.1                            Except as otherwise permitted herein, neither the Documents nor any portion thereof may be assigned by Reliance without the express prior written consent of the Vendor, such consent not to be unreasonably withheld, conditioned or delayed.  Except as otherwise permitted herein, neither the Documents nor any portion hereof may be assigned by Vendor without the express prior written consent of Reliance, which may be withheld, conditioned or delayed at the sole discretion of Reliance.  Notwithstanding the foregoing, Reliance may, without the prior consent of the Vendor, assign its rights under all or any portion of the Documents to any of Reliance’s Affiliates, direct or indirect successors, parent and may collaterally assign its rights under the Documents to any or all financial institutions providing financing for any part of the Broadband Access Reliance Network.  The foregoing rights and obligations are in addition to those set forth in Section 24.3.3 below.  No assignment by the Vendor of all or any portion of the Documents or any of the Vendor’s obligations under any of the Documents shall release the Vendor from liability for the full performance of all of Vendor’s obligations under the Documents, unless otherwise expressly agreed by Reliance in writing. No assignment by Reliance to its Affiliates, direct or indirect successors or parent or a financial institution of this Broadband Access Equipment Contract or any of Reliance’s obligations under this Broadband Access Equipment Contract shall release Reliance from liability for the full performance of all of Reliance’s obligations under this Broadband Access Equipment Contract, unless otherwise expressly agreed by the Vendor in writing. Any attempted assignment in violation of Section 24.3 shall be null and void.

24.3.2                            The Parties agree that Reliance may enforce the provisions of the Documents regarding assignment by an action for injunction or other equitable remedies.

24.3.3                            Subject to the foregoing, the Documents shall bind and inure to the benefit of the Parties, their successors and permitted assigns.

24.4        Notices.

Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and shall be deemed received by the Party to which it is sent (i) upon delivery when delivered by hand, (ii) three days after being sent, if sent with all sending expenses prepaid, by an express courier with a reliable system for tracking delivery, (iii) when transmitted, if sent by confirmed facsimile, or (iv) 14 days after the date sent, if sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to Reliance:

[***]

If to the Vendor:
Chuck Farrell
UTStarcom Inc.
1275 Harbor Bay Parkway
Alameda, California 94502, U.S.A.

With a copy to:
Russell Boltwood
UTStarcom Inc.
1275 Harbor Bay Parkway
Alameda, California 94502, U.S.A.

24.5        Independent Contractor.

24.5.1                            Nothing in the Documents shall be deemed to constitute either Party a partner, agent or legal representative of the other Party, or to create any fiduciary relationship between the Parties.  The Vendor is and shall remain an independent contractor in the performance of the Work, maintaining complete control of its employees, agents, Subcontractors and operations required for performance of the Work.  The Documents shall not be construed to create any relationship, contractual or otherwise, between Reliance and any Subcontractor, except to establish Reliance as a third party beneficiary of the contracts with Subcontractors.

24.5.2                            The Vendor shall be responsible for its employees’ compliance with Applicable Laws while performing all Work under the Documents.  The Vendor has the responsibility for, and control over, the means and details of performing the Services, subject to Reliance’s inspection.  The Vendor shall provide all training, hiring, supervising, hours of work, work policies and procedures, work rules, compensation, payment for expenses and discipline and termination of its Subcontractors and employees.  Reliance shall incur no responsibility or obligation to employees, agents, Subcontractors or other parties utilized by the Vendor to perform the Work set forth in the Documents.  Such person or parties shall, at all times, remain employees, agents or Subcontractors (whichever is applicable) of the Vendor.  The Vendor shall indemnify and defend Reliance from all claims by any person, government or agency relating to payment of taxes and benefits to employees, agents, Subcontractors or other parties utilized by the Vendor.

24.6        Inducements

Vendor represents and warrants that it has not given and will not give commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value to any employee or agent of Reliance in connection with this contract.  Vendor also represents and warrants that, to the best of its knowledge, no officer, director, employee, agent or representative of Vendor has given any such payments, gifts, entertainment or other thing of value to any employee or agent of Reliance.  Vendor also acknowledges that the giving of any such payments, gifts, entertainment, or other thing of value is strictly in violation of Reliance’s policy on conflicts of interest, and may result in the cancellation of this and all future contracts between the parties.

24.7        Headings.

The headings given to the sections, sub-sections, chapters, paragraphs and other sub-divisions herein are inserted only for convenience and are in no way to be construed as part of the Documents or as a limitation of the scope of the particular sections, sub-sections, chapters, paragraphs and other sub-divisions to which the heading refers.

24.8        Severability.

Whenever possible, each provision of the Documents shall be interpreted in such a manner as to be effective and valid under such Applicable Law, but, if any provision of the Documents shall be held to be prohibited or invalid in any jurisdiction, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with Applicable Laws.  The remaining provisions of the Documents shall remain in full force and effect and the prohibited or invalid provision shall remain in effect in any jurisdiction in which it is not prohibited or invalid.

24.9        Waiver.

Unless otherwise specifically provided by the terms of the Documents, no delay or failure to exercise a right resulting from any breach of the Documents shall impair such right or shall be construed to be a waiver thereof, but such right may be exercised from time to time as may be deemed expedient.  All waivers shall be in writing and signed by the Party waiving its rights.  If any representation, warranty or covenant contained in the Documents is breached by either Party and thereafter waived by the other Party, such waiver shall be limited to the particular breach so waived and not be deemed to waive any other breach under the Documents.

24.10      Public Statements.

The Vendor shall not and shall not permit its Subcontractors to issue any public statement, except as stated below, relating to or in any way disclosing any aspect of the Work, including the scope, extent or value of the Work.  The express written consent of Reliance is required prior to the invitation of or permission to any reporter or journalist to enter upon the Broadband Access Reliance Network or any part thereof.  The Vendor agrees not to use for publicity purposes any photographs, drawings and/or materials describing the Broadband Access Reliance Network, or any portion thereof, without obtaining the prior written consent of Reliance.  This Section 24.10 is not intended to exclude the provision of necessary information to prospective Subcontractors and the Vendor’s personnel.  All other such public disclosures require the written consent of Reliance.  The obligations of the Parties under this Section 24.10 are in addition to their respective obligations pursuant to Section 24.14.

24.11      Records and Communications.

To the extent not already established, promptly after the Work begins, procedures for keeping and distributing orderly and complete records of the Work and its progress shall be established by the Parties.  The procedures so established shall be followed throughout the course of the Work unless Reliance and the Vendor mutually agree in advance in writing to revise such procedures.

24.12      Specifications.

24.12.1                      Neither the Vendor nor any Subcontractor, nor any other Person performing or furnishing the Work, whether or not under a direct or indirect contract with Reliance, shall have or acquire any title to or ownership rights in any of the Specifications, or in any other part or portion of the Documents (or copies of any of the Specifications or the Documents); and no such Party shall re-use any of the Specifications on and/or with respect to any other project without the prior written consent of Reliance.  The Specifications and the Documents (and any and all copies thereof), are owned by and title resides in Reliance, unless otherwise agreed between Reliance and any other Person.  Notwithstanding anything contained in this Section 24.12 to the contrary, Reliance shall not acquire any patent, copyright or trade secret rights as a result of these General Terms, except pursuant to licenses and other approvals provided in connection with the performance of the Work and except to the extent that a non-exclusive license of any of the Vendor’s patent, copyright or trade secret rights is required to perform the Work and as further provided for in the Documents.

24.12.2                      Reliance acknowledges that parts of the Specifications are comprised of specifications prepared by the Vendor and that the Vendor contributed significantly to many other portions thereof.  Reliance also acknowledges that, during the normal design, evolution and development process, portions of the Specifications may appear in design and procurement documents prepared by the Vendor in its normal course of business; provided, however, that Reliance shall have no liability for any third party claims for contributor infringement or the like with respect to such Specifications prepared by the Vendor or portions thereof to which the Vendor contributed significant portions or use and the Vendor shall hold Reliance harmless from any such third party claims.

24.13      Financing Parties Requirements.

The Vendor acknowledges that Reliance represents that attainment of financing for construction of the Broadband Access Reliance Network may be subject to conditions that are customary and appropriate for the providers of such financing.  Therefore, the Vendor shall execute promptly any reasonable amendment to or modification of the Documents required by such providers (including, without limitation, any pertinent industrial development authority or other similar governmental agency issuing bonds for financing of any portion of the Broadband Access Reliance Network) in order to obtain such financing, and Reliance shall reimburse the Vendor for related reasonable actual out-of-pocket costs incurred by the Vendor.  The Vendor shall be responsible for and pay all costs as a result of the Vendor’s or its Subcontractors’ failure to promptly comply with the request for any such modification or amendment made by any provider of financing described in this Section 24.13.

24.14      Confidentiality.

24.14.1                      All information including, without limitation, all oral and written information, disclosed by a Party to the other Party is deemed to be confidential, restricted and proprietary to the disclosing Party (hereinafter referred to as “Proprietary Information”); provided, that in order for Vendor to invoke the provisions of this Section 24.14 with respect to information disclosed by Vendor to Reliance, the Vendor shall, (i) identify any and all written Proprietary Information by placing the word “CONFIDENTIAL” conspicuously on such material or otherwise mark such material so as to clearly indicate such material is in fact confidential and (ii) identify any and all oral Proprietary Information by reducing such disclosed oral Proprietary Information to a writing that conforms to clause (i) immediately above within seventy-two (72) hours of such disclosure by the Vendor.  Each Party agrees to use the Proprietary Information received from the other Party only for the purpose of the applicable Documents.  Except as specified in the Documents, no other rights or licenses to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under the Documents or by the conveying of Proprietary Information between the Parties.  Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, the Documents.  The receiving Party shall provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information.  All Proprietary Information shall be retained by the receiving Party in a secure place with access limited to only such of the receiving Party’s employees or agents who need to know such information for purposes of the Work and the Documents and to such third parties as the disclosing Party has consented to by prior written approval.  All Proprietary Information, including all copies of such information, unless otherwise specified in writing (x) remains the property of the disclosing Party, (y) shall be used by the receiving Party only for the purpose for which it was intended, and (z) shall be returned to the disclosing Party or destroyed after the receiving Party’s need for it has expired or upon request of the disclosing Party, and, in any event, upon expiration or termination of the Documents.  At the request of the disclosing Party, the receiving Party shall furnish a certificate of an officer of the receiving Party certifying that Proprietary Information not returned to disclosing Party has been destroyed.  For the purposes hereof, Proprietary Information does not include information that:

(a)                                  is published or otherwise in the public domain through no fault of the receiving Party at the time such information was received by the receiving Party;

(b)                                 prior to disclosure to the receiving Party, is properly within the legitimate possession of the receiving Party as evidenced by reasonable applicable documentation;

(c)                                  subsequent to disclosure to the receiving Party, is lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure;

(d)                                 is independently developed by the receiving Party, by itself or through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

(e)                                  is transmitted to the receiving Party after the disclosing Party has received written notice from the receiving Party that it does not desire to receive further Proprietary Information; or

(f)                                    is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Entity, provided that the Party required to disclose the information provides the other Party with prior notice of such order or requirement.

24.14.2                      Notwithstanding any provision to the contrary, Reliance may disclose, as necessary or required under Applicable Law, the Vendor’s Proprietary Information to Governmental Entities within the Republic of India, and financial institutions and insurance companies to the extent necessary or desirable for Reliance or any Reliance Affiliate to obtain financing or insurance.  Reliance shall request that such Governmental Entities within the Republic of India, and financial institutions and insurance companies shall maintain such information in confidence.  Vendor may disclose, as necessary or required under Applicable Law, Reliance’s Proprietary Information to Governmental Entities within the Republic of India and insurance companies to the extent necessary or desirable for Vendor or any Affiliate of Vendor to obtain insurance.  Vendor shall request that such Governmental Entities within the Republic of India and insurance companies shall maintain such information in confidence.

24.14.3                      Because damages may be difficult to ascertain, the Parties agree that, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this Section 24.14.

24.15      Entirety of Contract; No Oral Change.

The Documents referenced herein constitute the entire contract between the Parties with respect to the subject matter hereof and thereof, and supersede all proposals, oral or written, all previous negotiations, and all other communications between the Parties with respect to the subject matter hereof.  No modifications, alterations or waivers of any provisions herein contained shall be binding on the Parties hereto unless evidenced in writing signed by duly authorized representatives, of both Parties as set forth in Section 24.1.

24.16      Publicity

Both Parties shall submit to the other, all advertising, written sales promotion, press releases, other publicity matters and public announcements relating to the Documents where the name, identity or mark of such other Party, an Affiliate or any User is disclosed or mentioned or from which the connection of said name or mark may be inferred or implied, and the publishing Party shall not publish or use such advertising, sales promotion, press releases, publicity matters or public announcements without submitting the full text and format to the other Party for review and prior written approval.

24.17      Change of Control of the Vendor.

24.17.1                      In the event (a) the Vendor consolidates with or merges with or into any other Person or conveys, transfers or leases all or substantially all of its assets to any Person or Persons, or (b) Vendor or Parent conveys, transfers or distributes a business or assets that includes the supply of the Products and Services provided to Reliance under the Documents (the “Broadband Access Business”), or (c) any Person (either alone in conjunction with such Person’s Affiliates) directly or indirectly own or acquire fifty percent (50%) of the voting interest of the Vendor where such Person (or any of its Affiliates) directly or indirectly did not own as of the Effective Date in excess of ten percent (10%) of such voting interest (in the case of (a), (b) or (c) above the surviving entity or entity that acquires Vendor’s assets or the Broadband Access Business or such Person or group being referred to as the “Vendor’s Succeeding Entity”), and in any case if:

(a)                                  the Vendor’s Succeeding Entity does not agree, in writing to assume all of the obligations of the Vendor under these Documents; or

(b)                                 Reliance is not satisfied, in its sole discretion, with the transaction, based on (A) the creditworthiness of the Vendor ‘s Succeeding Entity, (B) whether the Vendor’s Succeeding Entity is a competitor of Reliance and (C) whether in Reliance’s judgment the Vendor’s Succeeding Entity will be able to fulfill all of the obligations of Vendor under the Documents, (including without limitation providing Reliance with a guarantee from a creditworthy entity in such a  form acceptable  to Reliance)

then Reliance shall have the right to terminate all or any part of the Documents, in Reliance’s sole discretion in accordance with Section 23.1.2.

24.18      Non-Recourse.

The Parties understand and agree that none of the direct or indirect shareholders, equity holders, limited or general partners, owners, directors, employees or representatives of

Reliance, nor any Reliance Affiliates shall guarantee or otherwise be in any way liable with respect to any obligations or liabilities of Reliance or any of its subsidiaries pursuant to the Documents.  The sole recourse of the Vendor for satisfaction of the obligations of Reliance under the Documents shall be against Reliance and Reliance’s assets.

24.19      Further Assurances.

The Parties shall execute and deliver all reasonable further instruments and documents, and take all reasonable further action, including, but not limited to, assisting Reliance in filing notices of completion with the appropriate state, provincial and local lien recording offices, that may be necessary or that either of the Parties may reasonably request in order to enable such Party to meet its respective obligations under the Documents or the Vendor’s performance of the Work or to effectuate the purposes or intent of the Documents.

24.20      Counterparts.

The Documents may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

24.21      Time is of the Essence.

Time is of the essence with respect to each of the Vendor’s responsibilities under the Documents.

24.22      Construction

Each Party represents, warrants and acknowledges that it has been represented by effective counsel and that the Documents will not be construed in favor of or against either Party due to that Party’s drafting of the Documents.

24.23      Improvements, Inventions and Innovations

All rights in any improvements, inventions, and innovations made solely by Reliance shall vest in Reliance, and Reliance shall have the right to exploit such improvements, inventions, and innovations.  All rights in any improvements, inventions and innovations made solely by the Vendor shall vest in the Vendor, and the Vendor shall have the right to exploit such improvements, inventions and innovations.  All rights in any improvements, inventions and innovations made by the substantial contribution of both Parties (“Joint Improvement”) shall vest jointly in both parties. Joint Improvement does not include Custom Work Software or any underlying information owned by one of the parties prior to commencement of such joint activities or developed beyond the scope of such joint activities, including Products and Product information, technical information or inventions developed prior to the commencement of any joint activities, developed outside of the scope of such joint activities or developed solely by either Party.  The rights of joint ownership to such Joint Improvement shall be rights of full non-exclusive worldwide ownership, including rights to license and transfer.  Each Party may exploit its rights to the Joint Improvement independent of the other and may retain all economic benefits thereof, neither Party shall have any obligation to account to the other for profits derived from the Joint Information and each Party shall have full rights to enforce the Joint Information intellectual property rights against non-authorized users.

*  *  *  *  *

RELIANCE AND THE VENDOR HAVE READ THESE GENERAL TERMS INCLUDING ALL SCHEDULES AND EXHIBITS ATTACHED HERETO AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF AND THEREOF.

IN WITNESS WHEREOF, the Parties have executed these General Terms as of the date first above written.

RELIANCE INFOCOMM LIMITED

By:	/s/ Prakash C. Bajpai
Name:
Date:

By:	/s/ S. Ramesh
Name:
Date:

UTSTARCOM INC

By:	/s/ Michael J. Sophie
Name:
Date:

Schedule 1

[NOT USED]

Schedule 2

Insurance

SCOPE OF INSURANCE COVER REQUIRED BY RELIANCE FROM THE VENDOR FOR THE INITIAL BROADBAND ACCESS RELIANCE NETWORK

1.                                       The Vendor shall offer insurance cover for all Products supplied till Acceptance.  The cover also should include spares if any and any risk of damage or loss during transit, temporary storage and permanent storage.  The cover also will include delivery to Test Bed Laboratory and all operations thereat. The premium for covering marine cum erection from CFA delivery point up to Acceptance shall be reimbursed by Reliance to the Vendor.

2.                                       The insurance cover should include costs of all Services including installation, commissioning and testing and other per diem costs.

3.                                       Insurance should cover risks from the Vendor’s warehouse/ up to the Site to the point of handing over of the system to the Operation and Maintenance team after Acceptance.

4.                                       Vendor should keep adequate spare Products ready at overseas/Indian storage points to be able to ship out in case there is any calamity in any Site.

5.                                       The Marine insurance should provide coverage of all risks of loss or damage to consignments as per Institute Cargo Clause-A and War and Strikes, Riots, and Civil Commotion clauses.

6.                                       The policy shall cover the respective interests of Vendor and Reliance so that claims get settled accordingly.

7.                                       For periods other than transit, the items should be covered for all types of loss/damage including breakdown to the Products.  Accident to the items supplied due to damage to facilities and surrounding items should also be covered.  The cover provided should also take care of any loss due to the Vendor’s negligence during warranty period, even after handing over the properties to the Operation and Maintenance team.

8.                                       Third party liability insurance cover should be provided by the Vendor by an amount not less than [***].

9.             Cover should include any accidental damage/breakdown to the Products due to any inadvertent act or other accidental causes until Substantial Completion of the Initial Broadband Access Reliance Network to the extent it relates to Vendor’s Products and Services and products and services provided by Third Party Providers as set forth in the Specifications.

10.                                 The Vendor shall in addition maintain other insurances, including worker’s compensation, employer liability, medical, and insurance coverage against physical loss or damage to Vendor’s equipment, and the Test Bed Laboratory.

Schedule 3

Reliance Policies

Project Procedures

A—   PAF & Roster Process

B—   Business Travel Process

C—   Time Reporting / Invoicing Process

Reliance Infocomm Ltd

A-PAF & Roster Process

1.0          Purpose of Instruction

This instruction documents the process for the addition, deletion or modification of CONTRACTOR personnel on the Reliance program.  In addition, it provides Reliance with an up to date record of these individuals approved to apply time to the contract.

2.0          Responsibility

Responsibility for the upkeep and updating of this process shall be with the CONTRACTOR, including the responsibility of generation of PAF (Personnel Authorisation Form) for Reliance’s approval in advance:

Reliance will update and maintain PAF form folder.

3.0          Approval of Items

This process instruction can be modified by Reliance.  The CONTRACTOR shall carry out those modifications.  The PAF form (given in Annexure-I) will be prepared by the CONTRACTOR and submitted for approval to Mr. Prakash Bajpai before any personnel is booked to the Reliance contracts referred to above.  Reliance may at its sole discretion refuse to approve the PAF without assigning any reason.  The PAF shall give details related to budgeted cost and days and shall be in line with the organisation chart provided and it should give reference of the same.  PAF shall indicate any excess over the project plan.  It is mandatory that every PAF be accompanied by a CV.  Any change in start / end dates will also require Reliance’s approval.

4.0          Updation

This procedure shall not be continuously updated.  Recommended changes are encouraged Proposed changes should be addressed to CONTRACTOR’s Project Manager.  Updation will be on a periodical basis

5.0          Roster Information

The following information is required to be kept in each record of the roster file, which will be provided, once in every two week to Mr. Prakash Bajpai or any alternative personnel of Reliance, designated from time to time.  The information shall be sorted by Project name.

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Sr. No	Name	Project Name	Grade	Actual/Sch. Start Date	Actual/Sch. End Date	Period for which PAF is Approved	Location	Contract Lead	Part time/ Full time.

After perusal of the report, Reliance may require CONTRACTOR to carry out modifications/corrections CONTRACTOR shall carry out the modifications/corrections required by Reliance.

6.0          The PAF form, using the Department field should clearly state if the person proposed to be engaged is

•      an employee of CONTRACTOR (or)

•      proposed to be hired from market by CONTRACTOR or any of its associates (or)

•      proposed to be engaged through a sub-contractor & who is such sub-contractor.

7.0          Changes in CONTRACTOR’s Personnel

CONTRACTOR shall forthwith demobilise any of its Personnel found unsuitable by Reliance for the job [***] and replace the position through the PAF procedure [***].

Any Personnel on the Reliance job will not be changed by the CONTRACTOR unless the change is due to resignation/illness/termination of services or by mutual agreement between Reliance and CONTRACTOR.

8.0          References

Reliance Infocomm Ltd Project Process Instructions

Construction Supervisory Services Contract - Business Travel Process, PM-003, Latest Version

Time Reporting / Invoicing Process, PM-004, Latest Version

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B) BUSINESS TRAVEL PROCESS

1.0          Purpose of Instruction

This procedure documents the process for travel on the program by the CONTRACTOR including lodging and boarding as follows:

•              For travel to/from India as per requirements envisaged

•              For travel within [xxxx] and to areas other than India

2.0          Scope:

•      To provide instruction for travel by CONTRACTOR’s personnel (including its subcontractors, vendors etc.)

•      To provide guidelines for completion of Travel Expense Reports and Business Visit Reports.

3.0          Responsibility.

•      Responsibility for the upkeep and updating of this process shall be Reliance.

•      Responsibility for the upkeep and updating of the Program Travel Authorization

Request found in Attachment l -of this document with CONTRACTOR upon Request to modify by Reliance.

4.0          Approval of Items

This process instruction can be modified by Reliance.  The CONTRACTOR shall carry out those modifications.

5.0          Updation

This procedure shall not be continuously updated.  Recommended changes are encouraged Updation will be on a Periodical basis.

6.0          Instructions

a)     All CONTRACTOR’s personnel travelling to India must obtain a visa.  Unless otherwise instructed the visa shall be a business visa with multiple entry.

3

b)    CONTRACTOR’s personnel are individually responsible for maintaining current visas and complying with all regulations including penalties (if any) to renew expired visas.  If the VISA expires in India, Reliance will provide assistance to renew the same.  [***].  However, all efforts to be made by the CONTRACTOR that such an eventuality does not arise.

c)     CONTRACTOR’s personnel are individually responsible for maintaining their inoculations current.  Inoculations should be scheduled sufficiently before the trip so that any side effects will be over prior to the trip.

d)    CONTRACTOR’s personnel shall complete the Program Travel Authorisation form in Attachment 1.  The approval of CONTRACTOR Project Manager and Reliance Project Manager should be taken in advance prior to any Project travel-taking place (international and domestic).  All travel should be at the most economical rates possible.  The approval taken should include a full description of purpose of the business visit including name(s) of people being visited

e)     The Program Travel Authorisation Form shall be directed to Mr. Prakash Bajpai in advance of travel.  Upon receipt Mr. Goenka shall either approve or deny the trip, sign the form with his disposition.  Mr. N.V.S. Menon shall fax the approved form to Contractor’s contact person via Fax and also inform the traveler by email of the decision taken.

f)     For Travel to India:

i.      On Reliance’s approval of the Program Travel Authorisation Form, travel plans and Passport details of the traveler (as per Attachment 2) should be e-mailed and faxed to Reliance’s Travel Coordinator [***] for preparation of Prepaid Ticket Advice (PTA) and making pick-up and stay arrangements in Mumbai.

ii.     Reliance’s travel coordinator shall arrange for two way PTA to be issued and advise the PTA number and the airline(s) to Contractor’s contact person via fax and also to the traveler by email.  Travel will be by [***].  Upon arrival the return leg of the ticket has to be exchanged for a ticket issued in INR.

iii.    Using the PTA numbers the traveler may either obtain the ticket at the airline office or have the ticket issued at the airport one hour before departure.  The ticket should be issued and collected prior to the original journey date.

iv.    All travelers should indicate the date of travel at least [***] in advance.  Bookings will be done by the airline of choice depending on seat availability.  Reliance may at its discretion change the Airline in case seats are not available for the date(s) in question.

4

v.     Pickup arrangement for all the travelers shall be made by Reliance.  The driver of the vehicle assigned shall stand outside immigration clearance area with a placard depicting the name of the traveler.  The traveler shall ask the driver to present a welcoming letter.  This letter is from Reliance that welcomes you to Mumbai and refers to you by name.  If the driver can not present one, then he is not the driver hired by Reliance and you are NOT to proceed anywhere with that person.  This is a security precaution to prevent problems with false drivers giving you the impression that they are responsible to pick you up by writing your name on a placard in an attempt to get you to ride with them.

vi.    Accommodation: Reliance has a number of Guest houses which are at par or in some cases better than the best available Hotels in India.  All attempts shall be made to house the travelers in the Reliance owned Guesthouses.  The idea of this is to make the traveler feel more at home and to avoid undue long distance commuting as most of our guest houses are nearby to the offices.  In certain cases if the guesthouse is not available the traveler shall be accommodated in reasonable quality hotels.  All accommodation will be on a single status basis only.

vii.   Upon arrival in India the representative of the CONTRACTOR should get himself registered with the necessary authorities in India.

viii.  All official onward travel to other locations in India will be organised by economy class by air or air conditioned first class by rail or air conditioned car or other mode of transport as applicable to a Senior management level personnel of Reliance.

ix.    At locations other than Mumbai, stay will be organised in similar quality hotels as in Mumbai, if available, or Reliance operated guesthouses.

x.     All lodging, boarding and laundry expenses and local travel while in India will be borne [***].  No Liquor/Tobacco are allowed to be charged to [***].  All other expenses should be kept within reasonable limits.

xi.    Reliance shall provide office accommodation, secretarial assistance, including telegrams, telexes, faxes, telephones, computers, e-mails etc. required for CONTRACTOR’s performance in India of this Contract.  However, all the CONTRACTORS personnel should use the telephone, Internet and fax for usage of Reliance official work.  When put up in a hotel any personal telephone call, fax and Internet should be paid for directly before checking out of the hotel.

5

xii.   [***]

xiii.  Emergency Contact Number:

Should travelers require assistance after having landed in Mumbai the following Reliance employees are to be available to provide assistance:

1.     Mr. NVS Menon [Tel nos: 4916800 / 4916883 / 4916851]
2.     To Be Announced

g)    For Travel other than to India:

i.      On Reliance’s approved Program Travel Authorisation Form, CONTRACTOR may go ahead and arrange for travel, on reimbursable basis.

ii.     All air travel is by Economy Class.

iii.    Hotels of stay should be decent without being ostentatious.  (Holiday Inn, Hilton, Marriott equivalent)

h)    Travel expense reports shall be prepared by all travelling personnel of CONTRACTOR, for travel other than to India within [***] of completion of the business visit, detailing billable and non-billable expenses.  [***].  All these expenses are expected to be incurred at reasonable rates.  Reliance has an option to propose to the CONTRACTOR an alternative of arranging travel facilities directly, if possible, including material supply.  [***].  These expense reports along with original bills will be maintained by CONTRACTOR, and they would be required to be produced to Reliance’s audit group from time to time.  The photocopy of ticket jacket, hotel bills, restaurant bills, car rentals irrespective of amount (no lower limit) should be submitted along with the invoice raised.

i)      A trip report provides the link between Program Travel Authorisation Request, Project Plan Instruction and Work performed for complete transparency while billing.  These reports should be prepared within [***] of completion of each business visit and maintained by CONTRACTOR.  Reliance’s audit group may require these reports to be produced from time to time.

7.0          References

Reliance Infocomm Ltd. Project Procedures

Technical Services Contract —

Time Reporting / Invoicing Process, PM-004, Latest Version

Personnel Authorization Form & Roster Process, PM-006, Latest Version

6

Attachment — 1:

PROGRAM TRAVEL AUTHORISATION REQUEST

DATE OF APPLICATION:____________

Name of Traveler:	:	Contractor Employee
No:	:
Flight Itinerary (From — To)	:
Departure Airline & Flight No	:
Departure date & Time	:
Arrival Date & Time	:
Connecting Airline & Flight No	:
Departure Date & Time	:
Arrival Date & Time	:
Flight Itinerary (From — To)	:
Return Departure Airline & Flight No	:
Departure Date & Time	:
Arrival Date & Time	:
Return Connecting Airline & Flight No	:
Departure Date & Time	:
Arrival Date & Time	:

Class of Travel	: Business/Economy

Hotel Arrangements (India Travel Only)*	:
Date of Arrival	:
Date of Departure	:

Emergency Contact Information (India Travel Only)
Emergency Contact Person	:
Emergency Contact Address	:
Emergency Contact Telephone No	:

Reason for trip	:

PAF Period
To___________	: From__________

APPROVED	DENIED

REMARK

SIGNATURE

DATE

*Ensure dates are for the day BEFORE you arrive since you will arrive at 12.30 am the following day (i.e. if you arrive on May 9th at 12:30 am, your reservation arrival date needs to be for May 8th).  Departure date should be for the date of departure as you leave at 2:00 am or so (i.e. if you leave on May 12th even though you will leave the hotel the night of May 11th)

7

Send this completed form to Mr. N.V.S. Menon.

Attachment 2:

Program Travel Information Form

Name of Person on Passport	: First Name, Middle Name, Family
Name

Passport No.	:
Place of Issue of Passport	:
Date of Issue of Passport	:
Validity date of Passport	:
Nationality as mentioned in Passport:	:
Date of Birth as mentioned in Passport	:
Place of Birth as declared in Passport:	:
Phone No	:
Contact Address	:
Fax Nos.	:
Email address	:
Visa no and date (recommend 1-year visas)	:

8

C) Time Reporting and Invoicing Process

1.0          Purpose of Instruction

This instruction documents the process for time reporting on the program comprising the contracts executed on [Date] between CONTRACTOR & Reliance

All contractor personnel approved by Reliance under the PAF and Roster Procedure (Document no. PM-006) will charge their time to the relevant job order number assigned to the program.  This process also explains the invoicing process required for preparation of invoice by CONTRACTOR, processing & payment thereof by Reliance.

2.0          Responsibility

Responsibility for the upkeep and updating of this process shall be with the CONTRACTOR.

Additional information/documents as required by Reliance is to be provided by CONTRACTOR in a timely manner in order to not unduly delay the invoicing process.

3.0          Approval of Items

This procedure can be modified by Reliance.  The CONTRACTOR shall carry out those modifications.

4.0          Updation

Recommended changes are encouraged.  Updation will be done on a periodical basis on the approval of both the parties.

5.0          Job Order Numbering & Control :

6.0          Time Recording/Reporting Process

This section covers the time recording and reporting process.

1.     CONTRACTOR personnel shall record their time in the CONTRACTOR’s system (CONTRACTOR’s internal recording/reporting system) on a daily basis.
2.     CONTRACTOR shall prepare and submit weekly time sheets along with summary for approval by Reliance’s designated authority — i.e., Mr. ----------.  Before submission of the invoice to Reliance CONTRACTOR shall ensure that the billing is as per the contract.  CONTRACTOR’s finance personnel shall check the summary and forward it to Reliance for their approval.  Invoicing will not be done by the CONTRACTOR till the summary is approved by Reliance.

9

7.0                          Invoicing Process :

                This section covers the invoicing process in detail:

[***]

The invoice format found in Attachment I is the cover invoice that CONTRACTOR will use.  [***].  The format is the same for off-shore/on-shore except that for on-shore services components (B) & (C) will be absent.

8.0          Invoicing for onshore & offshore work

a)     Separate invoices shall be prepared for on-shore work, and offshore work.  Invoices should bear the Contract number.  The invoice should be supported with timesheets duly signed by Reliance designated representative, this invoice will be only for Reliance approved man-hours actually worked on the job based on daily rates as per contract.  Along with the invoice a report (or reports) has to be attached in line with the project plan work undertaken for the billing month concerned.  The invoice shall be submitted to the address mentioned in the Contract:

The invoice will cover all approved visits to India and back-up information to be provided along with the invoices as follows.  Documents numbered I to IV below should be submitted with the first invoice and the rest with all the subsequent invoices:

I.      Certificate of Incorporation/Registration of CONTRACTOR’s company.
II.    CONTRACTOR’s Tax Residency Certificate*
III.   No Permanent Establishment(PE) in India Certificate*
IV.   Authorization letter to make an application to Income Tax Department in India seeking tax clearance for remittance of fees to CONTRACTOR under the captioned agreement.*
V.    Original Timesheets duly signed by CONTRACTOR and Reliance’s representative.
VI.   Receipts as required.
VII.  Personal detail page, Indian visa page and entry / exit stamps of the passport.
VIII. Copy of Business Visit Report [Refer Document No. 003, the Business Travel Process]

* Specimen Formats enclosed.

b)    The invoice for offshore and on-shore services shall not contain any other element of charge, including charge towards visa, inoculation, withholding or other taxes, including taxes on account of CONTRACTOR’s Employees.

c)     Reliance shall make the payment for the invoice in [***] time from the date of Reliance’s approval of the invoice, as being in conformity with these

10

instructions.  Reliance shall approve the Invoice after all the clarifications/information etc if any needed are given by the CONTRACTOR to Reliance.

9.0          Other conditions

1.     The material that has been already invoiced to Reliance will be owned by Reliance and the same will be transferred and delivered to Reliance at the conclusion of the work.
2.     Reliance or its representative can examine all books/records/accounts/other documentation of the CONTRACTOR to verify the amounts charged to Reliance.
3.     CONTRACTOR is responsible for taking out and maintaining Insurance policies for all its personnel.

10.0        Deliverables: Contractor to give list of deliverables given during the Invoicing period v/s what was planned in Task Order.

11.0        References

Reliance Infocomm Limited Project Procedures

Construction Supervisory Services Contract —

Business Travel Process, PM-003, Latest Version

Personnel Authorization Form & Roster Process, PM-006, Latest Version

11

Schedule 4

Pro-forma Purchase Order

Reliance Infocomm Limited

[***]

PURCHASE ORDER FORM

VENDOR

167315 UTSTARCOM INC.	Purchase Order No. XW2/ Date:

1275, Harbour Bay Parkway, Alameda, California, Pin-94502 USA
Total number of pages:
Phone: Fax: 0015108648802 E-Mail: Attention: Chuck Farrel

Prices of the individual items are indicated in the Exhibit A against each item of the equipment.  The information contained herein is confidential and is not to be released or disclosed for any other use or purpose other than for the execution of this Purchase Order.  The supply and delivery instructions are annexed herein.  Vendor shall mean UTSTARCOM INC. and Reliance Infocomm Limited shall be referred to as “Reliance”.

TOTAL PO Value: USD _____________ for the Equipment listed in the “EXHIBIT-A”

Delivery Terms: FCA _______________	(Value in Words): USD ___________________

Payment: _________________________	RELIANCE INFOCOMM LTD.

Pre-Dispatch Inspection (PDI) required: No/Yes.
Authorized Signatory

For detailed Terms and Conditions, please refer Enclosures.	VENDOR’S ACCEPTANCE

Authorized Signatory

2

Purchase Order No. XW2/

EXHIBIT “A”

Purchase Order No. XW2/

Supply and Delivery Instructions:

Vendor must not ship any Product until receipt of a shipment release note, definite shipping instructions and SCN number.  Partial shipment is strictly prohibited unless agreed in writing by Reliance.

1.0           COMMUNICATION

All communications, correspondence and documentation requested in this purchase order except those in item-3(A) below, shall be addressed as follows:

Procurement related

[***]

Shipping and Logistics; related

[***]

2.0           DELIVERY TERMS

Vendor shall deliver the Products export packed as per standard international packing and marked in accordance with the packaging and shipping instructions.  The Equipment will first be delivered to the Reliance freight forwarder at Shanghai International Air Port.  Vendor shall have to provide Reliance with the detailed shipment schedules for the Equipment within [***]. of receipt of this Purchase Order.

3.0           SHIPPING DOCUMENTS

A.            Before effecting Shipment Vendor shall submit, One (1) copy of the draft invoice and packing list, for approval to Reliance at the following address:

Reliance Infocomm Limited

[***]

After receipt of SCN number and shipping Instructions such as freight forwarder details, port of shipment and related information, Vendor shall proceed with the shipment.  Vendor shall ensure ETD/ETA of the goods to Reliance, as soon as the respective SCN’s are allotted by Reliance.

The Products shall be:

2

Purchase Order No. XW2/

(i)            Invoiced in duplicate to:

Reliance Infocomm Limited

[***]

(ii)           Shipped to:

Reliance Infocomm Limited

[***]

B.            Vendor shall submit the following manually signed non negotiable set of documents at the time of shipment to the designated freight forwarder and along with advance copies (by fax and e-mail of scanned documents) of the same to Reliance EXIM clearance department.  These advance documents shall specifically include:

a)             Invoice detailing item-wise breakdown of values.

b)            Copy of HAWB /Clean Bill of Lading (as applicable).

c)             Packing List.

d)            Certificate of Origin duly signed and issued by the local Chamber of Commerce.

e)             Copy of Inspection certificate (if applicable).

f)             Copy of Insurance Certificate.

g)            Export Certificate, if applicable from their respective Export Regulating Agency.

Vendor is solely responsible to ensure reaching of aforesaid non-negotiable documents, at least [***] (except for the Certificate of Origin, HAWB and freight forwarder’s Receipt) in advance of the anticipated landing of goods in India.  Any demurrage or payment liability arising out of the improper or delayed documentation directly attributable to the Vendor shall be recovered from the Vendor.

4.0           SHIPPING INSTRUCTIONS

a)             Vendor and Reliance will work in close co-ordination with each other for the selection of the Reliance appointed Freight Forwarder.  Vendor shall assist Reliance with the shipment booking arrangements through the provision of a Logistics Plan, in the agreed format, which will be made available to Reliance prior to shipment release and which will be updated on a weekly basis.  In the unlikely event of an emergency, Vendor shall, at Reliance’s request, make arrangements directly with Reliance’s appointed Freight Forwarder to expedite shipment on next available flight basis [***].

b)            Reliance assisted by Vendor shall arrange to book through the nominated Freight Forwarder space as per requirements, in the aircraft or ship.

3

Purchase Order No. XW2/

c)             In the event of any change in the schedule not reflected in the Logistics Plan, Vendor shall arrange for cancellation of the initial booking and arrange for alternate booking [***] but with prior approval in writing.  In the event of any cancellation of flight / vessel Vendor shall arrange through the Freight Forwarder for alternate arrangement immediately with any other air/shipping lines and ensure immediate movement of goods.

d)            Shipment Release / overseas warehousing:  As indicated above, Vendor is required to obtain Shipment Release Note from Reliance prior to effecting any dispatch.  During such request from Vendor, for specific reasons, Reliance prior to effecting any dispatch.  During such request from Vendor, for specific reasons, Reliance reserves the right to withhold such Release Note and to postpone the shipment despite its readiness for dispatch.  For this purpose such decisions shall be communicated to the Vendor in writing.  Vendor shall comply with such request and arrange for temporary storage of the packed consignment in its own warehouse.  Vendor is responsible for safe and proper storage / handling of the consignment in the warehouse.  The insurance cover to be arranged by the Vendor for the purpose of execution of the contract shall also include the risk to be covered during temporary storage.

e)             [***].  Vendor shall keep Reliance informed about such temporary arrangements.

f)             Vendor shall send Cargo dispatch intimation advice after shipment in the mutually agreed format.

g)            PACKING:

1.             Customer hereby provides the methodology to be adopted by the Contractor with respect to the Packing of various materials during the execution of the order.  However, Contractor is to note that it is neither a packing manual, nor a substitute for professional packing practices.  CONTRACTOR is fully responsible for the quality of his packing.  Packing may be subject to surveillance by Customer at the sole option of Customer

2.             Packing shall be standard to efficiently and effectively protect the Products from the moment that they leave the factory for a period of [***] both during loading, transport by road, rail, air or sea, and unloading.  The method of packing and packaging the Products shall also be sufficient to protect purchased items against the hazard associated with handling, Transportation and storage for a period of at least [***] while in transit or in storage at the Job Site.

3.             Packing shall include all pre-crating protection activities including but not limited to the suitable application of approved anti-corrosion, coating, vacuum, pealing, desiccants, solvents, inert blankets and end caps.  Depending

4

Purchase Order No. XW2/

on their type, the Products are to be protected against both mechanical damage (shocks, rupture, breakage, loss) and corrosion (rain, salty atmosphere, sand, wind).  Each individual equipment and component must be bar coded.

For the purpose of this instruction, the term “shipping unit” may be used as a generalized description of a freight piece representing, but not limited to any of the following:  carton, crate, box, barrel, keg, drum, tower, tank, pipe, bar, steel, pallet, bundle or applicable package type.

4.             Each unit of the BN Terminal is to be packed independently without intermixing of it’s parts or accessories with any other unit so as to enable the Customer to redistribute the units to various Sites in India without involvement of unpacking or re-packing upon arrival in India.  Each independent package or box or carton shall be packed as per the requirements of airfreight worthiness and they shall be able to withstand handling, transit shock, load of stacking etc. during transportation.  The size and shapes of the boxes must meet the requirements of the passenger aircrafts from the designated FOB International Gateway Airport.

5.             Due to restrictions in movement of Air Cargo, the independent units of the BN Terminal are not be palletized without prior approval of the Customer or their authorized Freight Forwarding Agent(s).

6.             Any Product/s that is found to be below standard or damaged due to inadequate or improper packing shall be repaired or replaced by the Vendor [***].  The Vendor upon notification to Reliance shall carry out such repairs or replacement and the Vendor shall use all reasonable efforts not to jeopardize Reliance site roll out plan as per delivery Schedule.

7.             In addition Vendor is responsible to ensure that all material is packed to:  Acceptable airline industry standards and in such a way as to afford items maximum mechanical protection.  Allow stacking on airline pallets and the reduction of total weight of the shipping units.  Acceptable industry standards to enable item maximum mechanical protection and withstand environmental conditions in Indian Sub-Continent during storage.

h)            Hazardous Product/s:  All outside containers and packing shall be in accordance with rules and regulations of applicable governmental agencies such as I.C.A.O. / UN / I.MC.O. and I.A.T.A. for all hazardous Product/s.  Vendor must certify that the Product/s have been packaged for transportation in accordance with all applicable government agency requirements / standards and Hazardous Product/s Certificates must be provided for all items identified as Hazardous in the above regulations rules.

For each Purchase Order the vendor shall pack the Product/s in a separate shipping unit.

5

Purchase Order No. XW2/

i)              Export Packing:  Vendor shall package the Product/s in accordance with relevant requirements, and where instructions are not provided or fully defined, the best practice and standards for packaging shall be followed.

j)              Packing List:  Each Packing List shall incorporate the reference of corresponding invoice and relevant Purchase Order.  The Packing List for each packages or shipping units shall factually state the material code or part nos. of all individual items packed in the package.  Packing lists itemizing contents on each box or crate must be placed inside each shipping unit.  A second copy, together with any special instructions regarding preservation of contents, must be sealed in a water-proof envelope and securely fastened to the outside of each shipping unit.  Spare parts marking shall include the part name and number listed in the service manual bill or material.

Packing Lists must state Job site name, Job site identification number, Reliance’s Purchase Order Number and Reliance’s Purchase Order line item number, SCN and full description of the contents.  Only the contents of the shipping unit to which the Packing List is attached may appear on the Packing List.  Individual cartons or packages within a shipping unit shall be labeled with the Purchase Order Item Number and content details.

k)             Marking:  Vendor shall mark each package with the following:

SPECIMEN SHIPPING MARKS

CONSIGNOR:

CONSIGNEE:

P.O. No.:

SCN Number:

Case No.: of

Dimensions: L xW xH cm

Gross Weight: Kilos

Net Weight: _______________________________Kilos

Airport \ Port of Entry: _____________________________

Job site: __________________________________________

6

Purchase Order No. XW2/

Job site identification number: ________________________
Destination: C/o Cotton Corporation of India Ltd.
Warehouse Complex
Plot no. S-5
Kalamboli
Navi Mumbai — 410218
India
Made in:

l)              Labels:  Shipping units which cannot be marked in accordance with the above shall be marked with labels, which shall be printed on durable, weather resistant material using waterproof ink.  Labels shall be affixed to the shipping unit by waterproof glue.

m)            Bar Coding:  All the Equipment and their components are to be Bar Coded as agreed by the parties for easy identifications and storage.  The box or the cartons containing the Equipment are also to be Bar Coded for the above reason.

n)            Special Handling Instructions:  Special Handling requires International Maritime symbol.  Symbols shall be applied with exterior grade paint or waterproof ink in a color that produces a high contrast with the surrounding background.  Which are easily damaged Product/s shall be marked “FRAGILE” and also when required, “HANDLE WITH CARE”, “COOL STORAGE”, and/or “USE NO HOOKS” and as provided in the special handling instructions.  When required, due to length or unbalanced weight, creates or boxes shall have a center of gravity, indicated by the relevant symbol.

o)            Appointment of Freight forwarding Agent:  Vendor to provide all inputs, support, experience, assistance / advice to Reliance for selecting the Freight Forwarder.  Reliance shall be responsible for appointing freight forwarder for transportation of the Product/s from International airport/seaport up to seaport / airport of entry in India.

p)            Contact details:  Vendor shall provide the complete details of One point Contact for various geographical locations of their factory from where the goods are expected to be dispatched and the corresponding Vendor’s Inland Freight Forwarding Agents located in such place.  These details shall be provided within a week from the date of placement of Purchase Order by Reliance, as per agreed format.

Vendor’s request for shipping instructions shall be through e-mail or facsimile, with the following information included in its fax:

•      Reliance’s Purchase Order number.

•      Number of packages with individual weights, dimensions and identification marks.

•      Name and telephone number of person in Vendor’s organizations to be contacted.

7

Purchase Order No. XW2/

•      Vendor’s reference (i.e., shop order number).

•      Confirm documentation ready (shipping invoices/packing lists etc.).

•      Any special handling requirements, e.g., hazardous or fragile equipment.

•      PO line item and quantity ready for shipment.

q)            Overseas inland transportation:  Vendor shall be responsible for the loading of the consignment at their works and to transport the same up to agreed International airport / seaport of dispatch at its own cost.  For this purpose, Vendor shall engage a reputed and experienced transporter and ensure that the consignment reaches the international airport / seaport on time in good condition.  In this connection, the Vendor shall keep the Reliance or its designated Freight forwarder informed about such movements of goods on ongoing basis.

r)             Export clearance:  All the export formalities including but not limited to air /sea port handling and customs clearance in the Vendor’s country of dispatch shipment shall be carried out by the Vendor or its appointed agency [***].  For this purpose, [***].  Vendor shall keep Reliance informed about the status of Export Clearance on ongoing basis.

*****

8

Schedule 5

Form of Performance Security

FORMAT

STANDBY LETTER OF CREDIT

Reliance InfoComm Limited

Reliance Centre,

19, Walchand Hirachand Marg,

Ballard Estate,

Mumbai — 400 001.

Standby Letter of Credit No:

Date:                                         Amount:

Re Purchase Order (“PO”) No._________________ between ___________ & ________________ dated ______________, Broadband Access Network General Terms And Conditions dated ___________________ and Broadband Access Equipment Agreement/ Broadband Access Software Agreement/ Broadband Access Services Agreement dated _________________ (hereinafter refer as “CONTRACT”)

Dear Sirs,

Whereas Reliance Infocomm Limited (hereinafter referred to as  “RELIANCE”) has issued  a PO No.____________________ dated______________   with UTStarcom Inc.                                                                  (hereinafter referred to as “VENDOR”) for Supply of equipment/ software/ services; and

Whereas VENDOR is required under the CONTRACT to procure a Standby Letter of Credit issued by an acceptable bank in favour of RELIANCE in support of the due and proper performance of the obligations undertaken by VENDOR in respect of the above mentioned CONTRACT.

Therefore, in consideration of the above, we

(Name of Bank) established in                                                                    and having our address at                                                                                                     (this “Bank”), hereby irrevocably and unconditionally guarantee and undertake to RELIANCE, without any right of defence, set off or counterclaim whether on our behalf or on behalf of VENDOR and on demand and without demur to pay to RELIANCE a sum not exceeding ……………………(Figures) ……………………………….(Words) or any lesser sum specified by RELIANCE by transfer to an account in RELIANCE’s name at such bank as RELIANCE shall stipulate or in such other manner as shall be acceptable to RELIANCE upon presentation of a letter of claim as specified below.

The letter of claim shall be drawn on this Bank, signed by the authorized manager of RELIANCE.  Each draft must be accompanied by this original Standby Letter of Credit (and any amendments hereto) and must bear on its face the clause “Drawn under [name of bank] Standby Letter of Credit Number _________, dated ______________, 200_” and the following certification:

“The undersigned certifies that that he/she is a duly authorized manager of RELIANCE, and that VENDOR has failed, after being provided [***] written notice of failure by RELIANCE, to perform its obligations to RELIANCE under the Contract with respect to performance, in accordance with the Contract and any dispute between VENDOR and RELIANCE with respect to such performance failure has not been resolved through the procedures set forth in Section 22.2(ii) of the Broadband Access Network General Terms And Conditions dated October 1, 2002, except that the period to resolve such dispute as set forth in such Section 22.2(ii) was extended to [***].”

We agree that your draft drawn under and in compliance with this Standby Letter of Credit will be duly honored by us upon presentation of said draft if presented in the manner described herein on or before the date that is [***] after the date hereof plus a claim period of [***] (“Expiry Date”) or amended Expiry Date if applicable.  In case this Standby Letter of Credit is required to be extended, and is not extended, for a further period, [***] prior to the Expiry Date, then Reliance shall be entitled to encash this Standby Letter of Credit.

We agree that any changes, modifications, additions or amendments which may be made to the CONTRACT, or in the work to be performed thereunder, or in the payments to be made on account thereof, or any extensions of the time for performance or other forbearance on the part of either RELIANCE or VENDOR to the other or to any other guarantor of the obligations of either of them, shall not in any way release us from our continuing liability hereunder, and we expressly waive our rights to receive notice of any such changes, modifications, additions, amendments, extensions or forbearance.

We further agree that any payment made hereunder shall be made free and clear of and without deductions for or on account of any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever and by whomsoever imposed.

Notwithstanding anything contained herein above, the liability of this Bank under this Standby Letter of Credit shall be limited to ………………………….and shall remain valid till the Expiry Date.  This Bank is liable to pay to the RELIANCE the guaranteed amount or any part thereof under this Standby Letter of Credit only and only if the RELIANCE serves upon this Bank a written letter of claim as described above on or before the Expiry Date.

This Standby Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credit (1993 Revision) International Chamber of Commerce Publication No. 500.

Yours faithfully,

Authorised Signature of Bank

FORMAT

STANDBY LETTER OF CREDIT

Reliance Infocomm Limited

Reliance Centre,

19, Walchand Hirachand Marg,

Ballard Estate,

Mumbai — 400 001.

Standby Letter of Credit No:

Date:                                         Amount:

Re Purchase Order (“PO”) No._________________ between ___________ & ________________ dated ______________, Broadband Access Network General Terms And Conditions dated ___________________ and Broadband Access Equipment Agreement/ Broadband Access Software Agreement/ Broadband Access Services Agreement dated _________________ (hereinafter refer as “CONTRACT”)

Dear Sirs,

Whereas Reliance Infocomm Limited (hereinafter referred to as  “RELIANCE”) has issued  a PO No.____________________ dated______________   with UTStarcom Inc.                                                                  (hereinafter referred to as “VENDOR”) for Supply of equipment/ software/ services; and

Whereas VENDOR is required under the CONTRACT to procure a Standby Letter of Credit issued by an acceptable bank in favour of RELIANCE in support of the due and proper performance of the Products and Technical Support Services supplied by VENDOR in accordance with the Specifications set forth in the above mentioned CONTRACT.

Therefore, in consideration of the above, we

(Name of Bank) established in                                                                    and having our address at                                                                                                     (this “Bank”), hereby irrevocably and unconditionally guarantee and undertake to RELIANCE, without any right of defence, set off or counterclaim whether on our behalf or on behalf of VENDOR and on demand and without demur to pay to RELIANCE a sum not exceeding ……………………(Figures) ……………………………….(Words) or any lesser sum specified by RELIANCE by transfer to an account in RELIANCE’s name at such bank as RELIANCE shall stipulate or in such other manner as shall be acceptable to RELIANCE upon presentation of a letter of claim as specified below.

The letter of claim shall be drawn on this Bank, signed by the authorized manager of RELIANCE.  Each draft must be accompanied by this original Standby Letter of Credit (and any amendments hereto) and must bear on its face the clause “Drawn under [name of bank] Standby Letter of Credit Number _________, dated ______________, 200_” and the following certification:

“The undersigned certifies that that he/she is a duly authorized manager of RELIANCE, and that VENDOR has failed in its obligations under and in accordance with the Contract and the Specifications with respect to the performance of Products and/or Technical Support Services as notified in writing by Reliance and has not cured such failure within a period of [***] of such notification and any dispute between VENDOR and RELIANCE with respect to such performance failure has not been resolved through the procedures set forth in Section 22.2(ii) of the Broadband Access Network General Terms And Conditions dated October 1, 2002, except that the period to resolve such dispute as set forth in such Section 22.2(ii) was extended to [***].”

We agree that your draft drawn under and in compliance with this Standby Letter of Credit will be duly honored by us upon presentation of said draft if presented in the manner described herein on or before the date that is [***] after the date hereof plus a claim period of [***] (“Expiry Date”) or amended Expiry Date if applicable.  In case this Standby Letter of Credit is required to be extended, and is not extended, for a further period, [***] prior to the Expiry Date, then Reliance shall be entitled to encash this Standby Letter of Credit.

We agree that any changes, modifications, additions or amendments which may be made to the CONTRACT, or in the work to be performed thereunder, or in the payments to be made on account thereof, or any extensions of the time for performance or other forbearance on the part of either RELIANCE or VENDOR to the other or to any other guarantor of the obligations of either of them, shall not in any way release us from our continuing liability hereunder, and we expressly waive our rights to receive notice of any such changes, modifications, additions, amendments, extensions or forbearance.

We further agree that any payment made hereunder shall be made free and clear of and without deductions for or on account of any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever and by whomsoever imposed.

Notwithstanding anything contained herein above, the liability of this Bank under this Standby Letter of Credit shall be limited to ………………………….and shall remain valid till the Expiry Date.  This Bank is liable to pay to the RELIANCE the guaranteed amount or any part thereof under this Standby Letter of Credit only and only if the RELIANCE serves upon this Bank a written letter of claim as described above on or before the Expiry Date.

This Standby Letter of Credit shall be governed by and interpreted under the laws of _________.

Yours faithfully,

Authorised Signature of Bank

Schedule 6 - Proposed Feature Delivery Schedule

[***]

Reliance and UTStarcom Proprietary & Confidential`

Annexure 1A

TECHNICAL SUPPORT  SERVICES (‘TSS’)

SECTION 1.         INTRODUCTION

Vendor shall note that Reliance’s basic philosophy in delivering world class service to its customers will be achieved mainly through:

•                  Deploying equipment of latest technology and made of high quality components which are developed with the aim of achieving very long Mean Time Between Failure (‘MTBF’) performance;

•                  Opting for redundancy in component level which are highly critical in nature;

•                  Ensuring back-up features built into equipment and software to minimize the loss of customer and operating data in the event of failure;

•                  Deploying advanced software programs to solve problems through self-, and remote-diagnostic equipment capabilities;

•                  Network Operations Centers (‘NOCs’) which constantly monitor the status of the network, and a full suite of software support systems (e.g., enterprise, operations and billing) to permit Reliance to provide all its anticipated voice, data and enhanced services efficiently; and

•                  Upgrading the Products continuously in phase with development in technology.

SECTION 2.         INTENT OF THIS DOCUMENT: -

This TSS document is meant to provide a structured framework for provision of TSS of all the Products supplied by the Vendor. Also, the philosophy, scope, and other terms and conditions are provided with an intention to enable the Vendor to achieve the following:

•                  To understand the complete volume and scope of work;

•                  To understand the level of Service expected;

•                  To plan all the activities required to be carried out well in advance;

•                  To forecast, derive and ensure availability of resources required;

•                  To develop and implement a comprehensive system/procedure;

•                  To establish strategy and to deploy resources and ensure achievement of Service Levels; and

•                  To define a system for continuous improvement and to enhance the Service Levels on continuous basis.

2.1.1                               Definitions

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“Customer Service Request or CSR” means a document issued by Reliance personnel specifying the fault observed in the Broadband Access Reliance Network and or Network Element as the case may be and the efforts taken by Reliance to correct the same.

“Depot’ shall mean the centre/office of the Vendor located within or outside India where the Products  or part thereof or any spares are repaired or replaced by the Vendor.

“FRU” means Field Replaceable Unit.

“GST” means the Global Product Support Centres of the Vendor located at various places throughout the world.

“Products” shall have the same meaning as ascribed to it in General Terms.

“MTBF/Mean Time Between Failure” shall mean the time taken between two successive failures of the individual FRU.

“MTTR/Mean Time to Repair” shall mean the total time taken from the time of component failure to the time the FRU is repaired and made functional.

“NOC/s” mean operations centre/office of Reliance located at Mumbai  to manage and monitor the Broadband Access Reliance Network.

“Broadband Access Reliance  Network” shall have the meaning as ascribed to it in the General Terms.

“Uptime” shall mean the total time for which the Product(s) is in working condition and able to provide the intended services.

“Technical Support Services or TSS” shall mean the preventive and or corrective maintenance and all other services to be carried out by the Vendor as set forth below..

“Network Location” shall have the meaning as ascribed to it in the General Terms.

“Supervising Officer” shall mean the person for the time being or from time to time duly appointed by Reliance and notified in writing to the Vendor, to act as the Reliance representative.

“ MCN Locations” shall mean  Media Convergence Node location  of Reliance within India.

SECTION 3.         TERMS AND CONDITIONS:

All TSS shall be provided to Reliance, by Vendor, during a period of [***] including the applicable Product Warranty Period. Reliance shall, after expiry of the applicable Product Warranty Period, pay for the Technical Support Services at the rates set forth in Exhibit A to the Broadband Access Services Contract. The Parties may renew the TSS after such [***] period on mutually agreed terms. [***].

During the Product Warranty Period and under the Technical Support Services, Vendor shall provide the services described hereunder and in the Contracts , [***].

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The Vendor shall be deemed to have inspected the Network Location where the Products are installed and commissioned by the Vendor, the requirements specified and the terms and conditions for the provision of the Technical Support Services. No claim from the Vendor shall be entertained [***] for the reason of misinterpretation of any matter relating to the Network Location, the requirements specified hereunder and or conditions on which the Vendor has reasonably satisfied itself by a visit to the Network Location, reference to the Supervising Officer or such other means as may be appropriate.

(a)                                  [***]

(b)                                 The service levels required to be achieved by the Vendor are specified in hereunder. [***].

(c)                                  The Supervising Officer of Reliance shall afford to the authorised personnel of the Vendor, at all reasonable times and with prior agreement, such access to the Network Locations  (but not necessary sole access) as may be necessary for the inspection thereof and for the provision of TSS, [***]. Any necessary action taken under this clause shall forthwith be confirmed in writing to the Vendor by the Supervising Officer, however the same shall not relieve the Vendor of its obligations hereunder. The Vendor shall work in the Network Location only after the permission from the Supervising Officer.

(d)                                 The Vendor shall take reasonable care to ensure that, in the provision of TSS, it does not interfere with the operations of the Reliance, its employees, or any other third parties.

(e)                                  The Vendor shall be responsible [***] for the delivery to, unloading at and removal from the Network Location of all plant, equipment and things of all kinds necessary for the provision of TSS except those plant, equipment and things for which Reliance specifically agrees for taking such obligations. Unless and otherwise agreed [***].

(f)                                    In the event that Reliance shall require any reasonable alterations or additions to or omissions from TSS or any part thereof (hereinafter referred as ‘Variation’) the Vendor shall state in writing the effect such Variation shall have on TSS, level of availability and what adjustments, costs, if any, are associated with such Variations. The Vendor shall furnish such details in a timeframe as may mutually be agreed.

(g)                                 The Vendor shall not vary TSS in any respect unless instructed in writing to do so by Reliance.

(h)                                 Neither the Vendor personnel nor any third party employed by the Vendor shall modify, move or adjust the Products or part thereof except with prior consent of Reliance.

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(i)                                     The Vendor shall provide details of activities sub-contracted  and also complete details of each Sub-contractor.

SECTION 4.         LEVEL OF AVAILABILITY

4.1.1                               The level of availability shall be [***], during the period of TSS provided by the Vendor. Vendor undertakes that this shall be equivalent to the uptime  of the Product  required for providing service level of [***] of Broadband Access Reliance Network  as long as Reliance complies with the  purchase of recommended level of spares, O & M procedure prescribed in the Documentation Chapter, service restoration as advised in writing by Vendor from time to time and procedure of Repair and Return as specified hereunder.

4.1.2                               The standard of performance shall be the ability of the Products to meet the functionality, response times and other criteria specified hereunder or under the Specifications. In this provision of TSS Vendor shall ensure that such standard of performance is not impaired for reasons attributable to or within the control of itself and or its Sub-contractors. In the event of the standard being impaired for whatever reason, Vendor upon notification from Reliance shall take remedial actions to restore such standard of performance in accordance with the terms specified hereunder.

SECTION 5.         SCOPE OF WORK

5.1  General

The Vendor is responsible for providing TSS for the following:

a)              the  Products and other Items supplied by the Vendor in the Broadband Access Reliance Network;

b)             All Products (hardware & software) and other items supplied by Vendor’s Sub-contractor for the Broadband Access Reliance Network;

c)              All the Products (hardware & software) and other items supplied by any other third party only to the extent of the scope of work as mutually agreed between the parties.

The Vendor shall provide following TSS to ensure that the Service Levels and performance criteria are achieved without any hindrance to the operation of the Broadband Access Reliance Network. The overall scope is identified against major headings (but not limited to the same) and is contained herein as follows:

•                  Assessment of the Broadband Access Reliance Network Architecture;

•                  Designation of Account Maintenance Management Team and Systems/Procedures;

•                  Global Service Centre;

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•                  Preventive Maintenance;

•                  Remote Dial-in Diagnostics;

•                  Breakdown Maintenance Support;

•                  Help Desk;

•                  Emergency Services;

•                  Technical Consultancy Services

•                  Root Cause Analysis of Repeated, Critical and Major Faults;

•                  Repair and Replacement Services;

•                  Spares Management;

•                  Management Information System;

•                  Quality Improvement Analysis;

•                  Software and Firmware Updates and Upgrades

•                  Meetings;

•                  Access to Database;

•                  Predictive and Analytical Reports; and

•                  Obsolescence and Up-gradation Activities Management.

Vendor and Reliance shall agree on a specific Vendor support engineer who will act as one point of contact for all issues concerning maintenance activities, resolution & expansion plan etc for provision of TSS for the Broadband Access Reliance Network. While the said engineer may not personally respond all the problems and or issues but should be appraised of all the support or change/expansion and development activities, problems and operation status in the Broadband Access Reliance Network.

5.2  Assessment Of The Broadband Access Reliance Network Architecture

The Vendor shall assess the complete architecture of Broadband Access Reliance Network, and various Products and other third party equipment and items deployed therein. Based on such assessment, Vendor shall, upon request by Reliance clearly furnish details to Reliance in writing of the requirement of specific personnel with respect to provision of Technical Support Services, and maintaining the Broadband Access Reliance Network. Vendor shall provide to Reliance the type and quantity of spare and replacement parts to be maintained by Reliance, which shall attached as Schedule K (Spares Management). The Support center(s) shall be established by Vendor for provision of TSS at  [***].

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5.3  Designation Of Account Maintenance Management Team And Systems/Procedures

Vendor shall notify its established personnel and management team respectively to ensure that the same are utilised for the provision of TSS to the best of the satisfaction of Reliance in accordance with the terms specified hereunder. For this purpose the Vendor is required to furnish the details of personnel who are responsible for TSS and to solve the problems during the escalation process at .

•                  Local field level ;

•                  Regional level;

•                  National level

•                  International level; and

•                  Vendor Corporate/management level.

The Vendor shall ensure that the personnel identified for providing such TSS possess the required skill levels for performing the specified job and ability to act timely and required manner to escalate the problems and solve the same. The Vendor shall provide the above details as per mutually agreed format.

Vendor is also required to set an unambiguous system and procedure for the purpose of rendering TSS hereunder at various levels as above for their personnel and team.

[***].

The systems and procedure proposed by the Vendor shall be based on the Escalation Procedure indicated hereinbelow:

5.4  CSR Handling And Escalation Procedure

5.4.1                               The overall process flow provided in the following diagram. Whenever a Network Element/software level fault is reported in the Broadband Access Reliance Network, Reliance’s trained personnel shall try to resolve the same based on the standard documentation and maintenance procedure provided to them by the Vendor.

5.4.2                               If the fault cannot be resolved by Reliance’s representative pursuant to the above process prescribed in the documentation for operation and maintenance, then he/she shall inform the NOC of Reliance immediately. Authorised representative at the NOC of Reliance shall immediately get in touch with the Help Desk of the Vendor and also raise Reliance Service Request (CSR)/case as specified in Schedule A which shall specifically mention the trouble / fault observed and the efforts taken to correct the same. The CSR shall also specify the details of the Products and or part thereof and other details as necessary to ensure the Local Support Representative (‘LSR’), located at Mumbai Support Centre, understands the problem in line with the Reliance’s representative. The

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LSR initiates the action for resolving the problems and also in parallel follow the escalation levels indicated below:

RELIANCE SITE PERSONNEL

RELIANCE (NOC) OR PERSONNEL

VENDOR’S LOCAL SUPPORT CENTRE (LSC) VIA – PHONE /IN PERSON

VENDOR’S GLOBAL SUPPORT TEAM (GST) VIA – PHONE /IN PERSON

5.4.3                               This CSR shall be first communicated through telephone, web-based intimation or emailing the CSR to the Vendor’s In-country Support office (‘LSC’). This LSC when required shall depute their representative (LSR) at the Network Location. The LSC shall provide direct support to the Reliance through the field support office located within the area where the Products are installed. Such support shall be extended either by phone, email or in Person as may be mutually agreed, depending on the nature and Severity of the problems.

5.4.4                               LSR shall ensure the timely response against the CSR raised and resolve the problem as per the Service Level/performance criteria specified hereunder. While taking action for resolving the problem, LSC also keeps their Global Support Team (‘GST’) informed about the problems so that they are on alert and monitor the situation on continuous basis to ensure earliest resolution. All instructions and technical assistance are provided by LSC. In the event of LSR fail to solve the problem, the LSC shall ensure the deputation of suitably qualified personnel to the Network Locations or arrange for necessary corrective action within the time-bound schedule (as per the Service Levels/performance criteria).

5.4.5                               In the event of LSC is not able to solve the problem the same shall be escalated to the GST simultaneously to ensure further action to be taken in this regard. It is considered that this final escalation means to the Vendor that the problems encountered is very severe and the same shall be resolved on emergency basis. It is considered that the personnel at GST Level are highly qualified and experienced personnel provided with all resources and to be able to analyse the problem in depth in a dedicated manner and solve the same irrespective of the nature of the problem i.e., whether it is hardware or software functional, design or application problems. For this purpose Vendor shall ensure facilitation of access to the expertise at GST expeditiously.

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5.4.6                               During the above escalation process, each level personnel shall ensure the following:

•                  Keep in constant touch with the Reliance’s representative and the next level personnel of the Vendor’s Team;

•                  Despite escalating the problem to the next level, keep analysing the problem and try to resolve the same;

•                  Keep informing  Reliance and all Vendor’s personnel (at different levels) about the action being taken to resolve the problems;

•                  Keep exploring all other resources available outside the Vendor’s purview and try to use such resources for resolving the problems;

•                  Actively participate in the problem resolution activity and contribute for early resolution;

•                  Keep collecting the maximum data from all the connected sources and inform all the personnel involved in the process of resolution; and

•                  Registration of CSR and maintenance of other documents.

5.4.7                               However if in the opinion of Reliance and in case of an emergency, Reliance shall have the right to directly access the LSC and or GST who in turn shall take the appropriate actions for rectification of problem in terms of support from/through its personnel, documentation, technical support either [***].

5.4.8                               An escalation process and procedure will be specified and agreed in the following cases in the Procedure manuals:

•                  Emergency CSR Escalations;

•                  Non Emergency CSR Escalations;

•                  Management Escalations;

•                  Return and Replace Escalations; and

•                  Customer Service Account Management Escalation.

5.5  Severity Levels:

The first line maintenance for the Equipment will be performed by Reliance. In order to establish the common understanding of the criticality of the fault/problems and to enable the Vendor to take action accordingly, the same are defined hereinbelow which shall be the base for categorising the nature of faults/problems. Vendor shall be responsible for ensuring the response and resolution times defined for each Severity level. For this purpose the Severity Levels are defined in three categories as follows.

•                  Critical

•                  Major; and

•                  Minor

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5.5.1                               Response And Restoration Time

Vendor shall ensure that TSS are provided strictly in accordance with the Response and Restoration Times (Service Levels) provided below and to achieve the Service Levels/performance criteria of the Broadband Access Reliance Network.

                [***]

The above figures shall be closely monitored to ensure that Vendor provides the required level of support to the Reliance. The response time figures shall be measured from the time that Reliance initially contacts the Vendor, until an engineer from Vendor first responds to Reliance. The restoration time shall be calculated from the time that Reliance initially contacts Vendor, until the problem/fault is solved/ rectified.

5.6  Global Service Center (GSC)

Vendor undertakes that its GSC located at various locations outside India consisting of a large additional resource pools for support and problem resolution shall be accessible to Reliance through LSCs. The support by GSC shall be provided to Reliance is available in terms of following activities.

•                  Design Support Prime for the  Products;

•                  Provides support to in resolving highly complex issues;

•                  Develops patches/fixes and verifies their functionality and performance;

•                  Provides design solution for hardware and software;

•                  Single point of contact for emergency recovery services;

•                  24hours x 365 days per year emergency recovery support;

•                  Escalation of emergency issues to specialized design support terms following escalation process; and

•                  Follow-up actions and Root Cause Analysis of emergency Conditions;

•                  Monitor , address  Vendor support performance issues  during pre service and post service periods;

•                  Understand and manage customer priorities within the Vendor support organization and ensure issues are managed within the support organization; and

•                  Technical Consultancy Services.

The Vendor  shall provide  the details of all the Global Service Centre including the contact numbers. The same shall be enlisted and specified in Schedule.

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5.7  Preventive Maintenance

Vendor shall provide the detailed Preventive Maintenance Plan/Schedule and processes in the format as Schedule C for each of the items of the Products with minimum of the details from time to time as requested by Reliance taking into consideration the past history of the failures recorded by the Vendor. This Preventive Maintenance Plan/Schedule is subject to the scrutiny and acceptance of Reliance. Reliance reserves the right to add, delete or modify such plan. However, such alteration will not relieve the Vendor from any of his obligations defined hereunder.

5.8  Remote Dial-In Diagnostics

As part of the TSS, Vendor will carry out remote dial-in diagnostics service. By this, Vendor shall as and when required monitor the relevant parameters of Broadband Access Reliance Network and carry out required corrections as well as make recommendations for improvement of the same . As part of this service, Vendor shall also provide hands-off training for software handling, disturbance reporting and software updates and upgrades/enhancements..

5.9  Breakdown Maintenance Support

In the event of any fault/problem, Reliance, as part of O&M activity, shall undertake trouble-shooting as per the processes and procedure laid down in the Maintenance Procedure Manual for such  Products and make effort to resolve the issue prior to lodging the CSR with the Vendor. However, for Critical and Major problems CSR shall be lodged simultaneously with the Vendor besides carrying out the internal trouble-shooting process. In order to facilitate Vendor for providing best services, Reliance shall carryout the following:

•                  Performing day to day in-house basic maintenance and Network Operations as per OA&M;

•                  Monitoring network and system alarms;

•                  Performing diagnosis in accordance with instructions provided by Vendor and carryout the initial remedial action including the Remote Dial-up Diagnosis;

•                  Operating and controlling Reliance’s internal help desk for logging and tracking fault inquiries, prioritizing events, and escalating as required to Vendor’s Technical Support Team; and

•                  Gather data whatever required for Vendor to provide technical support.

In the event of CSR raised by Reliance for Breakdown Maintenance Vendor shall ensure resolution of the problems/faults as per the procedure indicated in the CSR Handling within the resolution time as specified in Clause 19.7.4. Vendor, as part of resolution activities, shall ensure minimum of the following:

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•                  Troubleshoot problems using diagnostic utilities;

•                  Diagnosis of routine hardware/software problems;

•                  Provide advice on how to detect and resolve hardware problems;

•                  Advise on issues requiring hardware replacements;

•                  Diagnosis of issues related to interoperability;

•                  Analysis of trace/log/dump/operational measurement information;

•                  Root Cause Analysis of emergency incidents;

•                  Identify and resolve code level problems as per severity levels as specified hereinabove;

•                  Test and release code corrections;

•                  Provide regular on-going updates and upgrades; and

•                  Provide case resolution and agree closure.

5.10        Help Desk Service

Vendor shall provide, a Help Desk Service which will be adequately staffed and shall be the  “One Point Contact” for the Reliance to lodge the CSR and to solve all day to day minor problems/faults ( if the problem/fault is not resolved by Reliance maintenance and operation engineer at first level) which impair operation of Broadband Access Reliance Network.

Vendor customer support website – [***] is the front end for the provision of TSS .  This website will allow Reliance  maintenance and operation engineers to log in Broadband Access Reliance Network and Product  problems along with the perceived severity and problem details.  Trouble tickets entered via this website are continuously monitored and an acknowledgement will be available within [***].  In addition to the web based trouble reporting system, Vendor will also provide a 24 * 7 hotline toll free access number, which should be used to report Critical or Major problems.

This Help Desk service shall be made available   for providing technical assistance on [***] basis.

The person in charge of the Help Desk shall be one point contact and responsible for establishing communication between Reliance’s engineers and the Vendor’s local/regional/national/ Asia Pacific/corporate personnel. However, Reliance reserves the right to contact directly any personnel of the Vendor if it is felt necessary.

In the event of telephone contact is not sufficient to resolve the problems, experienced personnel of Vendor shall remain available for dial-in-diagnostics and visits to the Network Location.

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Vendor shall provide to Reliance its Help Desk process, management and organisation and same shall be attached herewith as Schedule L (Vendor Help Desk Process, Management and Organisation) engaged in providing the services through its Help Desk.

5.11        Emergency Services

For Critical and Major Problems, as decided by Reliance emergency CSR shall be raised against which Vendor is liable for providing Emergency Services. By this, Vendor provides to Reliance the access to the experts available [***]. If any emergency service is sought via Help Desk the same shall be provided on [***] basis.

In order to take assistance during the emergency, the Vendor shall make available of its experts either [***], as required, on telephone. Based on the nature of problems, the Vendor’s experts shall advise the solution to Reliance over phone or if necessary, he will arrange for remote access for the Broadband Access Reliance Network through dial-up-link. In the event of failure to solve the problems through phone, Vendor will arrange immediately for his expert’s site visit to resolve the problems.

5.12        Technical Consultancy Services:

As part of this service to be provided by the Vendor hereunder technical consultancy services shall be provided through Help Desk. Such services shall include minimum of the following but not limited to the same:

•                  Any clarifications sought by Reliance with regard to either the specifications, maintenance or operations of the equipment/software covered hereunder. For this purpose, Vendor shall ensure timely response so that there is no impact on the operations of the Broadband Access Reliance Network;

•                  To provide any information on the procedures/systems of maintenance, operations or maintenance of the Broadband Access Reliance Network;

•                  To provide all information about the latest developments in the Products, Specifications, configuration and functional aspects;

•                  To provide any information on statutory regulations and assisting Reliance in meeting such regulations;

•                  To provide all Management Information System (‘MIS’) reports as mutually agreed ;

•                  To provide implementation procedures and ways and means to use the various existing features and provide work around with existing features to give tailor made solutions to certain requirements; and

•                  To provide information on a continuous basis about the developments took place in introducing new features and evaluation of the same with respect to its functional aspects, acceptance in the market and business opportunities.

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In the event of telephone contact is not sufficient to resolve the problems, experienced personnel of Vendor shall remain available for dial-in-diagnostics and site visit/s as may be mutually agreed.

5.13        Root Cause Analysis Of Repeated, Critical & Major Faults:

Vendor shall be responsible for monitoring and collecting data with respect to the repeated and emergency failures (Critical and Major) analyse the same for the cause of such failures and the resolution thereof. Root cause failure reports are also to be provided to Reliance. The reports shall include:

•      Modules exchanged;

-                    By type;

-                    By network;

•      Non conformance from the specified parameters;

•      Customer specific statistics vs. global statistics;

•      Product enhancement actions;

•      Process enhancement actions;

•      Analyze the problem/fault for its causes;

•                  For this purpose, if required, experts from region/national/Asia pacific/corporate levels shall be deputed for ascertaining such causes;

•                  Ascertaining the concrete reasons for occurrence of such causes;

•                  Action plan  for avoiding such failure/fault completely in future;

•                  Implementation of such action plan after duly accepted by Reliance;

•                  Monitoring the effect of the action taken, collecting data, preparation of report and submission of the same to Reliance;

•                  MTBF analysis report/no trouble found analysis for all Network elements based on the fault observed on the Broadband Access Reliance Network; and

•                  Create reports recording Critical/Major problems and their resolution for review which shall be done periodically by Vendor and Reliance.

5.14        Repair &  Replacement Service

This Repair and Replacement Service covers the repair/replacement and return of the defective Field Replaceable Unit (FRUs) for the  Products supplied by the Vendor. Reliance shall  place the Purchase Order for Repair and Return Service on the Vendor.

Vendor shall provide for Reliance’s approval, Vendor’s Repair and Replacement procedures and processes that are in place to ensure Vendor’s compliance with the MTTR as specified in Section 19.7 Response and Restoration Time, above.

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In the process of resolution of the Critical and Major problems/faults the spares for field replacement units may be used from the stock of spares maintained by Reliance The original components/parts which are defective and removed from the Products shall be repaired and replaced by the Vendor with [***] to Reliance during the Product Warranty Period. During  and after the expiry of the Product Warranty Period Vendor shall repair and replace  the defective Products within such time periods so as to comply with the Service Levels.

For this purpose the Vendor shall be responsible for providing back up parts/ components, FRUs as spare in order to meet the MTTR as specified in Section 19.7 Response and Restoration Time, above. In addition if the spares stock of Reliance for Critical spares falls below [***] of the recommended spares stocking level at any Location within India, as recommended by the Vendor as per Section 3.3.of the Broadband Access Equipment Contract then the Vendor shall  replenish such  spare [***], upon notification by Reliance. For the spares other than the Critical spares the same shall be replenished within a period of [***]. In addition if any non critical spare used for resolution of Critical/Major fault , the level of which has fallen below [***] of the recommended level, the same shall be replenished within a period of [***]. All the  logistics activities and related costs  while replenishing the spare stock shall be the responsibility of the Vendor. At the time of calculation of the aforesaid [***] , rounding of be carried out to full number by ignoring the decimal, if any.

Any spares sent for repair either within India or outside India shall be repaired and rectified immediately and made available for despatch to Reliance designated location within [***] from the date of receipt of defective parts / components at the Repair Centre of the Vendor.

Vendor shall provide, the details of their repair centres available within India  and also worldwide (Schedule B) along with the specific details about what level of repair and rectification process is carried out in such centres..

The Vendor shall be responsible for carrying out all logistics activities to send the defective parts to the Vendor’s repair centre, getting the same back as well as  the delivery at the Vendor’s location in India or  to Reliance’s designated spare stock location OR MCN Location in India .   Vendor shall be responsible for collection of all the defective FRUs from the designated MCN locations , at its own cost including the transportation  and insurance costs

[***]

Vendor shall responsible for packing the Products or part thereof in such a way that the same is worthy enough to bear the stress, strain and impact while in transit or handling. Please also refer the clause “Packaging” in the chapter “Logistics Management”.

In the event of failure to identify the defect or to repair the item or the part/ component of the items can not be repaired, the Vendor is responsible for replacement of the item

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with new one of same specification [***]. Such replaced parts shall become the property of Reliance on receipt of the same.

The spares which are repaired and returned/replaced shall be subjected to in-house testing and acceptance at Reliance’s end. within [***] of receipt of such FRU. In the event of any defect found during the testing which renders the repaired /replaced spare/parts unusable, Vendor shall take all responsibilities and bear [***] to be incurred in making good such items including [***].

Reliance shall co-operate with the Vendor in all export/import documentation required from Reliance for this activity .

In the event that a repaired or replaced FRU fails to function in accordance with the Specifications when installed, Vendor shall replace the BN Terminal or COT in which such FRU is installed at no additional cost to Reliance.

5.15        Spares Management:

For provisions relating to management of spares, reference be made to the Schedule K “Spares Management” attached herewith.

5.16        Management Information System

Vendor is responsible for maintaining all documents and issue to Reliance, all relevant  reports pertaining to TSS  and obligations covered hereunder. Reliance reserves the right to audit such documents or reports at any time and to suggest any addition/deletion and modification to the documents/information provided they are mutually agreed upon. Such audit and suggestion shall not relieve the Vendor from his obligations covered hereunder .

The Vendor shall maintain the following documents but not limited to the same during the Request for Assistance – CSR  details;

•                                          The Initial Response Sheet  - IRA details;

•                                          History of maintenance carried out;

•                                          Details of all the Products covered under TSS;

•                                          Details of inventory of spares with minimum details as per the SPIR form;

•                                          Details of upgradation carried out on equipment/software;

•                                          Details of Sub-contractors and their responsibilities;

•                                          Details of Service Levels achieved  –  As per the Service Availability Report  –  SAR; and

•                                          Details of the invoices raised by Vendor and the payments made by Reliance.

•                                          All documents concerning movement of spares within India and outside India

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The above documents shall be maintained on online basis and shall be subjected to audit by Reliance authorised personnel anytime during the subsistence of TSS. For this purpose, the Vendor shall extend unlimited access to the records and documents. Reliance reserves the right to take possession of the documents either during the duration of  TSS or thereafter at its sole discretion.

Reliance reserves the right to suggest any other formats or information and request Vendor to maintain such details as and when it becomes necessary Vendor shall be liable to maintain such details on online basis.

Vendor is responsible for design, develop and maintain a comprehensive System and database for the  Products. All the activities pertaining to TSS shall be captured in the same and shall be available for deriving any type of reports required for the Reliance. Reliance reserves the right to have direct access to such maintenance module. Vendor shall furnish minimum of the following reports but not limited to the same to Reliance:

•                  Service Availability report - Once in a  [***] (the Help Desk Engineer shall submit to the  NOC in charge of Vendor who in turn will submit the same to the O&M in charge identified from Reliance’s end) ;

•                  Root Cause Analysis Report - as and when it is required (this shall be sent immediately to Reliance’s in-charge for O&M after resolution of the Emergency/Major/Critical problems);

•                  Upgradation / Enhancement Report - as and when required (This shall be submitted by the Vendor’s circle in-charge to the Reliance s circle in-charge for O&M);

•                  Global Data Analysis Report;

•                  System Performance Analysis Report [***];

•                  Vendor’s/other Reliance Experience Report worldwide and feedback on any issues and resolution passed etc., which are relevant to the business of the Reliance.

•                  Spare in stock at Vendor’s premises under repair /in transit report

5.17        Quality Improvement Analysis

Vendor will carry out analysis of the Broadband Access Reliance Network and ensure the continuous improvement in the quality of the same . In this connection, Vendor shall

•                  Analyze the configuration and performance of the Broadband Access Reliance Network and makes specific recommendation for the action to be taken for improvement;

•                  Review and provide report to identify intermittent problems that may affect the Broadband Access Reliance Network including detection and correction of database errors created during the operations of the Broadband Access Reliance Network, which cannot be resolved during the day to day operations;

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5.18        Software and Firmware Updates and Upgrades

Vendor will provide all Software, firmware Updates/Upgrades (major/ minor) and, Combined Releases as per the charges  specified in Exhibit A to the Broadband Access Services Contract to to Reliance during a period of [***] including the applicable Product Warranty Period. Software and firmware Updates/Upgrades should be provided in case of an emergency problem with minimal testing to correct the Critical problems. Any such  Update/Upgrade will be fully tested and provided in the next available  Update/Upgrade.

Vendor shall be responsible for correcting any problems arising with the Software  irrespective of any Software Updates/Upgrades are released or yet to be released for such problems. Software Update shall include the following:

•                  Software correction for complete release of a feature; and

•                  Repair loads, or Software Updates to take care of critical bug fixes and corrections into the generic software release.

Vendor shall be responsible for installation, testing and verification of all Updates and Upgrades, Combined Releases and any other correction software provided as part of  TSS.

If Reliance is operating a Software version which is not the current minimum supported version, the Vendor is responsible for upgradation/enhancement of such software to the most current version of the same and carry out TSS. However, in the process of providing TSS for the Software Vendor shall not wait for upgradation/enhancement of the Software and will ensure that the defect is fixed without any delay. However, Vendor shall subsequently ensure upgradation and enhancement.

5.19        Meetings

Reliance and Vendor agree to set up task force consisting of technical and managerial personnel/executives from both the parties. The task force will meet [***] and which meeting will be a forum to review, discuss, status of the operation of the Broadband Access Reliance Network, technical support calls, field visits, module replacements and configuration analysis status of Services levels and improvements thereof, requirements of Reliance and recommendations from the Vendor improvements in operation and maintenance of the Broadband Access Reliance Network.

These meeting shall also be the occasion to share information between Reliance and Vendor at a detailed operational level to find opportunities for improving practices, product features or network reliability.

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5.20        Access to Database

Vendor shall allow Reliance to access all available inventory management system for tracking and analysing all  spares at all location of Vendor and provide assistance to Reliance for interfacing the same with the inventory system maintained by Reliance.

In addition, subject to the confidentiality arrangements Vendor shall provide access to its database for the problems encountered and its solutions in provision of services in other networks world wide and which are accessible and available with Vendor’s local representative.

5.21        Predictive and Analytical Reports

Reliance shall carry out the first level maintenance. Vendor shall assist to carry out fault analysis and trending to adjust and conform to specifications and to specify corrective measures. Vendor shall lead/support to analyze trends and predict potential failures or service degradations before they are detected by alarm/performance threshold crossings. The results of the predictive and analytical reports shall contain the standard accessible information after analysis as well as the data available in respect of the relevant module, during the manufacturing and testing, which can be used as a guide for analyzing the patterns and trending. These reports shall be used for development and improvement of the Broadband Access Reliance Network.

5.22        Obsolescence and Up-gradation Activities Management:

Vendor is responsible for continuous monitoring of Products including spares for its obsolescence. For this purpose, Vendor shall monitor the developments taking place with respect to the improvements/enhancements/functional features either in the market or in the research and development centres of different original suppliers of the  Products and keep Reliance informed about the same well in advance. Also, Vendor shall recommend specifically the new products/developments/features/functional or capacity enhancements to Reliance for approval and implementation.

Schedule A           :               Format of CSR Form

Schedule B           :               List of Repair Centres and Global Service Centres

Schedule C           :               Preventive Maintenance Plan / Schedule

Schedule D           :               Repair and Replacement /Return Advice

Schedule E            :               Initial Response Sheet

Schedule F            :               Service Availability Report

Schedule G           :               Service Availability Payment Certification

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Schedule H           :               List of O& M In charge

Schedule I             :               Overall Maintenance Activity Report

Schedule J      :                     Process of Repair and Replacement

Schedule K           :               Spare Management

Schedule H :                         Vendor Help desk Process, Management and Organisation

19

Customer Service Request (Attachment A)

CSR no.	:	Circle Name	:
		City Name	:
CSR Date	:	Site name	:
		Site GIS UID	:

Target Resolution Time	:	Actual Resolution Time and Date	:

Category of Fault	:	(Critical\Major\Minor)

Time of raising the CSR	:

Copies sent to (Tick as Relevant)
Field	:
Regional	:
National	:
Asiapacific	:
Corporate	:

Nature of Fault

Initial Internal Maintenance activity performed and result

Escalation Required	:	Y/N To:
Escalation Note	:

Action Required by Contractor

Signature of Reliance Field Engineer

Name :

Empl. No. :

LIST OF REPAIR CENTRES AND GLOBAL SERVICE CENTRES

(ATTACHMENT B)

[***]

Reliance Infocomm Broadband FTTB Access Network

Preventive Maintenance Document (Attachment C)

Introduction:

This document highlights some of the important points that are to be taken care of during the installation and routine operation of the AN FTTB to ensure smooth and reliable operation of the system.  The AN FTTB is a reliable and maintenance free Access Node and the amount of post installation maintenance required is negligible.  The items given below can be considered as general guidelines for maintenance in addition to the system configuration and system installation rules already provided.

Audience

This document is intended as a guideline to the Installation and Commissioning Engineers, O&M Staff and Network planning groups to create procedures and processes for installation of the AN FTTB network

[***]

R&RR No : -	Circle Name : -	Site Name : -
	City Name : -	GIS UID : -
R&RR Date : -	Store Location : -

Sr. no.	Item Description	Part No	UOM	Quantity	Fault Identified	Corrective action Suggested	Qty issued by Stores	Item Identification Reference	Items Received by
1
2
3
4
5
6
7
8

Items to be sent to

Root Cause Analysis

Prepared by	Verified & Authorised

Name & Signature	Name & Signature

Description

IRS no.	:	CSR no.	:

IRS date	:	CSR date	:

IRS Time	:	Circle	:
		City	:
		Site	:
		GIS UID	:

Fault Reported

Remedial Action suggested

Contractor’s Engineer	Signature	Name :
Phone :
Fax no. :

Downtime
Sr. No.	Circle Name	City Name	Critical	Major	Minor	Total Downtime	Service Level

Service Availability-Certification for Payment (Annexure - 7)

Description

Circle Name

Operations Incharge Name :

Period From :
To :

Contractor’s Invoice Reference
(for the above period)

Invoice Amount

Service Level Achieved

Recommended for payment : In full \ In partial

If Partial
Amount to be withheld
Amount to be deducted

Special Remarks

Circle Operation Chief Signature

Note :
To Accounts : Original copy
To Contractor : Duplicate copy
To Operations Chief’s Office : Triplicate copy

List of O and M In Charge (Annexure - 13)

O&M Incharge
Sr. no.	Circle	Address	Name	Designation	Phone	Mobile	Email	Fax
1
2
3
4
5
6
7
8

Sr. No.	CSR No.	Category of Fault	Fault in brief	Equipment Name	Equipment Ref. No.	Component Description

Component Part No.	CSR time	Initial Response Time	Restoration Time	Time taken to restore	Corrective Action	Total down time

Proposal for Broadband FTTB Access Network

Process for Repair and Replacement  (Attachment H)

1.                                      PURPOSE

The purpose of this ‘Return Material Process’ (hereinafter referred to as “RMC”) is to prescribe a detailed process to ensure proper handling of Defective Parts/Items requiring repairs and/or replacement within  outside the contracted warranty period.

2.                                      DEFINITIONS

“FRU” (Field Replacement Unit)  shall mean the Equipment, sub-assembly, component, or the part, supplied under the Contract, which have become unserviceable and which require repair, or replacement in order to again become serviceable.

[***]

ANNEXURE – A

Information to Accompany the Defective FRU : Defective Report

Customer Name :

Complaint Date	Complaint Raised By :

Proprietary and Confidential

Site Name :		Location : MUMBAI/PUNE

Part No :		Serial No :

Description :

Invoice No :	Invoice Date :		B/E No. & Date :

REMARKS

ANNEXURE – B

Documents to Accompany the [***]

COMMERCIAL INVOICES FOR RE-EXPORT/IMPORT OF DEFECTIVE FRUS.

Vendor Manager  shall prepare the Commercial Invoice/Delivery Challan which will contain the following information:

(a)          Invoice Number and Date.

Proprietary and Confidential

(b)          Carton No./Authorization Number.

(c)          Serial Number of [***].

(d)          Part number of [***].

(e)          Description of [***].

(f)            Quantity of [***].

(g)         Declared value (cost price) for Customs Purposes

(h)         Signature.

DOCUMENT REQUIRED

DOCUMENTS REQUIRED AT THE TIME OF RE-EXPORT

Following documents are required to facilitate export of [***].  Customer shall furnish these documents to Vendor along with the [***].  Without these documents no consignment can be exported.

(a)          Original Export Invoice

(b)          Original GR Waiver issued by Bank ( Original Triplicate Copy or Exchange Control copy of  Bill of Entry)

(c)          Copy of Import Invoice  against which the items/parts/ equipment was initially imported.

(d)          Original Duplicate Importers’ copy of Bill of Entry

(e)          Declaration by Vendor regarding price/serial no. of defective items and address of the Repair Center.

(f)            Authority letter incase of RS&R for third party equipment.

(g)         Request letter to AC Exports regarding permission for Re-export.

(h)         Insurance Cover Note.

DOCUMENTS REQUIRED AT THE TIME OF  RE-IMPORT  AFTER REPAIRS

Following documents are required at the time of re-import of repaired/replaced [***].

(a)          Original Invoice mentioning  serial no. of  repaired items/parts, which should match with the corresponding export invoice.

(b)          Repair Certificate from Repair Center.

Proprietary and Confidential

(c)          Original Export Shipping Bill.

(d)          Original Export Airway Bill.

(e)          Original dispatch documents consisting of following :

•                  Master Airway Bill.

•                  House Airway Bill

•                  Airlines Delivery Order

•                  Freight Forwarders Delivery Order

•                  Import General Manifest

•                  Pre-condition: Items/Parts which are exported for repairs, the same should come back after repair.

•                  Proper identity should be established at the time of re-import in terms of serial nos.

REQUIREMENT FROM OTHER ORGANISATIONS/ DEPARTMENTS/  CUSTOMER

•                  All the Import documents pertaining to the import of original Equipment shall be provided by the Customer

•                  All the Export Documents shall be given to the CFO department for getting the GR - Waiver. Only on receipt of GR-waiver and Export Documents, [***] can be sent to the repair center abroad.

Proprietary and Confidential

Reliance and UTStarcom Proprietary & Confidential

Schedule N

SPARES MANAGEMENT

1

CHAPTER  : SPARES MANAGEMENT

1.1                                         INTRODUCTION :-  In order to ensure the continuous operations of the entire Network and to provide the highest level of service to the customers, it is Reliance desire to ensure the availability of all the spares .  For this purpose, the entire Spares Management procedures and processes are defined in this Chapter which depicts out the complete obligations on both Reliance and Vendor.

1.2                                         PHILOSOPHY :-  It is Reliance philosophy that the spares are stocked adquately in number for serving the Equipment in the Network.  The spares shall be stocked in locations in such a way that the same are available to the site within a very short time so that the problem resolution times are met.  The spares shall strictly be used for the purpose of Broadband Access Reliance Network and the Inventory management of the same shall be strictly monitored scientifically.

[***]

2

Broadband FTTB Access Network

Help Desk Procedure - Attachment J

[***]

Proprietary and Confidential

HIGHLY CONFIDENTIAL

MARCH 16 2002

BACKBONE NETWORK

RESPONSIBILITY MATRIX

ANNEXURE - R

To the Backbone Services Contract between

RELIANCE COMMUNICATIONS PRIVATE LIMITED,
“Reliance”

and

[INSERT NAME],
“Contractor” or “Contractor”

Dated as of                            , 2002

RESPONSIBILITY MATRIX:$Inc=Included in cost of Equipment & Software supplied under the Documents ; $C = Charges for Installation,Testing,Commisioning services. ; $R = Retained expenses; $MS = Management services as laid down in the Documents; $ TS = Training services as laid down in the Documents; $TSS = Technical Support Services  as laid down in the Documents; $PT=Pass through expenses.

[***]